Exhibit 4.1

SHIFT4 PAYMENTS, LLC

SHIFT4 PAYMENTS FINANCE SUB, INC.

4.625% SENIOR NOTES DUE 2026

INDENTURE

Dated as of October 29, 2020

U.S. BANK NATIONAL ASSOCIATION,

as Trustee

i

This INDENTURE, dated as of October 29, 2020, is by and among Shift4 Payments, LLC, a Delaware limited liability corporation (the “Issuer”), Shift4 Payments Finance Sub, Inc., a Delaware corporation (the “Co-Issuer” and, together with the Issuer, the “Issuers”), each Guarantor (as defined below) listed on the signature pages hereto and U.S. Bank National Association, as trustee (the “Trustee”).

The Issuers, each Guarantor and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders of the Issuers’ unsecured senior notes issued from time to time under this Indenture (the “Notes”).

ARTICLE 1 DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01    Definitions.

For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

“144A Global Note” means one or more Global Notes in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with and registered in the name of the Depositary or its nominee issued in an aggregate denominational amount equal to the outstanding principal amount of the Notes sold in reliance on Rule 144A.

“Additional Assets” means:

(a)    any Property (other than cash, Cash Equivalents and securities) to be owned by the Issuer or any Restricted Subsidiary and used in a Related Business; or

(b)    Capital Stock of a Person that becomes a Restricted Subsidiary as a result of the acquisition of such Capital Stock by the Issuer or another Restricted Subsidiary from any Person other than the Issuer or an Affiliate of the issuer; provided, that, in the case of clause (b), such Restricted Subsidiary is primarily engaged in a Related Business.

“Additional Notes” means any Notes (other than Initial Notes and Notes issued under Sections 2.06, 2.07, 2.10, 3.06 and 3.09) issued under this Indenture in accordance with Sections 2.02 and 2.14, as part of the same series as the Initial Notes or as an additional series.

“Affiliate” of any specified Person means:

(a)    any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person; or

(b)    any other Person who is a director or officer of:

(1)    such specified Person;

(2)    any Subsidiary of such specified Person; or

(3)    any Person described in clause (a) above.

For the purposes of this definition, “control,” when used with respect to any Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Agent” means any Registrar, co-registrar, Paying Agent or additional paying agent as provided in Section 2.03.

“Alternative Currency” means any lawful currency other than U.S. dollars that is freely transferable into U.S. dollars.

“Applicable Measurement Period” means the most recent four consecutive fiscal quarters for which internal financial statements are available.

“Applicable Procedures” means, with respect to any transfer, redemption or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary, Euroclear and Clearstream that apply to such transfer, redemption or exchange.

“Approved Member States” means Belgium, France, Germany, Ireland, Italy, Luxembourg, The Netherlands, Spain, Sweden and the United Kingdom.

“Asset Sale” means any sale, lease, transfer, issuance or other disposition (or series of related sales, leases, transfers, issuances or dispositions) by the Issuer or any Restricted Subsidiary, including any disposition by means of a merger, consolidation, amalgamation or similar transaction (each referred to for the purposes of this definition as a “disposition”), of the following:

(a)    any shares of Capital Stock of a Restricted Subsidiary (other than directors’ qualifying shares), or

(b)    any other Property of the Issuer or any Restricted Subsidiary outside of the ordinary course of business of the Issuer or such Restricted Subsidiary,

other than, in the case of clause (a) or (b) above:

(1)    any disposition by a Restricted Subsidiary to the Issuer or by the Issuer or a Restricted Subsidiary to a Restricted Subsidiary,

(2)    any disposition that constitutes a Permitted Investment or Restricted Payment permitted by Section 4.10;

(3)    any disposition effected in compliance with Section 5.01 or Section 5.03;

(4)    sales, transfers and other dispositions of notes receivable or accounts receivable (whether now existing or arising or acquired in the future) and any assets related thereto to a Securitization Entity or a Receivables Purchaser under or pursuant to a Qualified Receivables Transaction;

(5)    any sale or disposition of cash or Cash Equivalents;

(6)    foreclosures, condemnation or any similar action on assets or the granting of Liens not prohibited by this Indenture;

(7)    any sale, exchange or other disposition of any property or equipment that has become damaged, worn out, obsolete or otherwise unsuitable or unnecessary for use or in connection with scheduled turnarounds, maintenance and equipment and facility updates;

(8)    the creation of a Permitted Lien and dispositions in connection with Permitted Liens;

(9)    any issuance or sale of equity interests in, or Debt or other securities of, an Unrestricted Subsidiary;

(10)    any disposition in a single transaction or a series of related transactions of assets for aggregate consideration of less than $25.0 million;

(11)     (i) any exchange of like property (excluding any boot thereon) for use in a Similar Business and (ii) dispositions of property to the extent that (x) such property is exchanged for credit against the purchase price of similar replacement property, or other assets or services of comparable or greater value or usefulness to the business (including transactions covered by Section 1031 of the Code or any comparable provision of any foreign jurisdiction) as determined by the Issuers in good faith or (y) an amount equal to the Net Proceeds of such disposition are promptly applied to the purchase price of such replacement property;

(12)    any issuance, disposition or sale of Equity Interests in, or Indebtedness or other securities of, an Unrestricted Subsidiary (or a Restricted Subsidiary which owns an Unrestricted Subsidiary so long as such Restricted Subsidiary owns no assets other than the equity interests of such Unrestricted Subsidiary);

(13)    the disposition of any assets (including Equity Interests) acquired in a transaction after the Issue Date, which assets are not used or useful in the core or principal business of the Issuer and its Restricted Subsidiaries, (i) made in connection with the approval of any applicable antitrust authority or otherwise necessary or advisable in the good faith determination of the Issuer to consummate any acquisition or (ii) which, within 90 days of the date of such acquisition, are designated in writing to the Trustee as being held for sale and not for the continued operations of the Issuer or any Restricted Subsidiary or any of their respective businesses;

(14)    any sale, transfer or other disposition to effect the formation of any Subsidiary that is a Delaware Divided LLC; provided that upon formation of such Delaware Divided LLC, such Delaware Divided LLC shall be a Restricted Subsidiary;

(15)    dispositions in connection with the undertaking or consummation of any Permitted Reorganization or any Tax Restructuring and, in each case, any transaction related thereto or contemplated thereby;

(16)    dispositions in connection with Cash Management Services, Permitted Treasury Arrangements and related activities, in each case, in the ordinary course of business;

(17)    the termination or settlement of Hedging Obligations in the ordinary course of business;

(18)    any Sale and Leaseback Transactions;

(19)    (i) dispositions of inventory or equipment or immaterial assets in the ordinary course of business (including on an intercompany basis) and (ii) the leasing or subleasing of real property in the ordinary course of business;

(20)    dispositions of Investments in joint ventures to the extent required by, or made pursuant to, buy/sell arrangements between joint venture or similar parties set forth in the relevant joint venture arrangements and/or similar binding arrangements;

(21)    dispositions and/or terminations of leases, subleases, licenses or sublicenses (including the provision of software under any open source license), (i) the disposition or termination of which will not materially interfere with the business of the Issuer and its Restricted Subsidiaries or (ii) which relate to closed facilities or the discontinuation of any product line;

(22)    (i) any termination of any lease in the ordinary course of business, (ii) any expiration of any option agreement in respect of real or personal property and (iii) any surrender or waiver of contractual rights or the settlement, release or surrender of contractual rights or litigation claims (including in tort) in the ordinary course of business;

(23)    dispositions or consignments of equipment, inventory or other assets (including leasehold interests in real property) with respect to facilities that are temporarily not in use, held for sale or closed;

(24)    any (i) licensing and cross-licensing arrangements involving any technology, intellectual property or intellectual property rights of the Issuer or any Restricted Subsidiary in the ordinary course of business and (ii) dispositions, abandonments, cancellations or lapses of intellectual property rights, or issuances or registrations, or applications for issuances or registrations, of intellectual property rights, which, in the good faith determination of the Issuer, are not material to the conduct of the business of the Issuer or its Restricted Subsidiaries, or are no longer economical to maintain in light of its use;

(25)    dispositions of all right, title and interest (fee, leasehold or otherwise) of the Issuer or any Restricted Subsidiary in and to real property (including, but not limited to, land, improvements and fixtures thereon) and related assets in the ordinary course of business in connection with relocation activities for directors, officers, employees, members of management, managers or consultants of the Parent, the Issuers and/or any Restricted Subsidiary; and

(26)    any sale of motor vehicles and information technology equipment purchased at the end of an operating lease and resold thereafter.

“Available RP Capacity Amount” means (i) the amount of Restricted Payments that may be made at the time of determination pursuant to clause (iii) of Section 4.10(a) (including, for the avoidance of doubt, giving effect to the conditions set forth in clauses (i) and (ii) of Section 4.10(a)) minus (ii) the sum of the amount of the Available RP Capacity Amount utilized by the Issuer or any Restricted Subsidiary to (A) make Restricted Payments in reliance on clause (iii) of Section 4.10(a) and (B) Incur any Indebtedness pursuant to clause (y) of the definition of “Permitted Debt” (including any Permitted Refinancing Debt thereof) plus (iii) the aggregate principal amount of Indebtedness repaid prior to or substantially concurrently at such time, solely to the extent such Indebtedness was incurred pursuant to clause (y) of the definition of “Permitted Debt” or constituted Permitted Refinancing Debt thereof and excluding amounts repaid with Permitted Refinancing Debt (it being understood that the amount under this clause (iii) shall only be available for use pursuant to clause (y) of the definition of “Permitted Debt”).

“Average Life” means, as of any date of determination, with respect to any Debt or Preferred Stock, the quotient obtained by dividing:

(a)    the sum of the product of the numbers of years (rounded to the nearest one-twelfth of one year) from the date of determination to the dates of each successive scheduled principal payment of such Debt or redemption or similar payment with respect to such Preferred Stock multiplied by the amount of such payment by

(b)    the sum of all such payments.

“Bankruptcy Law” means Title 11, U.S. Code or any other U.S. federal or state law relating to bankruptcy, arrangement, insolvency, winding up, liquidation, receivership, reorganization or relief of debtors, or the Bankruptcy and Insolvency Act (Canada), the Companies’ Creditors Arrangement Act (Canada) or any other Canadian federal or provincial law relating to, or the law of any other jurisdiction relating to, bankruptcy, arrangement, insolvency, winding up, liquidation, receivership, reorganization or relief of debtors.

“Board of Directors” means the board of directors of the Parent, as managing member of the Issuer.

“Board Resolution” of a Person means a copy of a resolution certified by the secretary or an assistant secretary (or individual performing comparable duties) of the applicable Person to have been duly adopted by the board of directors of such Person and to be in full force and effect on the date of such certification.

“Business Day” means any day other than a Legal Holiday.

“Business Expansion” means (a) each facility which is either a new facility, branch or office or an expansion, relocation, remodeling or substantial modernization of an existing facility, branch or office owned by the Issuer or a Restricted Subsidiary and (b) each creation or expansion into new markets (in one or a series of related transactions) of a business unit to the extent such business unit commences operations or each expansion (in one or a series of related transactions) of business into a new market.

“Capital Lease Obligation” means an obligation that is required to be accounted for as a financing or capital lease (and, for the avoidance of doubt, not a straight-line or operating lease) on both the balance sheet and income statement for financial reporting purposes in accordance with GAAP as in effect prior to giving effect to the adoption of ASU No. 2016-02 “Leases (Topic 842)” and ASU No. 2018-11 “Leases (Topic 842).”

“Capital Stock” means, with respect to any Person, any shares or other equivalents (however designated) of any class of corporate stock or partnership interests or any other participations, rights, warrants, options or other interests in the nature of an equity interest in such Person, including Preferred Stock, but excluding any debt security convertible or exchangeable into such equity interest.

“Capital Stock Equivalents” means all securities convertible into or exchangeable for Capital Stock and all warrants, options or other rights to purchase or subscribe for any Capital Stock, whether or not presently convertible, exchangeable or exercisable.

“Capital Stock Sale Proceeds” means the aggregate cash proceeds received by the Issuer from the issuance or sale by the Issuer of Qualified Equity Interests after the Issue Date, net of attorneys’ fees, accountants’ fees, underwriters’ or placement agents’ fees, discounts or commissions and brokerage, consultant and other fees and expenses actually incurred in connection with such issuance or sale and net of Taxes paid or payable as a result thereof.

“Cash Equivalents” means any of the following:

(a)    securities issued or fully guaranteed or insured by the federal government of the United States, the United Kingdom, Switzerland, any other member state of the European Union, any Approved Member State or any agency or sponsored entity of the foregoing maturing within 365 days of the date of acquisition thereof;

(b)    time deposit accounts, certificates of deposit, eurocurrency time deposits, overnight bank deposits, money market deposits and bankers’ acceptances maturing within 365 days of the date of acquisition thereof and issued by a bank or trust company organized under the laws of the United States, any state thereof, the District of Columbia, Switzerland, any other member state of the European Union, the United Kingdom, any non-U.S. bank, or its branches or agencies (fully protected against currency fluctuations) that, at the time of acquisition, is rated at least “A-2” by S&P or “P-2” by Moody’s (or such similar equivalent rating by at least one “nationally recognized statistical rating organization” (as defined in Rule 436 under the Securities Act)) or the “R-2” category by the Dominion Bond Rating Service Limited;

(c)    shares of any money market fund that (i) has at least 95.0% of its assets invested continuously in the types of investments referred to in clauses (a), (b) and (f) of this definition, (ii) has net assets that exceed $500.0 million and (iii) is rated at least “A-2” by S&P or “P-2” by Moody’s;

(d)    repurchase agreements entered into by any Person with a bank or trust company or recognized securities dealer having capital and surplus in excess of $250.0 million for direct obligations issued by or fully guaranteed or insured by the United States government or any agency or instrumentality of the United States in which such Person shall have a perfected first priority security interest (subject to no other Liens) and having, on the date of purchase thereof, a fair market value of at least 100.0% of the amount of the repurchase obligations;

(e)    commercial paper issued by a corporation (other than an Affiliate of the Issuer) with a rating at the time as of which any Investment therein is made of “P-2” (or higher) according to Moody’s or “A-2” (or higher) according to S&P (or such similar equivalent rating by at least one “nationally recognized statistical rating organization” (as defined in Rule 436 under the Securities Act)) or in the “R-2” category by the Dominion Bond Rating Service Limited; and

(f)    direct obligations (or certificates representing an ownership interest in such obligations) of the federal government of the United States, any state of the United States or the District of Columbia, Switzerland, any Approved Member State or any political subdivision or instrumentality thereof (including any agency or instrumentality thereof) maturing within 365 days of the date of acquisition thereof, provided, that at the time of acquisition the long-term debt of such state, province or political subdivision is rated, in the case of a state of the United States, one of the two highest ratings from Moody’s or S&P (or such similar equivalent rating by at least one “nationally recognized statistical rating organization” (as defined in Rule 436 under the Securities Act)), or the “R-2” category by the Dominion Bond Rating Service Limited;

provided, that, to the extent any cash is generated through operations in a jurisdiction outside the United States, Switzerland or an Approved Member State, such cash may be retained and invested in obligations of the type described in clauses (a), (b) and (e) of this definition to the extent that such are customarily used in such other jurisdiction for short-term cash management purposes.

“Casualty Event” means any involuntary loss of title, any involuntary loss of, damage to or any destruction of, or any expropriation, condemnation or other taking (including by any governmental authority) of, any property of the Issuer or any of its Restricted Subsidiaries. “Casualty Event” shall include but not be limited to any taking of all or any part of any real property of any person or any part thereof, in or by expropriation, condemnation or other eminent domain proceedings pursuant to any requirement of law, or by reason of the temporary requisition of the use or occupancy of all or any part of any real property of any person or any part thereof by any governmental authority, civil or military, or any settlement in lieu thereof.

“Change of Control” means the occurrence of any of the following events:

(a)    any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act or any successor of the foregoing), including any group acting for the purpose of acquiring, holding, voting or disposing of securities within the meaning of Rule 13d-5(b)(1)

under the Exchange Act, other than a Permitted Holder, becomes (including as a result of a merger, consolidation or amalgamation) the ultimate “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act, except that a person will be deemed to have “beneficial ownership” of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50.0% of the total voting power of the Voting Stock (other than Disqualified Stock) of the Parent (for purposes of this clause (a), such person or group shall be deemed to beneficially own any Voting Stock of a corporation held by any other corporation (the “parent corporation”) so long as such person or group beneficially owns, directly or indirectly, in the aggregate at least a majority of the total voting power of the Voting Stock of such parent corporation); provided, that any transaction in which the Parent becomes a Subsidiary of another person will not constitute a Change of Control unless more than 50.0% of the total voting power of the Voting Stock (other than Disqualified Stock) of such person is beneficially owned, directly or indirectly, by another person or group (other than a Permitted Holder);

(b)    the sale, transfer, assignment, lease, conveyance or other disposition, directly or indirectly (other than by way of merger, consolidation or amalgamation) of all or substantially all the Property of the Issuer and the Restricted Subsidiaries, considered as a whole to a Person (other than one or more Permitted Holders and other than a disposition of such Property as an entirety or virtually as an entirety to one or more Restricted Subsidiaries), shall have occurred; or

(c)    the Parent ceases to be the sole managing member or the sole manager of the Issuer.

“Co-Issuer“ means Shift4 Payments Finance Sub, Inc., a Delaware corporation.

“Clearstream” means Clearstream Banking S.A. and any successor thereto.

“Code” means the U.S. Internal Revenue Code of 1986, as amended.

“Commission” means the Securities and Exchange Commission and any successor entity thereto.

“Commodity Price Protection Agreement” means, in respect of a Person, any forward contract, commodity swap agreement, commodity option agreement or other similar agreement or arrangement designed to protect such Person against fluctuations in commodity prices.

“Comparable Treasury Issue” means the U.S. treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the Notes that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such Notes.

“Comparable Treasury Price” means, with respect to any redemption date:

(a)    the average of the bid and ask prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) on the third business day preceding such redemption date, as set forth in the most recently published statistical release designated “H.15(519)” (or any successor release) published by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded U.S. treasury securities adjusted to constant maturity under the caption “Treasury Constant Maturities;” or

(b)    if such release (or any successor release) is not published or does not contain such prices on such business day, the average of the Reference Treasury Dealer Quotations for such redemption date.

“Consolidated Current Liabilities” means, as of any date of determination, the aggregate amount of liabilities of the Issuer and its consolidated Restricted Subsidiaries which may properly be classified as current liabilities (including taxes accrued as estimated), after eliminating:

(a)    all intercompany items between the Issuer and any Restricted Subsidiary or between Restricted Subsidiaries; and

(b)    all current maturities of long-term Debt.

“Consolidated Fixed Charge Coverage Ratio” means, as of any date of determination, the ratio of:

(a)    the aggregate amount of EBITDA for the Applicable Measurement Period to

(b)    Consolidated Fixed Charges for such four fiscal quarters;

provided, that:

(1)    if

(A)    since the beginning of such period the Issuer or any Restricted Subsidiary has Incurred any Debt that remains outstanding or Repaid any Debt; or

(B)    the transaction giving rise to the need to calculate the Consolidated Fixed Charge Coverage Ratio is an Incurrence or Repayment of Debt,

Consolidated Fixed Charges for such period shall be calculated after giving effect on a pro forma basis to such Incurrence or Repayment as if such Debt was Incurred or Repaid on the first day of such period, provided that, in the event of any such Repayment of Debt, EBITDA for such period shall be calculated as if the Issuer or such Restricted Subsidiary had not earned any interest income actually earned during such period in respect of the funds used to Repay such Debt, and

(2)    if

(A)    since the beginning of such period the Issuer or any Restricted Subsidiary shall have made any Asset Sale or an Investment (by merger, amalgamation or otherwise) in any Restricted Subsidiary (or any Person which becomes a Restricted Subsidiary) or made an acquisition of Property which constitutes all or substantially all of an operating unit of a business or implemented a restructuring, operational changes or Business Expansions;

(B)    the transaction giving rise to the need to calculate the Consolidated Fixed Charge Coverage Ratio is such an Asset Sale, Investment, acquisition, restructuring, operational change or Business Expansion; or

(C)    since the beginning of such period any Person (that subsequently became a Restricted Subsidiary or was merged with or into the Issuer or any Restricted Subsidiary since the beginning of such period) shall have made such an Asset Sale, Investment, acquisition, restructuring, operational change or Business Expansion, then EBITDA for such period shall be calculated after giving pro forma effect to such Asset Sale, Investment, acquisition, restructuring, operational changes or Business Expansions as if such Asset Sale, Investment, acquisition, restructuring, operational change or Business Expansion had occurred on the first day of such period (including any pro forma expense and cost reductions calculated in good faith by a responsible officer of the Issuer as set forth in an Officers’ Certificate).

If since the beginning of such period any Person that subsequently became a Restricted Subsidiary or was merged, amalgamated or consolidated with or into the Issuer or any of its Restricted Subsidiaries since the beginning of such period shall have made any Investment, acquisition, disposition, merger, amalgamation, consolidation, discontinued operation, operational change or Business Expansion that would have required adjustment pursuant to this definition, then the Consolidated Fixed Charge Coverage Ratio shall be calculated giving pro forma effect thereto for such period as if such Investment, acquisition, disposition, merger, amalgamation, consolidation, discontinued operation, operational change or Business Expansion had occurred at the beginning of the applicable four-quarter period.

For purposes of this definition, whenever pro forma effect is to be given to an Asset Sale, Investment, acquisition, restructuring, operational change, Business Expansion or other transaction, the pro forma calculations shall be made in good faith by a responsible financial or accounting officer of the Issuer or its Restricted Subsidiaries and may include, for the avoidance of doubt, cost savings, operating expense reductions and synergies resulting from such Asset Sale, Investment, acquisition, restructuring, operational change, Business Expansion or other transaction which is being given pro forma effect, including the amount of “run rate” cost savings, operating expense reductions, operational improvements and synergies (“Expected Cost Savings”) with respect to any of the foregoing, the commencement of activities constituting a business line, the termination or discontinuance of activities constituting a business line or related to any other similar initiative (including any corporate or business restructuring initiatives) or transaction (including the effect of increased pricing in customer contracts, the renegotiation of contracts or other arrangements or efficiencies from the shifting of production of one or more products from one manufacturing facility to another) (which Expected Cost Savings shall be added to EBITDA (in an amount not to exceed 30.0% of EBITDA for the relevant period) until fully realized and calculated on a pro forma basis as though such Expected Cost Savings had been realized on the first day of the relevant period), net of the amount of actual benefits realized from such actions (it being understood that “run rate” shall mean the full reasonably expected recurring benefit that is associated with the relevant action); provided that (A) such Expected Cost Savings are factually supportable (or certified by an officer of the Issuer in good faith) and reasonably identifiable and projected by the Issuer in good faith to be realized as a result of actions that have been taken or initiated or with respect to which steps have been taken or initiated or are expected to be taken or initiated within 24 months (in the good faith determination of the Issuer) and (B) no Expected Cost Savings shall be added to the extent duplicative of any charges relating to such Expected Cost Savings that are included in the definition of EBITDA pursuant to the definition thereof or are excluded from Consolidated Net Income pursuant to the definition thereof and other add-backs and adjustments calculated in accordance with Regulation S-X.

If any Debt bears a floating rate of interest and is being given pro forma effect, the interest expense on such Debt shall be calculated as if the base interest rate in effect for such floating rate of interest on the date of determination had been the applicable base interest rate for the entire period (taking into account any Interest Rate Agreement applicable to such Debt if such Interest Rate Agreement has a remaining term in excess of 12 months). In the event the Capital Stock of any Restricted Subsidiary is sold during the period, the Issuer shall be deemed, for purposes of clause (1) above, to have Repaid during such period the Debt of such Restricted Subsidiary to the extent the Issuer and its continuing Restricted Subsidiaries are no longer liable for such Debt after such sale. Interest on any Debt under a revolving credit facility computed on a pro forma basis shall be computed based on the average daily balance of such Debt during the applicable period except as set forth in the first paragraph of this definition. Interest on a Capital Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by a responsible financial or accounting officer of the Issuer to be the rate of interest implicit in such Capital Lease Obligation in accordance with GAAP.

“Consolidated Fixed Charges” means, for any period, the sum, without duplication, of (a) Consolidated Interest Expense of the Issuer and its Restricted Subsidiaries, plus (b) any cash dividend paid or payable in respect of Preferred Stock or Disqualified Stock during such period other than to the Issuer (excluding in respect of Preferred Stock of the Issuer solely for purposes of calculating “EBITDA”).

“Consolidated Interest Expense” means, for any period, the total consolidated interest expense of the Issuer and its Restricted Subsidiaries for such period determined on a consolidated basis in accordance with GAAP plus, without duplication:

(a)    imputed interest on Capital Lease Obligations of the Issuer and its Restricted Subsidiaries for such period;

(b)    commissions, discounts and other fees and charges owed by the Issuer or any of its Restricted Subsidiaries with respect to letters of credit securing financial obligations, bankers’ acceptance financing and receivables financings for such period;

(c)    amortization of debt issuance costs, debt discount or premium and other financing fees and expenses incurred by the Issuer or any of its Restricted Subsidiaries during such period;

(d)    all interest paid or payable with respect to discontinued operations of the Issuer or any of its Restricted Subsidiaries for such period;

(e)    the interest portion of any deferred payment obligations of the Issuer or any of its Restricted Subsidiaries for such period; and

(f)    any net losses or obligations arising from hedging activities and/or other derivative financial instrument issued by the Issuer for the benefit of the Issuer or its subsidiaries.

“Consolidated Net Income” means, for any period, the consolidated net income (or loss) of the Issuer and its Restricted Subsidiaries determined on a consolidated basis in accordance with GAAP; provided, however, that the following shall be excluded in the calculation of “Consolidated Net Income”:

(a)    any net income (loss) of any Person (other than the Issuer) if such Person is not a Restricted Subsidiary, except that:

(1)    subject to the exclusion contained in clause (c) below, equity of the Issuer and its consolidated Restricted Subsidiaries in the net income of any such Person for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash distributed by such Person during such period to the Issuer or a Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution to a Restricted Subsidiary, to the limitations contained in clause (b) below); and

(2)    the equity of the Issuer and its consolidated Restricted Subsidiaries in a net loss of any such Person other than an Unrestricted Subsidiary for such period shall be included in determining such Consolidated Net Income;

(b)    any net income (loss) of any Restricted Subsidiary if such Restricted Subsidiary is subject to a prohibition, directly or indirectly, on the payment of dividends or the making of distributions, directly or indirectly, to the Issuer, to the extent of such prohibition, except that:

(1)    subject to the exclusion contained in clause (c) below, the equity of the Issuer and its consolidated Restricted Subsidiaries in the net income of any such Restricted Subsidiary for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash distributed by such Restricted Subsidiary during such period to the Issuer or another Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution to another Restricted Subsidiary, to the limitation contained in this clause); and

(2)    the equity of the Issuer and its consolidated Restricted Subsidiaries in a net loss of any such Restricted Subsidiary for such period shall be included in determining such Consolidated Net Income;

(c)    any gain or loss realized upon the sale or other disposition of any Property of the Issuer or any of its Restricted Subsidiaries (including pursuant to any Sale and Leaseback Transaction) that is not sold or otherwise disposed of in the ordinary course of business (provided that sales or other dispositions of assets in connection with any Qualified Receivables Transaction shall be deemed to be in the ordinary course);

(d)    any extraordinary gain or loss, any non-recurring or unusual item, and any charge associated with and/or payment of any actual or prospective legal settlement, fine, judgment or order;

(e)    the cumulative effect of a change in accounting principles;

(f)    any non-cash compensation expense realized for grants of performance shares, stock options or other rights to officers, directors and employees of the Issuer or any Restricted Subsidiary, provided that such shares, options or other rights can be redeemed at the option of the holders only for Qualified Equity Interests of the Issuer or its parent entity;

(g)    any unrealized gain or loss resulting in such period from Hedging Obligations (other than any unrealized gains or losses resulting from foreign currency re-measurement hedging activities);

(h)    premiums, fees, discounts, expenses and losses payable by the Issuer in such period in connection with any redemption or tender offer of Debt permitted hereunder, any acquisition, disposition, Investment, Repayment of Debt, issuance of Capital Stock or Capital Stock Equivalents, financing, recapitalization or the Incurrence of Debt permitted under this Indenture;

(i)    the effects of adjustments in the property, plant and equipment, inventories, goodwill, intangible assets and debt line items in the Issuer’s consolidated financial statements pursuant to GAAP resulting from the application of purchase accounting in relation to any acquisition or the amortization or write-off of any amounts thereof, net of taxes; and

(j)    any net gain or charge with respect to (i) any disposed, abandoned, divested and/or discontinued asset, property or operation (other than , at the option of the Issuer, any asset, property or operation pending the disposal, abandonment, divestiture and/or termination thereof), (ii) any disposal, abandonment, divestiture and/or discontinuation of any asset, property or operation (other than, at the option of such Person, relating to assets or properties held for sale or pending the divestiture or termination thereof) and/or (iii) any facility that has been closed during such period.

Notwithstanding the foregoing, for purposes of Section 4.10 only, there shall be excluded from Consolidated Net Income any dividends, repayments of loans or advances or other transfers of Property from Unrestricted Subsidiaries to the Issuer or a Restricted Subsidiary to the extent such dividends, repayments or transfers increase the amount of Restricted Payments permitted under Section 4.10 pursuant to clause (iii)(E) of Section 4.10(a).

“Consolidated Total Debt” means, as at any date of determination, an amount equal to the aggregate amount of all outstanding Debt of the Issuer and its Restricted Subsidiaries on a consolidated basis consisting of Debt for borrowed money (including drawn letters of credit and the outstanding principal balance of all third party Debt for borrowed money of the Issuer and its Restricted Subsidiaries represented by notes, bonds and similar instruments and excluding, for the avoidance of doubt, undrawn letters of credit), Obligations in respect of Capital Lease Obligations and Purchase Money Debt obligations as such amount may be adjusted to reflect the effect (as determined by the Issuer in good faith) of any Hedge Obligation in respect of the currency exchange risk relating to such third party debt for borrowed money, calculated on a mark-to-market basis and Guarantees of any of the foregoing (other than Debt of the Issuer and its Restricted Subsidiaries).

“Contribution Indebtedness” means Debt of the Issuer or any Restricted Subsidiary in an aggregate principal amount not greater than the aggregate amount of cash contributions (other than Excluded Contributions and any such cash contributions that have been used to make a Restricted Payment) made to the capital of the Issuer.

“Corporate Trust Office of the Trustee” shall be at the address of the Trustee specified in Section 12.02, or such other address as to which the Trustee may give notice to the Issuers.

“Credit Facilities” means one or more debt facilities (including, without limitation, the Senior Secured Credit Facilities), credit agreements, financings, commercial paper facilities, note purchase agreements, indentures, or other agreements, in each case with banks, lenders, purchasers, investors, trustees, agents or other representatives of any of the foregoing, providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables or interests in receivables to such lenders or other persons or to special purpose entities formed to borrow from such lenders or other persons against such receivables or sell such receivables or interests in receivables and including Qualified Receivables Transactions), letters of credit, notes or other borrowings or other extensions of credit, including any notes, mortgages, guarantees, collateral documents, instruments and agreements executed in connection therewith, in each case, as amended, restated, modified, renewed, refunded, restated, restructured, increased, supplemented, replaced or refinanced in whole or in part from time to time, including any replacement, refunding or refinancing facility or agreement that increases the amount permitted to be borrowed thereunder or alters the maturity thereof or adds entities as additional borrowers or guarantors thereunder and whether by the same or any other agent, lender, group of lenders, or otherwise.

“Currency Exchange Protection Agreement” means, in respect of a Person, any foreign exchange contract, currency swap agreement, currency option or other similar agreement or arrangement designed to protect such Person against fluctuations in currency exchange rates.

“Custodian” means, with respect to the Global Notes, the Person specified in Section 2.03(c) as Custodian with respect to the Global Notes, and any and all successors thereto appointed as custodian hereunder and having become such pursuant to the applicable provisions of this Indenture.

“Debt” means, with respect to any Person on any date of determination (without duplication):

(a)    the principal of and premium (if any) in respect of:

(1)    debt of such Person for money borrowed; and

(2)    debt evidenced by notes, debentures, bonds or other similar instruments for the payment of which such Person is responsible or liable;

(b)    all Capital Lease Obligations of such Person;

(c)    all obligations of such Person representing the deferred purchase price of Property, all conditional sale obligations of such Person and all obligations of such Person under any title retention agreement (but excluding trade accounts payable arising in the ordinary course of business); provided, that any earn-out obligations shall not constitute Debt until such obligation becomes a liability on the balance sheet of such Person in accordance with GAAP;

(d)    all obligations of such Person for the reimbursement of any obligor on any letter of credit, banker’s acceptance or similar credit transaction (other than obligations with respect to letters of credit securing obligations (other than obligations described in (a) through (c) above) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the third business day following receipt by such Person of a demand for reimbursement following payment on the letter of credit);

(e)    the amount of all obligations of such Person with respect to the Repayment of any Disqualified Stock or, with respect to any Subsidiary of such Person, any Preferred Stock (but excluding, in each case, any accrued dividends);

(f)    all obligations of the type referred to in clauses (a) through (e) above of other Persons and all dividends of other Persons for the payment of which, in either case, such Person is responsible or liable, directly or indirectly, as obligor, guarantor or otherwise, including by means of any Guarantee;

(g)    all obligations of the type referred to in clauses (a) through (f) above of other Persons secured by any Lien on any Property of such Person (whether or not such obligation is assumed by such Person), the amount of such obligation being deemed to be the lesser of the Fair Market Value of such Property and the amount of the obligation so secured; and

(h)    to the extent not otherwise included in this definition, Hedging Obligations of such Person.

The amount of Debt of any Person at any date shall be the outstanding balance, or the accreted value of such Debt in the case of Debt issued with original issue discount, at such date of all unconditional obligations as described above and the maximum liability, upon the occurrence of the contingency giving rise to the obligation, of any contingent obligations at such date. The amount of Debt represented by a Hedging Obligation shall be equal to:

(1)    zero if such Hedging Obligation has been Incurred pursuant to clauses (vi), (vii) or (viii) of Section 4.09(b); or

(2)    the notional amount of such Hedging Obligation if not Incurred pursuant to such clauses.

The amount of Disqualified Stock and Preferred Stock shall be equal to the greater of their respective voluntary or involuntary liquidation preferences and maximum fixed repurchase prices, in each case determined on a consolidated basis in accordance with GAAP. For purposes hereof, the “maximum fixed repurchase price” of any Disqualified Stock or Preferred Stock that does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Stock or Preferred Stock as if such Disqualified Stock or Preferred Stock were purchased on any date on which Debt shall be required to be determined pursuant to this Indenture, and if such price is not specified in such Disqualified Stock or Preferred Stock, such price will be the fair market value of such Disqualified Stock or Preferred Stock, such fair market value to be determined reasonably and in good faith by the Issuer.

“Default” means any event which is, or after notice or passage of time or both would be, an Event of Default.

“Definitive Note” means a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 2.06, in substantially the form of Exhibit A hereto except that such Note shall not bear the Global Note Legend and shall not have the “Schedule of Exchanges of Interests in the Global Note” attached thereto.

“Delaware Divided LLC” means any Delaware LLC which has been formed upon the consummation of a Delaware LLC Division.

“Delaware LLC” means any limited liability company organized or formed under the laws of the State of Delaware.

“Delaware LLC Division” means the statutory division of any Delaware LLC into two or more Delaware LLCs pursuant to Section 18-217 of the Delaware Limited Liability Company Act.

“Derivative Instrument” with respect to a Person, means any contract, instrument or other right to receive payment or delivery of cash or other assets to which such Person or any Affiliate of such Person that is acting in concert with such Person in connection with such Person’s investment in the Notes (other than a Screened Affiliate) is a party (whether or not requiring further performance by such Person), the value and/or cash flows of which (or any material portion thereof) are materially affected by the value and/or performance of the Notes and/or the creditworthiness of the Issuer and/or any one or more of the Subsidiary Guarantors (the “Performance References”).

“Depositary” means, with respect to any Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.03(b) as the Depositary with respect to such Notes, and any and all successors thereto appointed as depositary hereunder and having become such pursuant to the applicable provisions of this Indenture.

“Designated Non-Cash Consideration” means the Fair Market Value of non-cash consideration received by the Issuer or a Restricted Subsidiary in connection with an Asset Sale that is so designated as Designated Non-Cash Consideration pursuant to an Officers’ Certificate, setting forth the basis of such valuation, executed by the principal financial officer of the Issuer, as applicable, less the amount of cash or Cash Equivalents received in connection with a subsequent sale of or collection on such Designated Non-Cash Consideration.

“Disqualified Stock” means any Capital Stock of the Issuer or any of its Restricted Subsidiaries that by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable, in either case at the option of the holder thereof) or otherwise:

(a)    matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise;

(b)    is or may become redeemable or repurchaseable at the option of the holder thereof, in whole or in part; or

(c)    is convertible or exchangeable at the option of the holder thereof for Debt or Disqualified Stock, on or prior to, in the case of clause (a), (b) or (c), the first anniversary of the Stated Maturity of the Notes.

Notwithstanding the foregoing, any Capital Stock that would constitute Disqualified Stock solely because the holders of the Capital Stock have the right to require the Issuer to repurchase such Capital Stock upon the occurrence of a Change of Control or an Asset Sale will not constitute Disqualified Stock if the terms of such Capital Stock provide that the Issuer may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with Section 4.10.

“Distribution Compliance Period” means the 40-day distribution compliance period set forth in Rule 903(b) of Regulation S.

“Dollar Equivalent” of any amount means, at the time of determination thereof, (a) if such amount is expressed in U.S. dollars, such amount, (b) if such amount is expressed in an Alternative Currency, the equivalent of such amount in U.S. dollars determined by using the rate of exchange quoted by Credit Suisse Securities (USA) LLC or Goldman Sachs & Co. LLC in New York, New York at 11:00 a.m. (New York time) on the date of determination (or, if such date is not a Business Day, the last Business Day prior thereto) to prime banks in New York for the spot purchase in the New York currency exchange market of such amount of U.S. dollars with such Alternative Currency and (c) if such amount is denominated in any other currency, the equivalent of such amount in U.S. dollars as calculated in good faith by a responsible officer of the Issuer as set forth in an Officers’ Certificate.

“EBITDA” means, for any period, the sum of Consolidated Net Income for such period, adjusted by (without duplication):

(a)    adding thereto, in each case only to the extent (and in the same proportion) deducted in determining such Consolidated Net Income and without duplication:

(1)    Consolidated Interest Expense for such period,

(2)    the amortization expense of the Issuer and its Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP,

(3)    the depreciation expense of the Issuer and its Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP,

(4)    the tax expense of the Issuer and its Restricted Subsidiaries, for such period, determined on a consolidated basis in accordance with GAAP,

(5)    non-recurring items, unusual or infrequent charges or expenses, severance, relocation costs or expenses, other business optimization expenses (including costs and expenses relating to business optimization programs), new systems design and implementation costs, project start-up costs, restructuring charges or reserve and costs related to the closure and/or consolidation of facilities and one-time costs associated with a Qualified Equity Offering that is an initial public offering;

(6)    to the extent covered by insurance and actually reimbursed or, so long as the Issuer has made a good faith determination that there exists reasonable evidence that such amount will in fact be reimbursed by the insurer and only to the extent that such amount is (x) not denied by the applicable carrier in writing within 180 days and (y) in fact reimbursed within 365 days of the date of such evidence (with a deduction for any amount so added back to the extent not so reimbursed within 365 days), losses and expenses with respect to Casualty Events or business interruption;

(7)    the aggregate amount of all other non-cash charges reducing Consolidated Net Income (excluding any non-cash charge that results in an accrual of a reserve for cash charges in any future period) for such period including the excess of GAAP rent expense over actual cash rent paid during such period due to the use of straight line rent for GAAP purposes (provided that to the extent that any such non-cash charge represents an accrual or reserve for any potential cash item in any future period, (A) such Person may elect not to add back such non-cash charge in the current period and (B) to the extent such Person elects to add back such non-cash charge, the cash payment in respect thereof in such future period shall be subtracted from EBITDA to such extent);

(8)    the amount of net income (loss) attributable to non-controlling interests deducted (and not added back) in computing Consolidated Net Income;

(9)    Management Fees paid in compliance with Section 4.10;

(10)    any earn-out and contingent consideration obligation (including to the extent accounted for as a bonus, compensation or otherwise) incurred in connection with any acquisition and/or other Investment permitted under the Indenture which is paid or accrued during such period and in connection with any similar acquisition or other Investment completed prior to the Issue Date and, in each case, adjustments thereof;

(11)    any costs or deductions that are associated with any Restricted Subsidiary and attributable to any non-controlling interest and/or minority interest of any third party;

(12)    any costs attributable to the undertaking and/or implementation of new initiatives, business optimization activities, cost savings initiatives, cost rationalization programs, operating expense reductions and/or synergies and/or similar initiatives and/or programs (including in connection with any integration, restructuring or transition, any reconstruction, decommissioning, recommissioning or reconfiguration of fixed assets for alternative uses, any facility opening and/or pre-opening (including of any business facility), including the following: any inventory optimization program and/or any curtailment, any business optimization cost, any cost relating to the destruction of equipment, any restructuring and integration cost (including any costs relating to any tax restructuring), any cost relating to the closure or consolidation of any facility, including any business facility (including but not limited to rent termination costs, moving costs and legal costs), any systems implementation cost, any severance cost, any cost relating to entry into a new market, any cost relating to any strategic initiative, any signing cost, any cost relating to any retention or completion bonus, any expansion and/or relocation cost, any cost associated with any modification to any pension and post-retirement employee benefit plan, any software or intellectual property development cost, any cost associated with new systems design, any implementation cost, any project startup costs, any cost in connection with new operations, any cost in connection with unused warehouse space, any cost relating to a new contract, any consulting cost, or any corporate development cost and/or any cost incurred in connection with non-recurring product development;

(13)    (xiii) any costs incurred or accrued in connection with any single or one-time event, including (A) in connection with the opening, consolidation, closing or reconfiguration of any facility and/or (B) any one-time consulting cost; and

(14)    the annualized amount of net cost savings, operating expense reductions and synergies reasonably projected by the Issuer in good faith to be realized as a result of specified actions (x) taken since the beginning of such period in respect of which EBITDA is being determined or (y) initiated prior to or during such period (in each case, which cost savings shall be added to EBITDA until fully realized, but in no event for more than eight fiscal quarters) (calculated on a pro forma basis as though such annualized cost savings, operating expense reductions and synergies had been realized on the first day of such period, net of the amount of actual benefits realized during such period from such actions; provided that (1) such cost savings, operating expense reductions and synergies are reasonably identifiable, quantifiable and factually supportable in the good faith judgment of the Issuer, and (2) no cost savings, operating expense reductions and synergies shall be added pursuant to this clause (14) to the extent duplicative of any expenses or charges otherwise added to EBITDA, whether through a pro forma adjustment or otherwise, for such period, provided further, that the aggregate amount added to EBITDA pursuant to this clause (14) shall not exceed in the aggregate 30.0% of EBITDA for any such period; provided further, that projected (and not yet realized) amounts may no longer be added in calculating EBITDA pursuant to this clause (14) to the extent occurring more than 24 months after the specified action taken or initiated in order to realize such projected cost savings, operating expense reductions and synergies;

(b)    subtracting therefrom, (1) the aggregate amount of all non-cash items increasing Consolidated Net Income (other than the accrual of revenue or recording of receivables in the ordinary course of business) for such period and (2) interest income; and

(c)    excluding therefrom,

(1)    earnings or losses resulting from any reappraisal, revaluation or write-up or write-down of assets;

(2)    non-recurring, unusual or infrequent gains; and

(3)    any gain or loss relating to cancellation or extinguishment of Debt.

Notwithstanding the foregoing clause (a), the provision for taxes and the depreciation, amortization and non-cash items of a Restricted Subsidiary shall be added to Consolidated Net Income to compute EBITDA only to the extent (and in the same proportion) that the net income of such Restricted Subsidiary was included in calculating Consolidated Net Income.

“equity interest” shall mean, with respect to any person, any and all shares, interests, participations or other equivalents, including membership interests (however designated, whether voting or nonvoting), of equity of such person, including, if such person is a partnership, partnership interests (whether general or limited) and any other interest or participation that confers on a person the right to receive a share of the profits and losses of, or distributions of property of, such partnership.

“Euroclear” means Euroclear Bank, S.A./N.V., as operator of the Euroclear systems, and any successor thereto.

“Event of Default” has the meaning set forth under Section 6.01.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Excluded Contribution” means the net cash proceeds and the Fair Market Value of any other Property received by the Issuer from contributions to its common equity capital designated as Excluded Contributions pursuant to an Officers’ Certificate executed by the principal financial officer of the Issuer on or before the date such capital contributions are made.

“Fair Market Value” means, with respect to any Property, the price that could be negotiated in an arm’s-length free market transaction, for cash, between a willing seller and a willing buyer, neither of whom is under undue pressure or compulsion to complete the transaction. Fair Market Value shall be determined, except as otherwise provided,

(a)    if such Property has a Fair Market Value equal to or less than $25.0 million, as determined in good faith by any Officer of the Issuer; or

(b)    if such Property has a Fair Market Value in excess of $25.0 million, by at least a majority of the Board of Directors and evidenced by a Board Resolution, dated within 45 days of the relevant transaction, delivered to the Trustee.

“Foreign Subsidiary” means any Restricted Subsidiary (other than the Issuer) that is not organized or existing under the laws of the United States of America, any state thereof or the District of Columbia.

“GAAP” means (a) generally accepted accounting principles in the United States as in effect from time to time or (b) if elected by the Issuer (the “IFRS Election”) by written notice to the Trustee in connection with the delivery of financial statements and information, the accounting standards and interpretations (“IFRS”) adopted by the International Accounting Standard Board, as in effect on the first date of the period for which the Issuer is making such election; provided, that (1) any such election, once made, shall be irrevocable and (2) from and after the date of the IFRS Election, (i) all financial statements and reports required to be provided after such election pursuant to this Indenture shall be prepared on the basis of IFRS, (ii) all ratios, financial definitions, computations and other determinations based on GAAP contained in this Indenture shall be computed in conformity with IFRS, (iii) all references in this Indenture to GAAP shall be deemed to be references to IFRS, (iv) all references in this Indenture to the Financial Accounting Standards Board of the American Institute of Certified Public Accountants or any successor thereto shall be deemed to be references to the International Accounting Standards Board or any successor thereto and (v) accounting terms not defined in this Indenture shall have the respective meanings given to them under IFRS; provided that any such term phrased in a manner customary under GAAP shall be interpreted to refer to the equivalent accounting or financial concept under IFRS and, if there is no such equivalent accounting or financial concept, shall be interpreted in a manner that best approximates the effect that such term would have if it were construed in accordance with GAAP as in effect on the date of the IFRS Election.

“Global Note” or “Global Notes” means the global Notes in the form of Exhibit A hereto issued in accordance with Article 2.

“Global Note Legend” means the legend set forth in Section 2.06(f)(ii), which is required to be placed on all Global Notes issued under this Indenture.

“Governmental Authority” means any nation, sovereign or government, any state or other political subdivision thereof and any entity or authority exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including any central bank.

“Guarantee” means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Debt of any other Person and any obligation, direct or indirect, contingent or otherwise, of such Person to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt of such other Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take-or-pay or to maintain financial statement conditions or otherwise), provided, that the term “Guarantee” shall not include:

(1)    endorsements for collection or deposit in the ordinary course of business; or

(2)    a contractual commitment by one Person to invest in another Person for so long as such Investment is reasonably expected to constitute a Permitted Investment under clauses (a), (b) or (c) of the definition of “Permitted Investment.”

The term “Guarantee” used as a verb has a corresponding meaning. The term “guarantor” shall mean any Person Guaranteeing any obligation.

“Guarantor” means each Subsidiary Guarantor.

“Guaranty” means the guaranty of the Guaranteed Obligations (as defined in Section 10.01) by each of the Guarantors pursuant to Article 10 and in the Form of Notation of Guaranty attached as Exhibit E.

“Hedging Obligation” of any Person means any obligation of such Person pursuant to any Interest Rate Agreement, Currency Exchange Protection Agreement, Commodity Price Protection Agreement or any other similar agreement or arrangement.

“Holder” means a Person in whose name a Note is registered in the Security Register.

“Immediate Family Member” means, with respect to any individual, such individual’s child, stepchild, grandchild or more remote descendant, parent, stepparent, grandparent, spouse, former spouse, domestic partner, former domestic partner, sibling, mother-in-law, father-in-law, son-in-law and daughter-in-law (including adoptive relationships), any trust, partnership or other bona fide estate-planning vehicle the only beneficiaries of which are any of the foregoing individuals, such individual’s estate (or an executor or administrator acting on its behalf), heirs or legatees or any private foundation or fund that is controlled by any of the foregoing individuals or any donor-advised fund of which any such individual is the donor.

“IAI Global Note” means one or more Global Notes in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with and registered in the name of the Depositary or its nominee issued in an aggregate denominational amount equal to the outstanding principal amount of the Notes issued or sold to Institutional Accredited Investors or other Persons entitled to hold beneficial interests in an IAI Global Note, if any.

“Incur” means, with respect to any Debt or other obligation of any Person, to create, issue, incur (by merger, amalgamation, conversion, exchange or otherwise), extend, assume, Guarantee or become liable in respect of such Debt or other obligation or the recording, as required pursuant to GAAP or otherwise, of any such Debt or obligation on the balance sheet of such Person (and “Incurrence” and “Incurred” shall have meanings correlative to the foregoing); provided, that a change in GAAP that results in an obligation of such Person that exists at such time, and is not theretofore classified as Debt, becoming Debt shall not be deemed an Incurrence of such Debt; provided further, that any Debt or other obligations of a Person existing at the time such Person becomes a Subsidiary (whether by merger, amalgamation, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Subsidiary at the time it becomes a Subsidiary; and provided further, that solely for purposes of determining compliance with Section 4.09, amortization of debt discount shall not be deemed to be the Incurrence of Debt, provided, that in the case of Debt sold at a discount, the amount of such Debt Incurred shall at all times be the aggregate principal amount at Stated Maturity.

“Indenture” means this instrument, as originally executed or as it may from time to time be supplemented or amended in accordance with Article 9.

“Independent Financial Advisor” means an accounting, appraisal, investment banking or consultant of national standing that is in the good faith judgment of the Issuer qualified to perform the task for which it has been engaged; provided, that such firm is not an Affiliate of the Issuer.

“Independent Investment Banker” means one of the Reference Treasury Dealers appointed by the Trustee after consultation with the Issuer.

“Indirect Participant” means a Person who holds a beneficial interest in a Global Note through a Participant.

“Initial Notes” means $450.0 million aggregate principal amount of Notes issued under this Indenture on the date hereof.

“Institutional Accredited Investor” means an institution that is an “accredited investor” as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act.

“Interest Payment Dates” shall have the meaning set forth in paragraph 1 of each Note.

“Interest Rate Agreement” means, for any Person, any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement or other similar agreement designed to protect against fluctuations in interest rates.

“Investment” by any Person means any direct or indirect loan (other than advances to customers in the ordinary course of business that are recorded as accounts receivable on the balance sheet of such Person), advance or other extension of credit or capital contribution (by means of transfers of cash or other Property to others or payments for Property or services for the account or use of others, or otherwise) to, or Incurrence of a guarantee of any obligation of, or purchase or acquisition of Capital Stock, bonds, notes, debentures or other securities or evidence of Debt issued by, any other Person. For purposes of Sections 4.10 and 4.16 and the definition of “Restricted Payment,” the term “Investment” shall include the portion (proportionate to the Issuer’s equity interest in such Subsidiary) of the Fair Market Value of the net assets of any Subsidiary of the Issuer at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Issuer shall be deemed to continue to have a permanent “Investment” in an Unrestricted Subsidiary of an amount (if positive) equal to:

(a)    the Issuer’s “Investment” in such Subsidiary at the time of such redesignation, less

(b)    the portion (proportionate to the Issuer’s equity interest in such Subsidiary) of the Fair Market Value of the net assets of such Subsidiary at the time of such redesignation.

In determining the amount of any Investment made by transfer of any Property other than cash, such Property shall be valued at its Fair Market Value at the time of such Investment.

“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s and BBB- (or the equivalent) by S&P.

“Investment Grade Securities” means:

(a)    securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof (other than Cash Equivalents);

(b)    debt securities or debt instruments with an Investment Grade Rating, but excluding any debt securities or instruments constituting loans or advances among the Issuer and its Subsidiaries;

(c)    investments in any fund that invests at least 90.0% of its assets in investments of the type described in clauses (a) and (b) which fund may also hold immaterial amounts of cash pending investment or distribution; and

(d)    corresponding instruments in countries other than the United States customarily utilized for high quality investments.

“Issue Date” means October 29, 2020.

“Issuer” means Shift4 Payments. LLC, a Delaware limited liability company.

“Issuer Equity Plan” means any management equity or stock option or ownership plan or any other management or employee benefit plan of the Issuer or any Subsidiary of the Issuer.

“Legal Holiday” means a Saturday, a Sunday or a day on which banking institutions in the City of New York, New York, the city in which the Corporate Trust Office of the Trustee is located or any other place of payment on the Notes are not required to be open.

“Lien” means, with respect to any asset of any Person, any mortgage or deed of trust, pledge, hypothecation, assignment, deposit arrangement, security interest, lien, charge, easement (other than any easement not materially impairing usefulness or marketability), encumbrance, preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever on or with respect to such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any Capital Lease Obligation, conditional sale or other title retention agreement having substantially the same economic effect as any of the foregoing or any Sale and Leaseback Transaction).

“Limited Condition Transaction” means (a) the entering into or consummation of any transaction permitted by this Indenture (including in connection with any acquisition or similar Investment or the assumption or Incurrence of Indebtedness or the obtaining of a commitment in respect thereof) and/or (b) the making of any Restricted Payment; provided, that the Consolidated Net Income (and any other financial term derived therefrom), other than for purposes of calculating any ratios in connection with the Limited Condition Transaction, shall not include any Consolidated Net Income of or attributable to the target company or assets associated with any such Limited Condition Transaction unless and until the closing of such Limited Condition Transaction shall have actually occurred.

“Long Derivative Instrument” means a Derivative Instrument (i) the value of which generally increases, and/or the payment or delivery obligations under which generally decrease,

with positive changes to the Performance References and/or (ii) the value of which generally decreases, and/or the payment or delivery obligations under which generally increase, with negative changes to the Performance References.

“Management Fees” means management, consulting, monitoring and advisory fees and related expenses and termination fees payable to any Affiliate of the Issuer pursuant to a management agreement relating to the Issuer.

“Market Capitalization” means an amount equal to (i) the total number of issued and outstanding shares of common Equity Interests of Parent, including (A) all shares of Class A common stock, (B) all shares of Class A common stock issuable upon redemption of the Issuer’s equity interests on a one-for-one basis and (C) all shares of Class C common stock on the date of the declaration of a Restricted Payment permitted pursuant to clause (viii) of Section 4.10(b) multiplied by (ii) the arithmetic mean of the closing prices per share of such Class A common stock on the principal securities exchange on which such Class A common stock are traded for the 30 consecutive trading days immediately preceding the date of the declaration of such Restricted Payment.

“Maturity Date” means November 1, 2026.

“Moody’s” means Moody’s Investors Service, Inc. or any successor to the rating agency business thereof.

“Net Available Cash” from any Asset Sale means payments received therefrom in the form of cash and Cash Equivalents (including any cash or Cash Equivalent received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring Person of Debt or other obligations relating to the Property that is the subject of such Asset Sale or received in any other form), in each case net of:

(a)    all legal, title and recording tax expenses, commissions and other fees and expenses incurred, and all Federal, state, provincial, foreign and local taxes required to be accrued as a liability under GAAP and any tax distributions permitted by Section 4.10, as a consequence of such Asset Sale;

(b)    all payments made on or in respect of any Debt that is secured by any Property subject to such Asset Sale, in accordance with the terms of any Lien upon such Property, or which must by its terms, or in order to obtain a necessary consent to such Asset Sale, or by applicable law, be repaid out of the proceeds from such Asset Sale;

(c)    all distributions and other payments required to be made to minority interest holders in Subsidiaries or joint ventures as a result of such Asset Sale; and

(d)    the deduction of appropriate amounts provided by the seller as a reserve, in accordance with GAAP, against any liabilities associated with the Property disposed of in such Asset Sale and retained by the Issuer or any Restricted Subsidiary after such Asset Sale.

“Net Short” means, with respect to a holder or beneficial owner, as of a date of determination, either (a) the value of its Short Derivative Instruments exceeds the sum of the (x) the value of its Notes plus (y) the value of its Long Derivative Instruments as of such date of determination or (b) it is reasonably expected that such would have been the case were a Failure to Pay or Bankruptcy Credit Event (each as defined in the 2014 International Swaps and Derivatives Association, Inc. Credit Derivatives Definitions) to have occurred with respect to the Issuer or any Subsidiary Guarantor immediately prior to such date of determination.

“Notes” has the meaning ascribed to it in the preamble hereto.

“Obligations” means all obligations for principal, premium, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Debt.

“Offering Circular” means the confidential preliminary offering circular dated October 13, 2020, as supplemented by the pricing supplement dated October 15, 2020, pursuant to which the Notes were offered for sale.

“Officer” means the Chief Executive Officer, the President, the Chief Financial Officer or any other executive officer of the Issuer, as applicable.

“Officers’ Certificate” means a certificate, in form and substance reasonably satisfactory to the Trustee, signed by two Officers of the Issuer, as applicable, at least one of whom shall be the principal executive officer or principal financial officer of the Issuer, as applicable, and delivered to the Trustee.

“Opinion of Counsel” means a written opinion from legal counsel who is reasonably acceptable to the Trustee. The counsel may be an employee of or counsel, or outside counsel, to the Issuer, as applicable.

“Parent” means Shift4 Payments, Inc., a Delaware corporation.

“Participant” means, with respect to the Depositary, Euroclear or Clearstream, a Person who has an account with the Depositary, Euroclear or Clearstream, respectively, and, with respect to DTC, shall include Euroclear and Clearstream.

“Permitted Asset Swap” means the substantially concurrent purchase and sale or exchange, including as a deposit for future purchases, of Related Business Assets or a combination of Related Business Assets and Cash Equivalents between the Issuer or any of its Restricted Subsidiaries and another Person for comparable or greater value or usefulness to the business (as determined in good faith by the Issuer); provided, that any Cash Equivalents received must be applied in accordance with Section 4.12.

“Permitted Holder” means Jared Isaacman and Searchlight Capital Partners, LLC and any other respective Affiliates and Related Persons thereof (including the funds, partnerships or other co-investment vehicle managed, advised or controlled thereby, but other than, in each case, any portfolio company of the foregoing). Any person or group whose acquisition of beneficial ownership constitutes a Change of Control in respect of which a Change of Control Offer is made in accordance with the requirements of this Indenture (or would result in a Change of Control Offer in the absence of the waiver of such requirement by holders in accordance with this Indenture) will thereafter, together with any of its Affiliates and Related Persons, constitute additional Permitted Holders.

“Permitted Intercompany Activities” means any transactions between or among the Issuer and its Restricted Subsidiaries that are entered into in the ordinary course of business of the Issuer and its Restricted Subsidiaries and, in the good faith judgment of the Issuer are necessary or advisable in connection with the ownership or operation of the business of the Issuer and its Restricted Subsidiaries, including, but not limited to, (i) payroll, cash management, purchasing, insurance and hedging arrangements; (ii) management, technology and licensing arrangements; and (iii) customer loyalty and rewards programs; provided, that such transactions are not otherwise prohibited by this Indenture.

“Permitted Investment” means any Investment:

(a)    in the Issuer or any Restricted Subsidiary;

(b)    in any Person that will, upon the making of such Investment, become a Restricted Subsidiary and any Investment held by such Person at such time and not in contemplation of the original Investment by the Issuer or a Restricted Subsidiary;

(c)    in any Person if as a result of such Investment such Person is merged or consolidated with or into, or transfers or conveys all or substantially all its Property to, the Issuer or a Restricted Subsidiary and any Investment held by such Person at such time and not in contemplation of the original Investment by the Issuer or a Restricted Subsidiary;

(d)    in Cash Equivalents or Investment Grade Securities;

(e)    in receivables owing to the Issuer or a Restricted Subsidiary, if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided, that such trade terms may include such concessionary trade terms as the Issuer or such Restricted Subsidiary deems reasonable under the circumstances;

(f)    consisting of payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business;

(g)    consisting of loans and advances to present or former employees, directors, members of management, officers, managers or consultants or independent contractors made in the ordinary course of business consistent with past practices of the Issuer or such Restricted Subsidiary, as the case may be, provided, that such loans and advances do not exceed the greater of (x) $1.0 million and (y) 1.0% of EBITDA for the Applicable Measurement Period in the aggregate at any one time outstanding;

(h)    in stock, obligations or other securities received in settlement of debts created in the ordinary course of business and owing to the Issuer or a Restricted Subsidiary or in satisfaction of disputes or judgments;

(i)    in any Person to the extent such Investment represents the non-cash portion of the consideration received in connection with (A) an Asset Sale consummated in compliance with Section 4.12 or (B) any disposition of Property not constituting an Asset Sale;

(j)    in any Persons made for Fair Market Value that do not exceed the greater of (x) $55.0 million and (y) 40.0% of EBITDA for the Applicable Measurement Period in the aggregate outstanding at any one time;

(k)    (i) Standard Receivables Undertakings of the Issuer or a Restricted Subsidiary in connection with a Qualified Receivables Transaction and (ii) other Investments in a Securitization Entity or any Investment by a Securitization Entity in any other Person in connection with a Qualified Receivables Transaction provided, in the case of clause (ii), that any Investment in a Securitization Entity is in the form of a Purchase Money Note, contribution of additional receivables and related assets or any equity interests;

(l)    existing on the Issue Date;

(m)    in prepaid expenses, negotiable instruments held for collection and lease, utility and workers’ compensation, performance and other similar deposits;

(n)    consisting of the licensing or contribution of intellectual property pursuant to joint marketing arrangements with another Person;

(o)    at any time when the Total Leverage Ratio as of the end of each of the last four prior consecutive fiscal quarters for which internal financial statements are available did not exceed 3.75 to 1.00, the Issuer may make additional Investments in such amounts and at such times as the Issuer may determine;

(p)    Investments in Related Businesses or in a Restricted Subsidiary to enable such Restricted Subsidiary to make substantially concurrent Investments in Related Businesses, in each case having an aggregate fair market value taken together with all other Investments made pursuant to this clause (p) that are at that time outstanding not to exceed the greater of (x) $40.0 million and (y) 30.0% of EBITDA for the Applicable Measurement Period (in each case, determined on the date such Investment is made, with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value), plus the amount of any returns (including dividends, payments, interest, distributions, returns of principal, profits on sale, repayments, income and similar amounts) in respect of such Investments (to the extent such returns are not also included in the calculation set forth in clause (iii) of Section 4.10(a)); provided, however, that if any Investment pursuant to this clause (p) is made in any Person that is not a Restricted Subsidiary of the Issuer at the date of the making of such Investment and such Person becomes a Restricted Subsidiary after such date, such Investment shall thereafter be deemed to have been made pursuant to clause (a) above and shall cease to have been made pursuant to this clause (p) until such time that such Person is no longer a Restricted Subsidiary;

(q)    to the extent constituting an Investment, any Permitted Reorganization;

(r)    any Investment in an Unrestricted Subsidiary not to exceed the greater of (x) $40.0 million and (y) 30.0% of EBITDA for the Applicable Measurement Period; and

(s)    any Investment consisting of loans to third party sales agents, vendors or similar Persons in the ordinary course of business in an aggregate outstanding amount not to exceed at any time the greater of $5.0 million and 5.0% of EBITDA for the Applicable Measurement Period.

“Permitted Liens” means:

(a)    Liens to secure Debt not in excess of the greater of (1) Debt permitted to be Incurred under clause (ii) of Section 4.09(b) and (2) Debt Incurred pursuant to Section 4.09; provided, that, with respect to Liens securing Debt permitted under this subclause (2), (x) no Default or Event of Default shall have occurred and be continuing at the time of the Incurrence of such Debt or after giving effect thereto and (y) the Senior Secured Leverage Ratio, calculated on a pro forma basis after giving effect to the incurrence of such Liens, the related Debt and the application of net proceeds therefrom, would be no greater than 1.0 to 1.0; and provided further that for purposes of calculating the Senior Secured Leverage Ratio under this subclause (y) at the time of Incurrence of such Debt, other Debt Incurred under clause (ii)(x) of Section 4.09(b) shall be disregarded.

(b)    Liens to secure Debt permitted to be Incurred under clause (iii) of Section 4.09(b); provided, that any such Lien may not extend to any Property of the Issuer or any Restricted Subsidiary, other than the Property acquired, constructed or leased with the proceeds of such Debt, any improvements or accessions to such Property, and any proceeds thereof other than pursuant to customary cross-collateralization provisions with respect to other Property acquired, constructed or leased with the proceeds of similar financings;

(c)    Liens for Taxes, assessments or governmental charges or levies on the Property of the Issuer or any Restricted Subsidiary if the same shall not at the time be delinquent or thereafter can be paid without penalty, or are being contested in good faith and by appropriate proceedings timely instituted and diligently pursued, provided, in each case, that any reserve or other appropriate provision that shall be required in accordance with GAAP shall have been established with respect thereto;

(d)    deposit account banks’ rights of set-off, Liens of landlords arising by statute, Liens imposed by law, such as carriers’, warehousemen’s and mechanics’ Liens and other similar Liens, on the Property of the Issuer or any Restricted Subsidiary arising in the ordinary course of business and securing payment of obligations that are not more than 60 days past due or are being contested in good faith and by appropriate proceedings;

(e)    Liens on the Property of the Issuer or any Restricted Subsidiary Incurred in the ordinary course of business to secure performance of obligations with respect to statutory or regulatory requirements, performance or return-of-money bonds, surety bonds or other obligations of a like nature and Incurred in a manner consistent with industry practice, in each case which are not Incurred in connection with the borrowing of money, the obtaining of advances or credit or the payment of the deferred purchase price of Property and which do not in the aggregate impair in any material respect the use of Property in the operation of the business of the Issuer and the Restricted Subsidiaries taken as a whole;

(f)    Liens on Property at the time the Issuer or any Restricted Subsidiary acquired such Property, including any acquisition by means of a merger, amalgamation or consolidation with or into the Issuer or any Restricted Subsidiary; provided, that any such Lien may not extend to any other Property of the Issuer or any Restricted Subsidiary; provided further, that such Liens shall not have been Incurred in anticipation of or in connection with the transaction or series of transactions pursuant to which such Property was acquired by the Issuer or any Restricted Subsidiary;

(g)    Liens on the Property of a Person at the time such Person becomes a Restricted Subsidiary; provided, that any such Lien may not extend to any other Property of the Issuer or any other Restricted Subsidiary that is not a direct Subsidiary of such Person; provided further, that any such Lien was not Incurred in anticipation of or in connection with the transaction or series of transactions pursuant to which such Person became a Restricted Subsidiary;

(h)    pledges or deposits by the Issuer or any Restricted Subsidiary under workers’ compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Debt) or leases to which the Issuer or any Restricted Subsidiary is party, or deposits to secure public or statutory obligations of the Issuer, or deposits for the payment of rent or to secure liability to insurance carriers, in each case Incurred in the ordinary course of business;

(i)    utility easements, building restrictions and such other encumbrances or charges against real Property as are of a nature generally existing with respect to properties of a similar character;

(j)    Liens existing on the Issue Date not otherwise described in clauses (a) through (i) above;

(k)    Liens not otherwise described in clauses (a) through (j) above on the Property of any Restricted Subsidiary that is not a Subsidiary Guarantor to secure any Debt permitted to be Incurred by such Restricted Subsidiary pursuant to Section 4.09;

(l)    Liens on the Property of the Issuer or any Restricted Subsidiary to secure any Refinancing, in whole or in part, of any Debt secured by Liens referred to in clauses (b), (f), (g), or (j) above; provided, that any such Lien shall be limited to all or part of the same Property that secured the original Lien (together with improvements and accessions to such Property), and the aggregate principal amount of Debt that is secured by such Lien shall not be increased to an amount greater than the sum of:

(1)    the outstanding principal amount, or, if greater, the committed amount, of the Debt secured by Liens described under clauses (b), (f), (g) or (j) above, as the case may be, at the time the original Lien became a Permitted Lien under this Indenture, and

(2)    an amount necessary to pay any fees and expenses, including premiums and defeasance costs, incurred by the Issuer or such Restricted Subsidiary in connection with such Refinancing;

(m)    Liens on accounts receivable and related assets of the type specified in the definition of “Qualified Receivables Transaction” transferred to or granted to a Securitization Entity or a Receivables Purchaser in a Qualified Receivables Transaction;

(n)    encumbrances arising by reason of zoning restrictions, easements, licenses, reservations, covenants, rights-of-way, utility easements, building restrictions and other similar encumbrances on the use of real property not materially detracting from the value of such real property or not materially interfering with the ordinary conduct of the business conducted and proposed to be conducted at such real property;

(o)    encumbrances arising under leases or subleases of real property that do not, in the aggregate, materially detract from the value of such real property or interfere with the ordinary conduct of the business conducted and proposed to be conducted at such real property;

(p)    financing statements or similar registrations with respect to a lessor’s rights in and to personal property leased to such Person in the ordinary course of such Person’s business other than through a capital lease that resulted in Capital Lease Obligations;

(q)    Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods in the ordinary course of business;

(r)    licenses of patents, trademarks and other intellectual property rights granted in the ordinary course of business and not interfering in any material respect with the ordinary conduct of such Person’s business;

(s)    Liens arising out of conditional sale, retention, consignment or similar arrangement, incurred in the ordinary course of business, for the sale of goods;

(t)    Liens securing Hedging Obligations so long as the related Debt is, and is permitted to be, Incurred under this Indenture;

(u)    Liens in favor of the Issuer or any Restricted Subsidiary;

(v)    options, put and call arrangements, rights of first refusal and similar rights relating to Investments in joint ventures, partnerships and the like permitted to be made under this Indenture;

(w)    Liens securing judgments for the payment of money not constituting an Event of Default under Section 6.01(g) so long as such Liens are adequately bonded and any appropriate legal proceedings that may have been duly initiated for the review of such judgment have not been finally terminated or the period within which such proceedings may be initiated has not expired;

(x)    (i) Liens that are contractual rights of set-off (A) relating to the establishment of depository relations with banks, (B) relating to pooled deposit or sweep accounts of the Issuer or any of its Restricted Subsidiaries to permit satisfaction of overdraft or similar obligations and other cash management activities incurred in the ordinary course of business of the Issuer or any of its Restricted Subsidiaries or (C) relating to purchase orders and other agreements entered into with customers of the Issuer or any of its Restricted Subsidiaries in the ordinary course of business and (ii) Liens of a collection bank arising under Section 4-210 of the Uniform Commercial Code on items in the course of collection (Y) encumbering reasonable customary initial deposits and margin deposits and attaching to commodity trading accounts or other brokerage accounts incurred in the ordinary course of business and (Z) in favor of banking institutions arising as a matter of law or pursuant to customary account agreements encumbering deposits (including the right of set-off) and which are within the general parameters customary in the banking industry and not granted in connection with the Incurrence of Debt;

(y)    Liens securing obligations of the Issuer or any of its Restricted Subsidiaries in respect of commercial credit card and merchant card services and other banking products or services provided from time to time to the Issuer or any of its Restricted Subsidiaries in connection with operating, collections, payroll, trust, or other depository or disbursement accounts, including automated clearinghouse, e-payable, electronic funds transfer, wire transfer, controlled disbursement, overdraft, depository, information reporting, lockbox and stop payment services;

(z)    the pledge of Qualified Equity Interests of any Unrestricted Subsidiary;

(aa)    to the extent constituting a Lien, the existence of an “equal and ratable” clause in any debt securities that are permitted to be issued under Section 4.09 (but, in each case, not any security interests granted pursuant thereto);

(bb)    Liens (i) on cash or Cash Equivalents or escrow deposits (A) in connection with any letter of intent or purchase agreement with respect to any Investment or other acquisition not prohibited hereunder (or to secure letters of credit posted in respect thereof), (B) in favor of any seller of property pursuant to a transaction not prohibited hereunder, to be applied against the purchase price for such transaction or (C) otherwise in connection with any escrow arrangements (or similar arrangements) with respect to any Investment or other acquisition of assets, Asset Sale or Incurrence of Indebtedness, in each case not prohibited under this Indenture (including any letter of intent or purchase or other agreement with respect to any such Investment or other acquisition of assets, Asset Sale or Incurrence of Indebtedness) or (ii) consisting of an agreement to dispose of any property in an Asset Sale; provided that such Investment, acquisition, Asset or other transaction was made in accordance with the provisions of this Indenture; and

(cc)    Liens not otherwise permitted by clauses (a) through (bb) above encumbering Property to secure Debt not in excess of the greater of (x) $55.0 million and (y) 40.0% of EBITDA for the Applicable Measurement Period, as determined based on the consolidated balance sheet of the Issuer as of the end of the most recent fiscal quarter for which financial statements have been filed or furnished.

“Permitted Refinancing Debt” means any Debt that Refinances any other Debt, including any successive Refinancings, so long as:

(a)    such Debt is in an aggregate principal amount (or if Incurred with original issue discount, an aggregate issue price) not in excess of the sum of:

(1)    the aggregate principal amount (or if Incurred with original issue discount, the aggregate accreted value) then outstanding of the Debt being Refinanced; and

(2)    an amount necessary to pay any fees and expenses, including premiums and defeasance costs, related to such Refinancing;

(it being understood that the aggregate principal amount (or accreted value, if applicable) of the Debt being Incurred may be in excess of the amount permitted under this clause (a) to the extent such excess does not constitute Permitted Refinancing Debt and is otherwise permitted under Section 4.09).

(b)    the Average Life of such Debt is equal to or greater than the Average Life of the Debt being Refinanced;

(c)    the Stated Maturity of such Debt is no earlier than the Stated Maturity of the Debt being Refinanced; and

(d)    the new Debt shall not be senior in right of payment to the Debt that is being Refinanced;

provided, that Permitted Refinancing Debt shall not include:

(x)    Debt of a Subsidiary that is not a Subsidiary Guarantor that Refinances Debt of the Issuer or a Subsidiary Guarantor; or

(y)    Debt of the Issuer or a Restricted Subsidiary that Refinances Debt of an Unrestricted Subsidiary.

“Permitted Reorganization” means, to the extent not otherwise permitted under this Indenture, any corporate reorganization (or similar transaction or event) undertaken (each, a “Reorganization”), and each step reasonably undertaken to effect such Reorganization; provided that, in connection therewith, no Event of Default is continuing immediately prior to such Reorganization and immediately after giving effect thereto and such Reorganization (or such steps) does not materially impair the rights of the holders of the Notes.

“Person” means any individual, corporation, company (including any limited liability company), association, partnership, joint venture, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

“Predecessor Note” of any particular Note means every previous Note evidencing all or a portion of the same Debt as that evidenced by such particular Note; and any Note authenticated and delivered under Section 2.07 in lieu of a lost, destroyed or stolen Note shall be deemed to evidence the same Debt as the lost, destroyed or stolen Note.

“Preferred Stock” means any Capital Stock of a Person, however designated, which entitles the holder thereof to a preference with respect to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of any other class of Capital Stock issued by such Person.

“Private Placement Legend” means the legend set forth in Section 2.06(f)(i) to be placed on all Notes issued under this Indenture except as otherwise permitted by the provisions of this Indenture.

“Property” means, with respect to any Person, any interest of such Person in any kind of property or asset, whether real, personal or mixed, or tangible or intangible, including Capital Stock in, and other securities of, any other Person. For purposes of any calculation required pursuant to this Indenture, the value of any Property shall be its Fair Market Value.

“Purchase Money Debt” means Debt:

(a)    consisting of the deferred purchase price of Property, conditional sale obligations, obligations under any title retention agreement, other purchase money obligations, in each case where the maturity of such Debt does not exceed the anticipated useful life of the Property being financed; and

(b)    incurred to finance the acquisition, construction or lease by the Issuer or a Restricted Subsidiary of such Property, including additions and improvements thereto;

provided, that such Debt is Incurred within 365 days after the acquisition, construction or lease of such Property by the Issuer or such Restricted Subsidiary.

“Purchase Money Note” means a promissory note evidencing a line of credit, or evidencing other Debt owed to the Issuer or any Restricted Subsidiary by a Securitization Entity in connection with a Qualified Receivables Transaction, which note shall be repaid from cash available to the maker of such note, other than amounts required to be established as reserves, amounts paid to investors in respect of interest, principal and other amounts owing to such investors and amounts paid in connection with the purchase of newly generated accounts receivable.

“QIB” means a “qualified institutional buyer” as defined in Rule 144A under the Securities Act.

“Qualified Equity Interests” of a Person means equity interests of such Person other than:

(1)    any Disqualified Stock;

(2)    any equity interests sold to a Subsidiary of such Person or an Issuer Equity Plan; or

(3)    any equity interests financed, directly or indirectly, using funds borrowed from such Person, a Subsidiary of such Person or any Issuer Equity Plan or contributed, extended, advanced or guaranteed by such Person, a Subsidiary of such Person or any Issuer Equity Plan.

Unless otherwise specified, Qualified Equity Interests refer to Qualified Equity Interests of the Issuer.

“Qualified Equity Offering” means any public or private sale of common equity of the Issuer or any direct or indirect parent company of the Issuer, including the Parent (to the extent the net cash proceeds thereof are contributed to the Issuer), other than:

(1)    public offerings with respect to the Issuer’s or any direct or indirect parent company’s common stock registered on Form S-8; and

(2)    issuances to any Subsidiary of the Issuer (to the extent contributed to the Issuer).

“Qualified Receivables Transaction” means any transaction or series of transactions that may be entered into by the Issuer or any Restricted Subsidiary pursuant to which the Issuer or any Restricted Subsidiary may sell, convey or otherwise transfer to a Securitization Entity or one or more Receivables Purchasers or may grant a security interest in any accounts receivable (whether now existing or arising or acquired in the future) of the Issuer or any Restricted Subsidiary, and any assets related thereto including all collateral securing such accounts receivable, all contracts and contract rights, letters of credit, letter-of-credit rights, supporting obligations, insurance, and all guarantees or other obligations in respect of such accounts receivable, proceeds of such accounts receivable, lockboxes, bank accounts established in connection with such transaction or series of transactions, all of the Issuer’s or applicable Restricted Subsidiary’s interest in the inventory and goods (including returned or repossessed inventory or goods), the sale of which gave rise to such accounts receivable, all records related to such accounts receivable, and all of the Issuer’s or the applicable Restricted Subsidiary’s right, title and interest in, to and under the applicable documentation related to the sale of such accounts receivable and other assets (including contract rights) which are customarily transferred or in respect of which security interests are customarily granted in connection with receivables sale transaction or asset securitization transactions involving accounts receivable, as applicable, including cash reserves comprising credit enhancement.

“Rating Agencies” means Moody’s and S&P or if Moody’s or S&P or both shall not make a rating on the Notes publicly available, one or more “nationally recognized statistical rating organization” within the meaning of Section 3(a)(62) of the Exchange Act selected by the Issuer as a replacement agency.

“Receivables Purchaser” means any Person, other than the Issuer or any Restricted Subsidiary, that (individually or with other purchasers) purchases receivables on a discounted basis under a Qualified Receivables Transaction for cash and fair market value.

“Reference Treasury Dealer” means Credit Suisse Securities (USA) LLC, Goldman Sachs & Co. LLC and their successors and any other primary U.S. Government securities dealer or dealers in New York City (each, a “Primary Treasury Dealer”) selected by the Issuer; provided, that if any of the foregoing cease to be a Primary Treasury Dealer, the Issuer shall substitute therefor another Primary Treasury Dealer.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Company, of the bid and ask prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Company by such Reference Treasury Dealer at 5:00 p.m. on the third business day preceding such redemption date.

“Refinance” means, in respect of any Debt, to refinance, extend, renew, refund or Repay, or to issue other Debt, in exchange or replacement for, such Debt. “Refinanced” and “Refinancing” shall have correlative meanings.

“Regular Record Date” for the interest payable on any Interest Payment Date means the applicable date specified as a “Record Date” on the face of the Note.

“Regulation S” means Regulation S promulgated under the Securities Act as Regulation S.

“Regulation S Global Note” means one or more Regulation S Global Notes in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with and registered in the name of the Depositary or its nominee that will be issued in an aggregate denominational amount equal to the outstanding principal amount of the Notes sold in reliance on Regulation S.

“Related Business” means any business that is related, ancillary or complementary to the businesses of the Issuer and the Restricted Subsidiaries on the Issue Date.

“Related Person” with respect to any Permitted Holder means:

(a)    any controlling stockholder or a majority (or more) owned Subsidiary of such Permitted Holder or, in the case of an individual, any spouse or immediate family member of such Permitted Holder, any trust created for the benefit of such individual or immediate family member or such individual’s or immediate family member’s estate, executor, administrator, committee or beneficiaries;

(b)    any trust, corporation, partnership or other entity, the beneficiaries, stockholders, partners, owners or Persons beneficially holding a majority (or more) controlling interest of which consist of such Permitted Holder and/or such other Persons referred to in the immediately preceding clause (a); or

(c)    Jared Isaacman or Immediate Family Members of Jared Isaacman.

“Repay” means, in respect of any Debt, to repay, prepay, repurchase, redeem, legally defease or otherwise retire such Debt. “Repayment” and “Repaid” shall have correlative meanings. For purposes of Section 4.12 and the definition of “Consolidated Fixed Charge Coverage Ratio,” Debt shall be considered to have been Repaid only to the extent the related loan commitment, if any, shall have been permanently reduced in connection therewith.

“Responsible Officer,” when used with respect to the Trustee, means any officer within the Corporate Trust Department of the Trustee (or any successor group of the Trustee) with direct responsibility for the administration of this Indenture and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his or her knowledge of and familiarity with the particular subject.

“Restricted Definitive Note” means one or more Definitive Notes bearing the Private Placement Legend.

“Restricted Global Notes” means 144A Global Notes, IAI Global Notes and Regulation S Global Notes.

“Restricted Payment” means:

(a)    any dividend or distribution (whether made in cash, securities or other Property) declared or paid on or with respect to any shares of Capital Stock of the Issuer or any Restricted Subsidiary (including any payment in connection with any merger, amalgamation or consolidation with or into the Issuer or any Restricted Subsidiary), except for (i) any dividend or distribution that is made to the Issuer or a Restricted Subsidiary (and, if such Restricted Subsidiary is not a Wholly Owned Restricted Subsidiary, to the other shareholders of such Restricted Subsidiary on a pro rata basis or on a basis that results in the receipt by the Issuer or a Restricted Subsidiary of dividends or distributions of greater value than it would receive on a pro rata basis), or (ii) any dividend or distribution payable solely in Qualified Equity Interests of the Issuer;

(b)    the purchase, repurchase, redemption, acquisition or retirement for value of any Capital Stock of the Issuer, any parent thereof or any Restricted Subsidiary (other than from the Issuer or a Restricted Subsidiary) or any securities exchangeable for or convertible into any such Capital Stock, including the exercise of any option to exchange any Capital Stock (other than for or into Qualified Equity Interests of the Issuer or any parent thereof);

(c)    the purchase, repurchase, redemption, acquisition or retirement for value, prior to the date for any scheduled maturity, sinking fund or amortization or other installment payment, of any Subordinated Obligation (other than the purchase, repurchase or other acquisition of any Subordinated Obligation purchased in anticipation of satisfying a scheduled maturity, sinking fund or amortization or other installment obligation, in each case due within one year of the date of acquisition); or

(d)    any Investment (other than Permitted Investments) in any Person.

“Restricted Subsidiary” means, with respect to any Person, any Subsidiary of such Person, other than an Unrestricted Subsidiary of such Person. Unless the context otherwise requires, the term “Restricted Subsidiary” shall mean a Restricted Subsidiary of the Issuer.

“Rule 144” means Rule 144 promulgated under the Securities Act.

“Rule 903” means Rule 903 promulgated under the Securities Act.

“Rule 904” means Rule 904 promulgated under the Securities Act.

“S&P” means Standard & Poor’s Ratings Group, or any successor to the rating agency business thereof.

“Sale and Leaseback Transaction” means any direct or indirect arrangement relating to Property now owned or hereafter acquired whereby the Issuer or a Restricted Subsidiary transfers such Property to another Person and the Issuer or a Restricted Subsidiary leases it from such Person.

“Screened Affiliate” means any Affiliate of a holder (i) that makes investment decisions independently from such holder and any other Affiliate of such holder that is not a Screened Affiliate, (ii) that has in place customary information screens between it and such holder and any other Affiliate of such holder that is not a Screened Affiliate and such screens prohibit the sharing of information with respect to the Issuer or its Subsidiaries, (iii) whose investment policies are not directed by such holder or any other Affiliate of such holder that is acting in concert with such holder in connection with its investment in the Notes, and (iv) whose investment decisions are not influenced by the investment decisions of such holder or any other Affiliate of such holder that is acting in concert with such holders in connection with its investment in the Notes.

“Securities Act” means the Securities Act of 1933, as amended.

“Securitization Entity” means any corporation, company (including any limited liability company), association, partnership, joint venture, trust, mutual fund or other business entity to which the Issuer or any Restricted Subsidiary or any other Securitization Entity transfers accounts receivable, collections thereon and related assets (a) which engages in no activities other than in connection with the financing of accounts receivable or related assets, (b) which is designated by the Board of Directors (as provided below) as a Securitization Entity, (c) no portion of the Debt or any other Obligations (contingent or otherwise) of which (i) is guaranteed by the Issuer or any Restricted Subsidiary (excluding guarantees of Obligations (other than the principal of, and interest on, Debt) pursuant to Standard Receivables Undertakings and guarantees by the Securitization Entity), (ii) is recourse to or obligates the Issuer or any Restricted Subsidiary (other than the Securitization Entity) in any way other than pursuant to Standard Receivables Undertakings or (iii) subjects any property or asset of the Issuer or any Restricted Subsidiary (other than the Securitization Entity), directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to Standard Receivables Undertakings and other than any interest in the accounts receivable and related assets being financed (whether in the form of any equity interest in such assets or subordinated indebtedness payable primarily from such financed assets) retained or acquired by the Issuer or any Restricted Subsidiary, (d) with which none of the Issuer nor any Restricted Subsidiary has any material contract, agreement, arrangement or understanding other than those reasonably customary for a Qualified Receivables Transaction and, in any event, on terms no less favorable to the Issuer or such Restricted Subsidiary than those that might be obtained at the time from Persons that are not Affiliates of the Issuer or such Restricted Subsidiary, and (e) to which none of the Issuer nor any

Restricted Subsidiary has any obligation to maintain or preserve such entity’s financial condition or cause such entity to achieve certain levels of operating results. Any such designation by the Board of Directors shall be evidenced to the Trustee by filing with the Trustee a certified copy of the resolution of the Board of Directors giving effect to such designation and an Officers’ Certificate certifying that such designation complied with the foregoing conditions.

“Senior Debt” of the Issuer or any Subsidiary Guarantor means:

(a)    all obligations consisting of the principal, premium, if any, and accrued and unpaid interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Issuer to the extent post-filing interest is allowed in such proceeding) in respect of:

(1)    Debt of the Issuer for borrowed money (including under the Term Loan Facility); and

(2)    Debt of the Issuer evidenced by notes, debentures, bonds or other similar instruments permitted under this Indenture for the payment of which the Issuer is responsible or liable;

(b)    all Capital Lease Obligations of the Issuer;

(c)    all obligations of the Issuer;

(1)    for the reimbursement of any obligor on any letter of credit, banker’s acceptance or similar credit transaction;

(2)    under Hedging Obligations; provided that such Hedging Obligations are permitted to be incurred under the terms of this Indenture; or

(3)    issued or assumed as the deferred purchase price of Property and all conditional sale obligations of the Issuer and all obligations under any title retention agreement permitted under this Indenture; and

(d)    all obligations of other Persons of the type referred to in clauses (a), (b) and (c) for the payment of which the Issuer is responsible or liable as guarantor;

provided, that Senior Debt shall not include:

(A)    Debt of the Issuer that is by its terms subordinate in right of payment to the Notes including any Subordinated Debt;

(B)    any Debt Incurred in violation of the provisions of this Indenture;

(C)    accounts payable or any other obligations of the Issuer to trade creditors created or assumed by the Issuer in the ordinary course of business in connection with the obtaining of materials or services (including Guarantees thereof or instruments evidencing such liabilities);

(D)    any liability for Federal, state, local or other taxes owed or owing by the Issuer; or

(E)    any obligation of the Issuer to any Subsidiary.

To the extent that any payment of Senior Debt (whether by or on behalf of the Issuer as proceeds of security or enforcement or any right of setoff or otherwise) is declared to be fraudulent or preferential, set aside or required to be paid to a trustee, receiver or other similar party under any bankruptcy, insolvency, receivership or similar law, then if such payment is recovered by, or paid over to, such trustee, receiver or other similar party, the Senior Debt or part thereof originally intended to be satisfied shall be deemed to be reinstated and outstanding as if such payment had not occurred.

“Senior Secured Credit Facilities” means the Term Loan Facility, as such agreements may be in effect from time to time, in each case, as any or all of such agreements (or any other agreement that Refinances any or all of such agreements) may be amended, restated, modified or supplemented from time to time, or renewed, refunded, refinanced, restructured, replaced, repaid or extended from time to time, whether with the original agents and lenders or other agents and lenders or otherwise, and whether provided under the original credit agreement or one or more other credit agreements, indentures or otherwise.

“Senior Secured Leverage Ratio” as of any date of determination means, the ratio of (a) Consolidated Total Debt that is secured by Liens as of such date of determination to (b) EBITDA for the most recently ended four full fiscal quarters for which financial statements have been delivered, with such pro forma adjustments to EBITDA as are appropriate and consistent with the pro forma adjustment provisions set forth in the definition of Consolidated Fixed Charge Coverage Ratio.

“Short Derivative Instrument” means a Derivative Instrument (i) the value of which generally decreases, and/or the payment or delivery obligations under which generally increase, with positive changes to the Performance References and/or (ii) the value of which generally increases, and/or the payment or delivery obligations under which generally decrease, with negative changes to the Performance References.

“Significant Subsidiary” means any Subsidiary that would be a “significant subsidiary” of the Issuer within the meaning of Rule 1-02 under Regulation S-X promulgated pursuant to the Exchange Act.

“Specified Debt” means Debt for borrowed money, Obligations in respect of Capital Lease Obligations, Debt obligations evidenced by promissory notes and similar instruments and Guarantees of any of the foregoing.

“Standard Receivables Undertakings” means representations, warranties, covenants and indemnities entered into by the Issuer or any Restricted Subsidiary that are reasonably customary in an accounts receivable securitization transaction or other factoring or sale of receivables transaction so long as none of the same constitute Debt, a Guarantee (other than in connection with an obligation to repurchase receivables that do not satisfy related representations and warranties) or otherwise require the provision of credit support in excess of credit enhancement established upon entering into such accounts receivable securitization transaction negotiated in good faith at arm’s length.

“Stated Maturity” means, with respect to any security, the date specified in such security as the fixed date on which the payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency beyond the control of the issuer unless such contingency has occurred).

“Subordinated Debt” means any Debt of the Issuer or any Guarantor (whether outstanding on the Issue Date or thereafter Incurred) that is subordinate or junior in right of payment to the Notes or the applicable Guarantee pursuant to a written agreement to that effect.

“Subsidiary” means, in respect of any Person, any corporation, company (including any limited liability company), association, partnership, joint venture or other business entity of which an aggregate of more than 50.0% of the total voting power of the Voting Stock is at the time owned or controlled, directly or indirectly, by:

(a)    such Person;

(b)    such Person and one or more Subsidiaries of such Person; or

(c)    one or more Subsidiaries of such Person.

“Subsidiary Guarantor” means (a) each U.S. Restricted Subsidiary (other than the Co-Issuer) existing on the Issue Date and (b) any other Person that becomes a Subsidiary Guarantor pursuant to Section 4.18 or who otherwise executes and delivers a supplemental indenture to the Trustee providing for a Subsidiary Guarantee.

“Subsidiary Guarantee” means a Co-Guarantee on the terms set forth in this Indenture by a Subsidiary Guarantor of the Issuers’ obligations with respect to this Indenture and the Notes.

“Subsidiary Obligors” means (a) the Issuer and (b) each Subsidiary Guarantor.

“Surviving Person” means the surviving or successor Person formed by a merger, consolidation or amalgamation and, for purposes of Article 5, a Person to whom all or substantially all of the Property of the Issuer or a Guarantor is sold, transferred, assigned, leased, conveyed or otherwise disposed.

“Taxes” means any present or future tax, duty, levy, interest, assessment or other governmental charge imposed or levied by or on behalf of any government or any political subdivision or territory or possession of any government or any authority or agency therein or thereof having power to tax including any applicable penalties or additional liabilities related thereto.

“Tax Receivable Agreement” means the Tax Receivable Agreement by and among the Parent, the Issuer, and other parties thereto, dated as of June 4, 2020, as it may be amended or supplemented.

“Tax Restructuring” means any reorganization and other activity related to tax planning and tax reorganization (as determined by the Issuer in good faith) entered into after the Issue Date so long as such reorganization or other activity does not materially impair the rights of the holders of the Notes.

“Term Loan Facility” means that certain First Lien Credit Agreement, dated as of November 30, 2017, by and among the Issuer, certain of its subsidiaries, Credit Suisse AG, Cayman Islands Branch, as administrative agent, the lenders party thereto, and certain other parties thereto (as amended, restated, amended and restated, modified or supplemented from time to time through the Issue Date).

“TIA” means the Trust Indenture Act of 1939, as amended, and the rules and regulations thereunder.

“Total Leverage Ratio” as of any date of determination means, the ratio of (a) Consolidated Total Debt as of such date of determination to (b) EBITDA for the most recently ended four full fiscal quarters for which financial statements have been delivered, with such pro forma adjustments to EBITDA as are appropriate and consistent with the pro forma adjustment provisions set forth in the definition of Consolidated Fixed Charge Coverage Ratio.

“Treasury Rate” means, with respect to any redemption date, the rate per annum equal to the yield to maturity of the Comparable Treasury Issue, compounded semi-annually, assuming a price for such Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

“Trustee” means the Person named as the “Trustee” in the preamble hereto until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Trustee” shall mean such successor Trustee.

“Unrestricted Cash” means, as of any date of determination, an amount equal to the aggregate amount of all cash and Cash Equivalents of the Issuer and its Restricted Subsidiaries on the Issuer’s consolidated balance sheet that would not appear as “restricted” on the Issuer’s consolidated balance sheet, as determined in accordance with GAAP.

“Unrestricted Definitive Notes” means one or more Definitive Notes that do not and are not required to bear the Private Placement Legend.

“Unrestricted Global Notes” means one or more Global Notes that do not and are not required to bear the Private Placement Legend and are deposited with and registered in the name of the Depositary or its nominee.

“Unrestricted Subsidiary” means:

(a)    any Subsidiary of the Issuer that is designated after the Issue Date as an Unrestricted Subsidiary as permitted or required pursuant to Section 4.16 and is not thereafter redesignated as a Restricted Subsidiary as permitted pursuant thereto; and

(b)    any Subsidiary of an Unrestricted Subsidiary.

“U.S. Government Obligations” means direct obligations (or certificates representing an ownership interest in such obligations) of the United States (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States is pledged and which are not callable or redeemable at the issuer’s option.

“U.S. Restricted Subsidiary” means any restricted Subsidiary that is organized under the laws of the United States of America or any State thereof or the District of Columbia.

“Voting Stock” of any Person means all classes of Capital Stock or other interests (including partnership interests) of such Person then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof.

“Wholly Owned Restricted Subsidiary” means, at any time, a Restricted Subsidiary all the Voting Stock of which (other than directors’ qualifying shares) is at such time owned, directly or indirectly, by the Issuer and its other Wholly Owned Subsidiaries.

Section 1.02    Other Definitions.

Term	Defined in Section
Acceleration Notice	6.02
Acceptable Commitment	4.12(b)(v)
Affiliate Transaction	4.14(a)
Alternate Offer	4.17(b)
Authentication Order	2.02(d)
Base Currency	12.14(a)(i)
Benefited Party	10.01
Change of Control Amount	4.17(a)
Change of Control Offer	4.17(a)
Covenant Defeasance	8.03
cross acceleration provisions	6.01(f)
Directing Holder	6.02
DTC	2.03(b)
Foreign Disposition	4.12(c)
Guaranteed Obligations	10.01
Judgment Currency	12.14(a)(i)
judgment default provisions	6.01(g)
LCT Election	1.04(b)
LCT Test Date	1.04(b)
Legal Defeasance	8.02
losses	7.07

Noteholder Direction	6.02
Notes	Preamble
Offer Amount	3.09(c)(ii)
Offer Period	3.09(d)
Offer to Purchase	3.09(a)
Paying Agent	2.03(a)
Permitted Debt	4.09
Position Representation	6.02
Purchase Date	3.09(d)
Purchase Price	3.09(c)(ii)
Registrar	2.03(a)
Reinstatement Date	4.19(a)
Second Commitment	4.12(b)
Security Register	2.03(a)
Suspended Covenants	4.19(a)
Suspension Period	4.19(a)
Verification Covenant	6.02
Trustee	Preamble

Section 1.03    Inapplicability of the TIA.

No provisions of the TIA are incorporated by reference in or made a part of this Indenture unless explicitly incorporated by reference. Unless specifically provided in this Indenture, no terms that are defined under the TIA have such meanings for purposes of this Indenture.

Section 1.04    Rules of Construction; Limited Condition Transactions; Certain Compliance Calculations.

(a)    Unless the context otherwise requires:

(i)    a term has the meaning assigned to it;

(ii)    an accounting term not otherwise defined herein has the meaning assigned to it in accordance with GAAP; provided that for clarity purposes, determination of whether an action is for speculative purposes is not an accounting term;

(iii)    “or” is not exclusive, unless the context otherwise provides;

(iv)    words in the singular include the plural, and in the plural include the singular;

(v)    all references in this instrument to “Articles,” “Sections,” subdivisions and “Exhibits” are to the designated Articles, Sections, subdivisions and Exhibits of this instrument as originally executed;

(vi)    the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision;

(vii)    “including” means “including without limitation;”

(viii)    references to sections of or rules under the Securities Act or the Exchange Act shall be deemed to include substitute, replacement or successor sections or rules adopted by the Commission from time to time thereunder; and

(ix)    the phrase “in writing” as used herein shall be deemed to include.pdf attachments and other electronic means of transmission, unless otherwise indicated.

(b)    When calculating the availability under any basket or ratio under this Indenture or compliance with any provision of this Indenture in connection with any Limited Condition Transaction and any actions or transactions related thereto (including acquisitions, Investments, the Incurrence or issuance of Debt, Disqualified Stock or Preferred Stock and the use of proceeds thereof, the incurrence of Liens, repayments, Restricted Payments and Asset Sales), in each case, at the option of the Issuer (the Issuer’s election to exercise such option, an “LCT Election”), the date of determination for availability under any such basket or ratio and whether any such action or transaction is permitted (or any requirement or condition therefor is complied with or satisfied (including as to the absence of any continuing Default or Event of Default)) under this Indenture shall be deemed to be the date (the “LCT Test Date”) the definitive agreements for such Limited Condition Transaction are entered into (or, if applicable, the date of delivery of an irrevocable notice, declaration of a Restricted Payment or similar event), if, after giving pro forma effect to the Limited Condition Transaction and any actions or transactions related thereto (including acquisitions, Investments, the Incurrence or issuance of Debt, Disqualified Stock or Preferred Stock and the use of proceeds thereof, the incurrence of Liens, repayments, Restricted Payments and Asset Sales) and any related pro forma adjustments and, at the election of the Issuer, any other acquisition or similar Investment, Restricted Payment or Asset Sale that has not been consummated but with respect to which the Issuer has elected to test any applicable condition prior to the date of consummation in accordance with this paragraph, as if they had occurred at the beginning of the most recently completed four fiscal quarter period, the Issuer or any of its Restricted Subsidiaries could have taken such actions or consummated such transactions on the relevant LCT Test Date in compliance with such ratio, test or basket (and any related requirements and conditions), such ratio, test or basket (and any related requirements and conditions) shall be deemed to have been complied with (or satisfied) for all purposes (in the case of Debt, for example, whether such Indebtedness is committed, issued or Incurred at the LCT Test Date or at any time thereafter); provided that (a) if financial statements for one or more subsequent fiscal quarters shall have become available, the Issuer may elect, in its sole discretion, to re-determine all such ratios, tests or baskets on the basis of such financial statements, in which case, such date of redetermination shall thereafter be deemed to be the applicable LCT Test Date for purposes of such ratios, tests or baskets, (b) except as contemplated in the foregoing clause (a), compliance with such ratios, tests or baskets (and any related requirements and conditions) shall not be determined or tested at any time after the applicable LCT Test Date for such Limited Condition Transaction and any such actions or transactions related thereto (including acquisitions, Investments, the Incurrence or issuance of Debt, Disqualified Stock or Preferred Stock and the use of proceeds thereof, the incurrence of Liens, repayments, Restricted Payments and Asset Sales), and (c) Consolidated Fixed Charges for purposes of the Consolidated Fixed Charge Coverage Ratio will be calculated using an assumed interest rate based on the indicative interest margin contained in any financing commitment documentation with respect to such Debt or, if no such indicative interest margin exists, as reasonably determined by the Issuer in good faith.

(c)    For the avoidance of doubt, if the Issuer has made an LCT Election, (1) if any of the ratios, tests or baskets for which compliance was determined or tested as of the LCT Test Date would at any time after the LCT Test Date have been exceeded or otherwise failed to have been complied with as a result of fluctuations in any such ratio, test or basket, including due to fluctuations in EBITDA or total assets of the Issuer or the Person subject to such Limited Condition Transaction, such baskets, tests or ratios will not be deemed to have been exceeded or failed to have been complied with as a result of such fluctuations (provided, for the avoidance of doubt, that the Issuer or any Restricted Subsidiary may rely upon any improvement in any such ratio, test or basket availability); (2) if any related requirements and conditions (including as to the absence of any continuing Default or Event of Default) for which compliance or satisfaction was determined or tested as of the LCT Test Date would at any time after the LCT Test Date not have been complied with or satisfied (including due to the occurrence or continuation of an Default or Event of Default), such requirements and conditions will not be deemed to have been failed to be complied with or satisfied (and such Default or Event of Default shall be deemed not to have occurred or be continuing for purposes of the determination of such compliance or satisfaction); and (3) in calculating the availability under any ratio, test or basket in connection with any action or transaction unrelated to such Limited Condition Transaction following the relevant LCT Test Date and prior to the earlier of the date on which such Limited Condition Transaction is consummated or the date that the definitive agreement or date for redemption, purchase or repayment specified in an irrevocable notice for such Limited Condition Transaction is terminated, expires or passes, as applicable, without consummation of such Limited Condition Transaction, any such ratio, test or basket shall be determined or tested giving pro forma effect to such Limited Condition Transaction and other actions or transactions in connection therewith (including any Incurrence of Debt and the use of proceeds thereof (but without netting the cash proceeds thereof)) had been consummated.

(d)    Notwithstanding anything to the contrary herein, in the event an item of Debt, Disqualified Stock or Preferred Stock (or any portion thereof) is incurred or issued, any Lien is incurred or other transaction is undertaken in reliance on a ratio basket based on the Consolidated Fixed Charge Coverage Ratio, Senior Secured Leverage Ratio or Total Leverage Ratio, such ratio(s) shall be calculated with respect to such Incurrence, issuance or other transaction without giving effect to amounts being utilized under any other basket (other than a ratio basket based on the Consolidated Fixed Charge Coverage Ratio, Senior Secured Leverage Ratio or Total Leverage Ratio) on the same date (excluding clauses (b)(y) and (e) of the definition of “Permitted Debt”). Each item of Debt, Disqualified Stock or Preferred Stock that is incurred or issued, each Lien incurred and each other transaction undertaken will be deemed to have been incurred, issued or taken first, to the extent available, pursuant to the relevant Consolidated Fixed Charge Coverage Ratio, Senior Secured Leverage Ratio or Total Leverage Ratio.

ARTICLE 2

THE NOTES

Section 2.01    Form and Dating.

(a)    General. The Notes and the Trustee’s certificate of authentication shall be substantially in the form included in Exhibit A hereto, which is hereby incorporated in and expressly made part of this Indenture. The Notes may have notations, legends or endorsements required by law, trading market or depository rule or usage in addition to those set forth on Exhibit A. Each Note shall be dated the date of its authentication. The Notes shall be in denominations of $2,000 and integral multiples of $1,000 in excess thereof. The terms and provisions contained in the Notes shall constitute a part of this Indenture and the Issuers, the Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. To the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

(b)    Form of Notes. The Notes shall be issued initially in global form and shall be substantially in the form of Exhibit A attached hereto (including the Global Note Legend thereon and the “Schedule of Exchanges of Interests in the Global Note” attached thereto). Notes issued in definitive form shall be substantially in the form of Exhibit A attached hereto (but without the Global Note Legend thereon and without the “Schedule of Exchanges of Interests in the Global Note” attached thereto). Each Global Note shall represent such aggregate principal amount of the outstanding Notes as shall be specified therein and each shall provide that it shall represent the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions and transfers of interests therein. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby shall be made by the Trustee or the Custodian, at the direction of the Trustee, in accordance with written instructions given by the Holder thereof as required by Section 2.06.

(c)    Book-Entry Provisions. This Section 2.01(c) shall apply only to Global Notes deposited with the Trustee as custodian for the Depositary. Participants and Indirect Participants shall have no rights under this Indenture or any Global Note with respect to any Global Note held on their behalf by the Depositary or by the Trustee as custodian for the Depositary, and the Depositary shall be treated by the Issuers, the Trustee and any agent of the Issuers or the Trustee as the absolute owner of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Issuers, the Trustee or any agent of the Issuers or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Participants or Indirect Participants, the Applicable Procedures or the operation of customary practices of the Depositary governing the exercise of the rights of a Holder of a beneficial interest in any Global Note.

(d)    Euroclear and Clearstream Procedures Applicable. The provisions of the “Operating Procedures of the Euroclear System” and “Terms and Conditions Governing Use of Euroclear” and the “General Terms and Conditions of Clearstream” and “Customer Handbook” of Clearstream shall be applicable to transfers of beneficial interests in Global Notes that are held by Participants through Euroclear or Clearstream.

(e)    Certificated Securities. The Issuers shall exchange Global Notes for Definitive Notes if: (i) at any time the Depositary notifies the Issuers that it is unwilling or unable to continue to act as Depositary for the Global Notes or if at any time the Depositary shall no longer be eligible to act as such because it ceases to be a clearing agency registered under the Exchange Act, and, in either case, the Issuers shall not have appointed a successor Depositary within 120 days after the Issuers receive such notice or becomes aware of such ineligibility, (ii) upon written request of a Holder or the Trustee if a Default or Event of Default shall have occurred and be continuing or (iii) the Issuers notify the Trustee in writing that they have elected to cause the issuance of Definitive Notes.

Upon the occurrence of any of the events set forth in clauses (e)(i), (e)(ii) or (e)(iii) of this Section 2.01, the Issuers shall execute, and, upon receipt of an Authentication Order in accordance with Section 2.02, the Trustee shall authenticate and deliver, Definitive Notes, in authorized denominations, in an aggregate principal amount equal to the principal amount of the Global Notes in exchange for such Global Notes.

Upon the exchange of a Global Note for Definitive Notes, such Global Note shall be cancelled by the Trustee or an agent of the Issuers or the Trustee. Definitive Notes issued in exchange for a Global Note pursuant to this Section 2.01 shall be registered in such names and in such authorized denominations as the Depositary, pursuant to instructions from its Participants or its Applicable Procedures, shall instruct the Trustee or an agent of the Issuers or the Trustee in writing. The Trustee or such agent shall deliver such Definitive Notes to or as directed by the Persons in whose names such Definitive Notes are so registered or to the Depositary.

Section 2.02    Execution and Authentication.

(a)    One Officer shall execute the Notes on behalf of the Issuers by manual or facsimile signature.

(b)    If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated by the Trustee, the Note shall nevertheless be valid.

(c)    A Note shall not be valid until authenticated by the manual signature of the Trustee. The signature of the Trustee shall be conclusive evidence that the Note has been authenticated under this Indenture.

(d)    The Trustee shall, upon a written order of the Issuers signed by an Officer (an “Authentication Order”), authenticate Notes for issuance.

(e)    The Trustee may appoint an authenticating agent acceptable to the Issuers to authenticate Notes. Unless otherwise provided in such appointment, an authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent shall have the same rights as the Trustee to deal with Holders, the Issuers or an Affiliate of the Issuers.

Section 2.03    Registrar and Paying Agent.

(a)    The Issuers shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange (“Registrar”) and an office or agency where Notes may be presented for payment (“Paying Agent”). The Registrar shall keep a register (the “Security Register”) of the Notes and of their transfer and exchange. The Issuers may appoint one or more co-registrars and one or more additional paying agents. The term “Registrar” includes any co-registrar and the term “Paying Agent” includes any additional paying agent. The Issuers may change any Paying Agent or Registrar without notice to any Holder. The Issuers shall notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Issuers fail to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Issuers or any of their Subsidiaries may act as Paying Agent or Registrar.

(b)    The Issuers initially appoint The Depository Trust Company (“DTC”) to act as Depositary with respect to the Global Notes.

(c)    The Issuers initially appoint the Trustee to act as Registrar and Paying Agent and to act as Custodian with respect to the Global Notes, and the Trustee hereby agrees so to initially act.

Section 2.04    Paying Agent to Hold Money in Trust.

The Issuers shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent shall hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal, premium, if any, or interest on the Notes, and shall notify the Trustee of any default by the Issuers in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all funds held by it relating to the Notes to the Trustee. The Issuers at any time may require a Paying Agent to pay all funds held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Issuers or a Subsidiary) shall have no further liability for such funds. If the Issuers or a Subsidiary acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all funds held by it as Paying Agent. Upon any Event of Default under Sections 6.01(h) or (i) relating to the Issuers, the Trustee shall serve as Paying Agent for the Notes.

Section 2.05    Holder Lists.

The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders. If the Trustee is not the Registrar, the Issuers shall furnish or cause to be furnished to the Trustee at least seven (7) Business Days before each Interest Payment Date and at such other times as the Trustee may request in writing, a list in such form and as of such date or such shorter time as the Trustee may allow, as the Trustee may reasonably require of the names and addresses of the Holders.

Section 2.06    Transfer and Exchange.

(a)    Transfer and Exchange of Global Notes. A Global Note may not be transferred as a whole except by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. Upon the occurrence of any of the events set forth in Section 2.01(e), Definitive Notes shall be issued in denominations of $2,000 and integral multiples of $1,000 in excess thereof and in such names as the Depositary shall instruct the Trustee in writing. Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 2.07 and 2.10. Except as provided above, every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to this Section 2.06 or Section 2.07 or 2.10, shall be authenticated and delivered in the form of, and shall be, a Global Note. A Global Note may not be exchanged for another Note other than as provided in this Section 2.06(a), and beneficial interests in a Global Note may not be transferred and exchanged other than as provided in Section 2.06(b), (c) or (i).

(b)    Transfer and Exchange of Beneficial Interests in the Global Notes. The transfer and exchange of beneficial interests in the Global Notes shall be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures. Beneficial interests in the Restricted Global Notes shall be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Transfers of beneficial interests in Global Notes also shall require compliance with either clause 2.06(b)(i) or 2.06(b)(ii) of this Section 2.06, as applicable, as well as one or more of the other following clauses, as applicable:

(i)    Transfer of Beneficial Interests in the Same Global Note. Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend and any Applicable Procedures. Beneficial interests in any Unrestricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note. Except as may be required by any Applicable Procedures or set forth in the Private Placement Legend, no written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.06(b)(i).

(ii)    All Other Transfers and Exchanges of Beneficial Interests in Global Notes. In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.06(b)(i), the transferor of such beneficial interest must deliver to the Registrar either (A) (1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase or (B) (1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given by the Depositary to the Registrar containing information regarding the Person in whose name such Definitive Note shall be registered to effect the transfer or exchange referred to in (B)(1) above. Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture and the Notes or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Note(s) pursuant to Section 2.06(g).

(iii)    Transfer of Beneficial Interests in a Restricted Global Note to Another Restricted Global Note. A holder of a beneficial interest in a Restricted Global Note may transfer such beneficial interest to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Note if the transfer complies with the requirements of Section 2.06(b)(ii) and the Registrar receives the following:

(A)    if the transferee will take delivery in the form of a beneficial interest in the 144A Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof or, if permitted by the Applicable Procedures, item (3) thereof;

(B)    if the transferee will take delivery in the form of a beneficial interest in the Regulation S Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and

(C)    if the transferee is required by the Applicable Procedures to take delivery in the form of a beneficial interest in the IAI Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications and certificates and Opinion of Counsel required by item (3) thereof, if applicable.

(iv)    Transfer or Exchange of Beneficial Interests in a Restricted Global Note for Beneficial Interests in an Unrestricted Global Note. A holder of a beneficial interest in a Restricted Global Note may exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note or may transfer such beneficial interest to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note only if the exchange or transfer complies with the requirements of Section 2.06(b)(ii) and:

(A)    the Registrar receives the following:

(1)    if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(a) thereof; or

(2)    if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a

Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this clause (A), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer complies with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act; or

(B)    such transfer is effected pursuant to an automatic exchange in accordance with Section 2.06(i) of this Indenture.

If any such transfer is effected pursuant to clause 2.06(b)(iv)(A) or 2.06(b)(iv)(B) of this Section 2.06 at a time when an Unrestricted Global Note has not yet been issued, the Issuers shall execute and, upon receipt of an Authentication Order in accordance with Section 2.02, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred pursuant to clause 2.06(b)(iv)(A) or 2.06(b)(iv)(B) of this Section 2.06.

(v)    Transfer or Exchange of Beneficial Interests in an Unrestricted Global Note for Beneficial Interests in a Restricted Global Note Prohibited. Beneficial interests in an Unrestricted Global Note may not be exchanged for, or transferred to Persons who take delivery thereof in the form of, beneficial interests in a Restricted Global Note.

(c)    Transfer and Exchange of Beneficial Interests in Global Notes for Definitive Notes.

(i)    Transfer or Exchange of Beneficial Interests in Restricted Global Notes to Restricted Definitive Notes. If any holder of a beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Definitive Note, then, upon receipt by the Registrar of the following documentation:

(A)    if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (2)(a) thereof;

(B)    if such beneficial interest is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

(C)    if such beneficial interest is being transferred to a “Non-U.S. Person” in an offshore transaction (as defined in Section 902(k) of Regulation S) in accordance with Rule 903 or Rule 904, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

(D)    if such beneficial interest is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;

(E)    if such beneficial interest is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in clauses (B) through (D) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3)(d) thereof, if applicable; or

(F)    if such beneficial interest is being transferred to the Issuers or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof, the Trustee shall reduce or cause to be reduced in a corresponding amount pursuant to Section 2.06(g), the aggregate principal amount of the applicable Restricted Global Note, and the Issuers shall execute and, upon receipt of an Authentication Order in accordance with Section 2.02, the Trustee shall authenticate and deliver a Restricted Definitive Note in the appropriate principal amount to the Person designated by the holder of such beneficial interest in the instructions delivered to the Registrar by the Depositary and the applicable Participant or Indirect Participant on behalf of such holder. Any Restricted Definitive Note issued in exchange for beneficial interests in a Restricted Global Note pursuant to this Section 2.06(c)(i) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall designate in such instructions. The Trustee shall deliver such Restricted Definitive Notes to the Persons in whose names such Notes are so registered. Any Restricted Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c)(i) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.

(ii)    Transfer or Exchange of Beneficial Interests in Restricted Global Notes to Unrestricted Definitive Notes. A holder of a beneficial interest in a Restricted Global Note may exchange such beneficial interest for an Unrestricted Definitive Note or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note only if the Registrar receives the following:

(A)    if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for an Unrestricted Definitive Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(b) thereof; or

(B)    if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this clause Section 2.06(c)(ii), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer complies with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

Upon satisfaction of any of the conditions of this Section 2.06(c)(ii), the Issuers shall execute and, upon receipt of an Authentication Order in accordance with Section 2.02, the Trustee shall authenticate and deliver an Unrestricted Definitive Note in the appropriate principal amount to the Person designated by the holder of such beneficial interest in instructions delivered to the Registrar by the Depositary and the applicable Participant or Indirect Participant on behalf of such holder, and the Trustee shall reduce or cause to be reduced in a corresponding amount pursuant to Section 2.06(g), the aggregate principal amount of the applicable Restricted Global Note.

(iii)    Transfer or Exchange of Beneficial Interests in Unrestricted Global Notes to Unrestricted Definitive Notes. If any holder of a beneficial interest in an Unrestricted Global Note proposes to exchange such beneficial interest for an Unrestricted Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note, then, upon satisfaction of the applicable conditions set forth in Section 2.06(b)(ii), the Trustee shall reduce or cause to be reduced in a corresponding amount pursuant to Section 2.06(g), the aggregate principal amount of the applicable Unrestricted Global Note, and the Issuers shall execute, and, upon receipt of an Authentication Order in accordance with Section 2.02, the Trustee shall authenticate and deliver an Unrestricted Definitive Note in the appropriate principal amount to the Person designated by the holder of such beneficial interest in instructions delivered to the Registrar by the Depositary and the applicable Participant or Indirect Participant on behalf of such holder. Any Unrestricted Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(iii) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall designate in such instructions. The Trustee shall deliver such Unrestricted Definitive Notes to the Persons in whose names such Notes are so registered. Any Unrestricted Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(iii) shall not bear the Private Placement Legend.

(d)    Transfer and Exchange of Definitive Notes for Beneficial Interests in the Global Notes.

(i)    Transfer or Exchange of Restricted Definitive Notes to Beneficial Interests in Restricted Global Notes. If any Holder of a Restricted Definitive Note proposes to exchange such Restricted Definitive Note for a beneficial interest in a Restricted Global Note or to transfer such Restricted Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note, then, upon receipt by the Registrar of the following documentation:

(A)    if the Holder of such Restricted Definitive Note proposes to exchange such Restricted Definitive Note for a beneficial interest in a Restricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (2)(b) thereof;

(B)    if such Restricted Definitive Note is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

(C)    if such Restricted Definitive Note is being transferred to a “non-U.S. Person” in an offshore transaction (as defined in Rule 902(k) of Regulation S) in accordance with Rule 903 or Rule 904, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

(D)    if such Restricted Definitive Note is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;

(E)    if such Restricted Definitive Note is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in clauses 2.06(d)(i)(B) through (D) of this Section 2.06, a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3)(d) thereof, if applicable; or

(F)    if such Restricted Definitive Note is being transferred to the Issuers or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof, the Trustee shall cancel the Restricted Definitive Note, increase or cause to be increased in a corresponding amount pursuant to Section 2.06(g), the aggregate principal amount of, in the case of clause 2.06(d)(i)(A) of this Section 2.06, the appropriate Restricted Global Note, in the case of clause 2.06(d)(i)(B) of this Section 2.06, a 144A Global Note, in the case of clause 2.06(d)(i)(C) of this Section 2.06, a Regulation S Global Note, and in all other cases, a IAI Global Note.

(ii)    Transfer or Exchange of Restricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of a Restricted Definitive Note may exchange such Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note or transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note only if the Registrar receives the following:

(A)    if the Holder of such Restricted Definitive Note proposes to exchange such Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(c) thereof; or

(B)    if the Holder of such Restricted Definitive Note proposes to transfer such Restricted Definitive Note to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this Section 2.06(d)(ii), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer shall be effected in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend shall no longer be required in order to maintain compliance with the Securities Act.

Upon satisfaction of the conditions of any of the clauses in this Section 2.06(d)(ii), the Trustee shall cancel such Restricted Definitive Note and increase or cause to be increased in a corresponding amount pursuant to Section 2.06(g), the aggregate principal amount of the Unrestricted Global Note.

(iii)    Transfer or Exchange of Unrestricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of an Unrestricted Definitive Note may exchange such Unrestricted Definitive Note for a beneficial interest in an Unrestricted Global Note or transfer such Unrestricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note at any time. Upon receipt of a request for such an exchange or transfer, the Trustee shall cancel the applicable Unrestricted Definitive Note and increase or cause to be increased in a corresponding amount pursuant to Section 2.06(g) the aggregate principal amount of one of the Unrestricted Global Notes.

(iv)    Transfer or Exchange of Unrestricted Definitive Notes to Beneficial Interests in Restricted Global Notes Prohibited. An Unrestricted Definitive Note may not be exchanged for, or transferred to Persons who take delivery thereof in the form of, beneficial interests in a Restricted Global Note.

(v)    Issuance of Unrestricted Global Notes. If any such exchange or transfer of a Definitive Note for a beneficial interest in an Unrestricted Global Note is effected pursuant to clause (iii) of this Section 2.06(d) at a time when an Unrestricted Global Note has not yet been issued, the Issuers shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of Definitive Notes so transferred.

(e)    Transfer and Exchange of Definitive Notes for Definitive Notes. Upon request by a Holder of Definitive Notes and such Holder’s compliance with the provisions of this Section 2.06(e), the Registrar shall register the transfer or exchange of Definitive Notes. Prior to such registration of transfer or exchange, the requesting Holder shall present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder. In addition, the requesting Holder shall provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.06(e).

(i)    Transfer of Restricted Definitive Notes to Restricted Definitive Notes. Any Restricted Definitive Note may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive Note if the Registrar receives the following:

(A)    if the transfer will be made pursuant to Rule 144A, a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;

(B)    if the transfer will be made pursuant to Rule 903 or Rule 904, a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and

(C)    if the transfer will be made pursuant to any other exemption from the registration requirements of the Securities Act, a certificate in the form of Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3)(a) thereof, if applicable.

(ii)    Transfer or Exchange of Restricted Definitive Notes to Unrestricted Definitive Notes. Any Restricted Definitive Note may be exchanged by the Holder thereof for an Unrestricted Definitive Note or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Note only if the Registrar receives the following:

(A)    if the Holder of such Restricted Definitive Note proposes to exchange such Restricted Definitive Notes for an Unrestricted Definitive Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(d) thereof; or

(B)    if the Holder of such Restricted Definitive Notes proposes to transfer such Restricted Definitive Notes to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this Section 2.06(e)(ii), if the Registrar so requests, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer complies with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

Upon satisfaction of the conditions of any of the clauses of this Section 2.06(e)(ii), the Trustee shall cancel the prior Restricted Definitive Note and the Issuers shall execute, and upon receipt of an Authentication Order in accordance with Section 2.02, the Trustee shall authenticate and deliver an Unrestricted Definitive Note in the appropriate aggregate principal amount to the Person designated by the holder of such prior Restricted Definitive Note in instructions delivered to the Registrar by such holder.

(iii)    Transfer of Unrestricted Definitive Notes to Unrestricted Definitive Notes. A holder of Unrestricted Definitive Notes may transfer such Unrestricted Definitive Notes to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note. Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Definitive Notes pursuant to the instructions from the holder thereof.

(f)    Legends. The following legends shall appear on the face of all Global Notes and Definitive Notes issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture.

(i)    Private Placement Legend.

(A)    Except as permitted by clause (B) below, each Global Note and each Definitive Note (and all Notes issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form:

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION. THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES, TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) THAT IS [IN THE CASE OF RULE 144A NOTES: ONE YEAR AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF, THE ORIGINAL ISSUE DATE OF THE ISSUANCE OF ANY ADDITIONAL NOTES AND THE LAST DATE ON WHICH THE ISSUERS OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS

SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY),] [IN THE CASE OF REGULATION S NOTES: 40 DAYS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF, THE ORIGINAL ISSUE DATE OF THE ISSUANCE OF ANY ADDITIONAL NOTES AND THE DATE ON WHICH THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY) WAS FIRST OFFERED TO PERSONS OTHER THAN DISTRIBUTORS (AS DEFINED IN RULE 902 OF REGULATION S) IN RELIANCE ON REGULATION S], ONLY (A) TO THE ISSUERS OR ANY SUBSIDIARY THEREOF, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”), TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) OUTSIDE THE UNITED STATES IN COMPLIANCE WITH RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (E) TO AN INSTITUTIONAL “ACCREDITED INVESTOR” WITHIN THE MEANING OF RULE 501(A)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT THAT IS NOT A QUALIFIED INSTITUTIONAL BUYER AND THAT IS PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF ANOTHER INSTITUTIONAL ACCREDITED INVESTOR, IN EACH CASE IN A MINIMUM PRINCIPAL AMOUNT OF SECURITIES OF $250,000, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO OR FOR OFFER OR SALE IN CONNECTION WITH ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE ISSUERS’ AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (D), (E) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE. [IN THE CASE OF REGULATION S NOTES: BY ITS ACQUISITION HEREOF, THE HOLDER HEREOF REPRESENTS THAT IT IS NOT A U.S. PERSON NOR IS IT PURCHASING FOR THE ACCOUNT OF A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT.]

BY ITS ACQUISITION OF THIS SECURITY, THE HOLDER HEREOF WILL BE DEEMED TO HAVE REPRESENTED AND WARRANTED THAT EITHER (1) NO PORTION OF THE ASSETS USED BY SUCH HOLDER TO ACQUIRE OR HOLD THIS SECURITY CONSTITUTES THE ASSETS OF AN

EMPLOYEE BENEFIT PLAN THAT IS SUBJECT TO TITLE I OF THE U.S. EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), OF A PLAN, INDIVIDUAL RETIREMENT ACCOUNT OR OTHER ARRANGEMENT THAT IS SUBJECT TO SECTION 4975 OF THE U.S. INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”) OR PROVISIONS UNDER ANY OTHER U.S. OR NON-U.S. FEDERAL, STATE, LOCAL OR OTHER LAWS OR REGULATIONS THAT ARE SIMILAR TO SUCH PROVISIONS OF ERISA OR THE CODE (“SIMILAR LAWS”), OR OF AN ENTITY WHOSE UNDERLYING ASSETS ARE CONSIDERED TO INCLUDE “PLAN ASSETS” OF ANY SUCH PLAN, ACCOUNT OR ARRANGEMENT, OR (2) THE ACQUISITION, AND HOLDING AND SUBSEQUENT DISPOSITION OF THIS SECURITY WILL NOT CONSTITUTE A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE OR A SIMILAR VIOLATION UNDER ANY APPLICABLE SIMILAR LAWS.

(B)    Notwithstanding the foregoing, any Global Note or Definitive Note issued pursuant to clauses 2.06(b)(iv), 2.06(c)(ii), 2.06(c)(iii), 2.06(d)(ii), 2.06(d)(iii), 2.06(e)(ii), 2.06(e)(iii) or (i) to this Section 2.06 (and all Notes issued in exchange therefor or substitution thereof) shall not bear the Private Placement Legend.

(ii)    Global Note Legend. Each Global Note shall bear a legend in substantially the following form:

“THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.06 OF THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE, (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE ISSUERS.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED

REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE ISSUERS OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.”

(g)    Cancellation and/or Adjustment of Global Notes. At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or cancelled in whole and not in part, each such Global Note shall be returned to or retained and cancelled by the Trustee in accordance with Section 2.11. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the aggregate principal amount of Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, the aggregate principal amount of such other Global Note shall be increased accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.

(h)    General Provisions Relating to Transfers and Exchanges.

(i)    No service charge shall be made to a holder of a beneficial interest in a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but the Issuers may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.10, 3.06, 4.12, 4.17 and 9.05).

(ii)    All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes shall be the valid obligations of the Issuers, evidencing the same debt as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

(iii)    Neither the Registrar nor the Issuers shall be required (A) to issue, to register the transfer of or to exchange any Notes during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption under Section 3.02 and ending at the close of business on the date of selection, (B) to register the transfer of or to exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part or (C) to register the transfer of or to exchange a Note between a record date (including a Regular Record Date) and the next succeeding Interest Payment Date.

(iv)    Prior to due presentment for the registration of transfer of any Note, the Trustee, any Agent and the Issuers may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of, premium, if any, and interest on such Note and for all other purposes, in each case regardless of any notice to the contrary.

(v)    All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section 2.06 to effect a registration of transfer or exchange may be submitted by facsimile.

(vi)    The Trustee is hereby authorized and directed to enter into a letter of representation with the Depositary in the form provided by the Issuers and to act in accordance with such letter.

(i)    Automatic Exchange from Restricted Global Note to Unrestricted Global Note. At the option of the Issuers and upon compliance with the following procedures, beneficial interests in a Restricted Global Note shall be exchanged for beneficial interests in an Unrestricted Global Note. In order to effect such exchange, the Issuers shall provide written notice to the Trustee instructing the Trustee to (i) direct the Depositary to transfer the specified amount of the outstanding beneficial interests in a particular Restricted Global Note to an Unrestricted Global Note and provide the Depositary with all such information as is necessary for the Depositary to appropriately credit and debit the relevant Holder accounts and (ii) provide prior written notice to all Holders of such exchange, which notice must include the date such exchange is proposed to occur, the CUSIP number of the relevant Restricted Global Note and the CUSIP number of the Unrestricted Global Note into which such Holders’ beneficial interests will be exchanged. As a condition to any such exchange pursuant to this Section 2.06(i), the Trustee shall be entitled to receive from the Issuers, and rely upon conclusively without any liability, an Officers’ Certificate and an Opinion of Counsel, in form and in substance reasonably satisfactory to the Trustee, to the effect that such transfer of beneficial interests to the Unrestricted Global Note shall be effected in compliance with the Securities Act. The Issuers may request from Holders such information it reasonably determines is required in order to be able to deliver such Officer’s Certificate and Opinion of Counsel. Upon such exchange of beneficial interests pursuant to this Section 2.06(i), the Registrar shall reflect on its books and records the date of such transfer and a decrease and increase, respectively, in the principal amount of the applicable Restricted Global Note and the Unrestricted Global Note, respectively, equal to the principal amount of beneficial interests transferred. Following any such transfer pursuant to this Section 2.06(i) of all of the beneficial interests in a Restricted Global Note, such Restricted Global Note shall be cancelled by the Trustee.

Section 2.07    Replacement Notes.

If any mutilated Note is surrendered to the Trustee, or if the Issuers and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Note, the Issuers shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02, the Trustee shall authenticate and deliver in exchange therefor a replacement Note of like tenor and principal amount, bearing a number not contemporaneously outstanding. If required by the Trustee or the Issuers, the Holder of such Note shall provide indemnity that is sufficient, in the judgment of the Issuers and the Trustee, to protect the Issuers, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer in connection with such replacement. If required by the Trustee or the Issuers, such Holder shall reimburse the Issuers for their reasonable expenses in connection with such replacement.

Every replacement Note issued in accordance with this Section 2.07 shall be the valid obligation of the Issuers, evidencing the same debt as the destroyed, lost or stolen Note, and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

Section 2.08    Outstanding Notes.

(a)    The Notes outstanding at any time shall be the entire principal amount of Notes represented by all of the Global Notes and Definitive Notes authenticated by the Trustee except for those cancelled by it, those delivered to it for cancellation, those subject to reductions in beneficial interests effected by the Trustee in accordance with Section 2.06, and those described in this Section 2.08 as not outstanding. Except as set forth in Section 2.09, a Note shall not cease to be outstanding because the Issuers or an Affiliate of the Issuers holds the Note; provided, however, that Notes held by the Parent or a Subsidiary of the Parent shall be deemed not to be outstanding for purposes of Section 3.07(c).

(b)    If a Note is replaced pursuant to Section 2.07, it shall cease to be outstanding unless the Trustee receives proof satisfactory to it that the replaced note is held by a bona fide purchaser.

(c)    If the principal amount of any Note is considered paid under Section 4.01, it shall cease to be outstanding and interest on it shall cease to accrue.

(d)    If the Paying Agent (other than the Issuers or a Subsidiary or Affiliate thereof) holds, on a redemption date, a Purchase Date or a maturity date, funds sufficient to pay Notes payable on that date, then on and after that date such Notes shall be deemed to be no longer outstanding and shall cease to accrue interest.

Section 2.09    Treasury Notes.

In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Issuers or by any Affiliate of the Issuers, shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes that the Trustee knows are so owned shall be so disregarded.

Section 2.10    Temporary Notes.

Until certificates representing Notes are ready for delivery, the Issuers may prepare and, upon receipt of an Authentication Order in accordance with Section 2.02, the Trustee shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of Definitive Notes but may have variations that the Issuers consider appropriate for temporary Notes and as shall be reasonably acceptable to the Trustee. Without unreasonable delay, the Issuers shall prepare and the Trustee shall authenticate Global Notes or Definitive Notes in exchange for temporary Notes, as applicable. After preparation of Definitive Notes, the Temporary Note will be exchangeable for Definitive Notes upon surrender of the Temporary Notes.

Holders of temporary Notes shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

Section 2.11    Cancellation.

The Issuers at any time may deliver Notes to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. Upon sole direction of the Issuers, the Trustee and no one else shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall destroy cancelled Notes (subject to the record retention requirements of the Exchange Act or other applicable laws) customary in accordance with its process unless by written order, signed by an Officer of the Issuers, the Issuers direct them to be returned to it. Certification of the destruction of all cancelled Notes shall be delivered to the Issuers from time to time upon request. The Issuers may not issue new Notes to replace Notes that it has paid or that have been delivered to the Trustee for cancellation.

Section 2.12    Payment of Interest; Defaulted Interest.

If the Issuers default in a payment of interest on the Notes, it shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Notes and in Section 4.01. In such event, the Issuers shall notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment and shall fix or cause to be fixed each such special record date and payment date; provided that no such special record date shall be less than 10 days prior to the related Interest Payment Date for such defaulted interest. At least 15 days before any such special record date, the Issuers (or, upon the written request of the Issuers, the Trustee in the name and at the expense of the Issuers) shall mail or cause to be mailed to Holders a notice that states the special record date, the related Interest Payment Date and the amount of such interest to be paid.

Section 2.13    CUSIP or ISIN Numbers.

The Issuers in issuing the Notes may use “CUSIP” and/or “ISIN” numbers (if then generally in use), and, if so, the Trustee shall use “CUSIP” and/or “ISIN” numbers in notices of redemption or Offers to Purchase as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of a redemption or notice of an Offer to

Purchase and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption or Offer to Purchase shall not be affected by any defect in or omission of such numbers. The Issuers shall promptly notify the Trustee of any change in the “CUSIP” and/or “ISIN” numbers.

Section 2.14    Issuance of Additional Notes.

The Issuers shall be entitled, subject to its compliance with Section 4.09, to issue Additional Notes under this Indenture which shall have identical terms as the Initial Notes issued on the date hereof, other than with respect to the date of issuance and issue price (except that if the Additional Notes are not fungible with the Initial Notes for U.S. federal income tax purposes, the Additional Notes will be assigned a different CUSIP number or other identification number). The Initial Notes issued on the date hereof and any Additional Notes shall be treated as a single class for all purposes under this Indenture, including directions, waivers, amendments, consents, redemptions and Offers to Purchase.

With respect to any Additional Notes, the Issuers shall set forth in a Board Resolution and an Officers’ Certificate, a copy of each of which shall be delivered to the Trustee, the following information:

(a)    the aggregate principal amount of such Additional Notes to be authenticated and delivered pursuant to this Indenture;

(b)    the issue price, the issue date and the CUSIP and/or ISIN number of such Additional Notes; provided, however, that if the Additional Notes are not fungible with the Initial Notes for U.S. federal income tax purposes, the Additional Notes will be assigned a different CUSIP number or other identification number; and

(c)    whether such Additional Notes shall be subject to the restrictions on transfer set forth in Section 2.06 relating to Restricted Global Notes and Restricted Definitive Notes.

Section 2.15    Record Date.

The record date for purposes of determining the identity of Holders of Notes entitled to vote or consent to any action by vote or consent or permitted under this Indenture shall be determined by the Issuers. Unless otherwise specified, if not set by the Issuers prior to the first solicitation of a Holder made by any Person in respect of any such action, or in the case of any such vote, prior to such vote, any such record date shall be the later of 10 days prior to the first solicitation of such consent or the date of the most recent list of Holders furnished to the Trustee prior to such solicitation.

Section 2.16    Pro Rata Payments.

If on any given day the Issuers make a payment to the Paying Agent or the Trustee in respect of the Notes and such payment is not sufficient to pay all amounts due and payable on such date in respect of such Notes, such payment shall be applied to the amounts then due and payable on the subject Notes on a pro rata basis based on the amounts then due and payable on such Notes.

ARTICLE 3

REDEMPTION AND PREPAYMENT

Section 3.01    Notices to Trustee.

If the Issuer elects to redeem Notes pursuant to the optional redemption provisions of Section 3.07, it shall furnish to the Trustee, at least 10 days but not more than 60 days before a redemption date (or such shorter period as may be allowed by the Trustee), an Officers’ Certificate setting forth (a) the applicable section of this Indenture pursuant to which the redemption shall occur, (b) the redemption date, (c) the principal amount of Notes to be redeemed, (d) the calculation of the redemption price but need not include the redemption price itself and (e) any conditions set forth in Section 3.03.

Section 3.02    Selection of Notes to Be Redeemed.

If less than all of the Notes are to be redeemed at any time, the Trustee shall select the Notes to be redeemed among the Holders in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed or, if the Notes are not so listed, on a pro rata basis, by lot or in accordance with any other method the Trustee deems fair and appropriate in its sole discretion. In the event of partial redemption by lot, the particular Notes to be redeemed shall be selected, unless otherwise provided herein, not less than 10 nor more than 60 days prior to the redemption date by the Trustee from the outstanding Notes not previously called for redemption.

The Trustee shall promptly notify the Issuers in writing of the Notes selected for redemption and, in the case of any Note selected for partial redemption, the principal amount thereof to be redeemed. Notes and portions of Notes selected shall be in amounts of $2,000 or integral multiples of $1,000 in excess thereof; except that if all of the Notes of a Holder are to be redeemed, the entire outstanding amount of Notes held by such Holder, even if not an integral multiple of $1,000, shall be redeemed. Except as provided in the preceding sentence, provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption.

Section 3.03    Notice of Redemption.

At least 10 days but not more than 60 days prior to a redemption date, the Issuer shall mail or cause to be mailed, by first class mail, a notice of redemption to each Holder whose Notes are to be redeemed at such Holder’s registered address appearing in the Security Register.

The notice shall identify the Notes to be redeemed and shall state:

(a)    the redemption date;

(b)    the appropriate method for calculation of the redemption price, but need not include the redemption price itself; the actual redemption price shall be set forth in an Officers’ Certificate delivered to the Trustee no later than two (2) Business Days prior to the redemption date unless clause (2) of the definition of “Comparable Treasury Price” is applicable, in which case such Officer’s Certificate should be delivered on the redemption date;

(c)    if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the redemption date upon surrender of such Note, if applicable, a new Note or Notes in principal amount equal to the unredeemed portion shall be issued upon cancellation of the original Note;

(d)    the name and address of the Paying Agent;

(e)    that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

(f)    that, unless the Issuer defaults in making such redemption payment, interest on Notes called for redemption ceases to accrue on and after the redemption date;

(g)    the applicable section of this Indenture pursuant to which the Notes called for redemption are being redeemed;

(h)    that no representation is made as to the correctness of the CUSIP and/or ISIN numbers, if any, listed in such notice or printed on the Notes; and

(i)    any conditions precedent to which the redemption is subject.

At the Issuer’s request, the Trustee shall give the notice of redemption in the Issuer’s name and at its expense; provided, however, that the Issuer shall have delivered to the Trustee, at least 5 days (or such shorter period may be allowed by the Trustee), prior to the date the redemption notice is to be distributed, an Officers’ Certificate requesting that the Trustee give such notice (in the name and at the expense of the Issuer) and setting forth the information to be stated in such notice as provided in this Section 3.03.

In connection with any redemption of Notes (including with the proceeds of a Qualified Equity Offering) or any offer to purchase (including in connection with a Change of Control, Alternate Offer or Asset Sale Offer), any such redemption or purchase may, at the Issuer’s discretion, be subject to one or more conditions precedent, including the completion of any related financing or Qualified Equity Offering. In addition, if such redemption or notice is subject to satisfaction of one or more conditions precedent, such notice shall state that, in the Issuer’s sole discretion, the redemption or purchase date may be delayed until such time as any or all such conditions shall be satisfied (or waived by the Issuer in its sole discretion), or such redemption or purchase may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied by the redemption or purchase date, or by the redemption or purchase date so delayed, and that such redemption or purchase provisions may be adjusted to comply with the requirements of any Depositary for the Notes. In addition, the Issuer may provide in such notice that payment of the redemption or purchase price and performance of the Issuer’s other obligations with respect to such redemption or purchase may be performed by a direct or indirect parent of the Issuer to the extent such parent performs such obligations in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to such redemption or purchase.

Section 3.04    Effect of Notice of Redemption.

Once a notice of redemption is mailed in accordance with Section 3.03, Notes called for redemption shall become irrevocably due and payable on the redemption date at the redemption price (except to the extent such redemption is conditional as set forth in Section 3.03).

Section 3.05    Deposit of Redemption Price.

On or prior to 11:00 a.m. Eastern time on the Business Day prior to any redemption date, the Issuer shall deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption price of and, if applicable, accrued and unpaid interest on all Notes to be redeemed on that date. The Trustee or the Paying Agent shall promptly, and in any event within two (2) Business Days after the redemption date, return to the Issuer any money deposited with the Trustee or the Paying Agent by the Issuer in excess of the amounts necessary to pay the redemption price of, and accrued and unpaid interest, if any, on, all Notes to be redeemed.

If the Issuer complies with the provisions of the preceding paragraph, on and after the redemption date, interest shall cease to accrue on the Notes or the portions of Notes called for purchase or redemption in accordance with Section 2.08(d), whether or not such Notes are presented for payment. If a Note is redeemed on or after a Regular Record Date but on or prior to the related Interest Payment Date, then any accrued and unpaid interest, if any, shall be paid to the Person in whose name such Note was registered at the close of business on such Regular Record Date. If any Note called for redemption shall not be so paid upon surrender for redemption because of the failure of the Issuer to comply with the preceding paragraph, interest shall be paid on the unpaid principal from the redemption date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes and in Section 4.01.

Section 3.06    Notes Redeemed in Part.

Upon surrender of a Note that is redeemed in part, the Issuers shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02, the Trustee shall authenticate for the Holder at the expense of the Issuers a new Note equal in principal amount to the unredeemed portion of the Note surrendered.

Section 3.07    Optional Redemption.

(a)    Except as set forth in clauses (b) and (c) of this Section 3.07, the Notes will not be redeemable at the option of the Issuer prior to November 1, 2022. Starting on that date, the Issuer may, from time to time, redeem all or any portion of the Notes, after giving the required notice under Section 3.03. The Notes may be redeemed at the redemption prices set forth below, plus accrued and unpaid interest, if any, to but excluding the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date). The following prices are for Notes redeemed during the 12 month period commencing on November 1 of the years set forth below, and are expressed as percentages of principal amount:

Year	Redemption Price
2022	102.313%
2023	101.156%
2024 and thereafter	100.000%

(b)    At any time prior to November 1, 2022, the Issuer may, from time to time, redeem all or any portion of the Notes after giving the required notice under Section 3.03 at a redemption price equal to the greater of:

(i)    100.0% of the principal amount of the Notes to be redeemed; and

(ii)    the sum of the present values of (A) the redemption price of the Notes at November 1, 2022 (as set forth in the Section 3.07(a)) and (B) the remaining scheduled payments of interest from the redemption date through November 1, 2022, but excluding accrued and unpaid interest through the redemption date, discounted to the redemption date (assuming a 360-day year consisting of twelve 30-day months), at the Treasury Rate plus 50 basis points, plus, in either case, accrued and unpaid interest, if any, to, but excluding, the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date).

(c)    In addition, at any time and from time to time prior to November 1. 2022, the Issuer may redeem up to a maximum of 40.0% of the original aggregate principal amount of the Notes (including any Additional Notes) with an amount up to the proceeds of one or more Qualified Equity Offerings at a redemption price equal to 104.625% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest, if any, to the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date); provided, however, that after giving effect to any such redemption, at least 50.0% of the original aggregate principal amount of the Notes (including any Additional Notes) remains outstanding (unless all Notes are redeemed concurrently). Notice of any such redemption shall be made within 90 days of such Qualified Equity Offering and such redemption shall be effected upon not less than 10 nor more than 60 days’ prior notice to the Holders as provided in Section 3.03.

(d)    In connection with any tender offer, Change of Control Offer, Alternate Offer or Asset Sale Offer for the Notes, if holders of not less than 90% in aggregate principal amount of the outstanding Notes validly tender and do not withdraw such Notes in such offer and the Issuer, or any third party making such offer as described above, purchases all of the Notes validly tendered and not withdrawn by such holders, the Issuer or such third party will have the right, upon not less than 10 days’ nor more than 60 days’ prior notice (so long as such notice is given not more than 30 days following such purchase pursuant to a Change of Control Offer described above) to redeem all Notes that remain outstanding following such purchase at a redemption price in cash equal to the price offered to each other holder in such offer (which, if the offer is not a Change of Control Offer, Alternate Offer or Asset Sale Offer, may be less than par and may consist of non-cash consideration) plus, to the extent not included in the offer payment, accrued and unpaid interest, if any, to, but excluding, the date of redemption.

(e)    Other than as specifically provided in this Section 3.07, any redemption pursuant to this Section 3.07 shall be made pursuant to the provisions of Sections 3.01 through 3.06.

Section 3.08    Sinking Fund.

The Issuers shall not be required to make sinking fund payments with respect to the Notes.

Section 3.09    Offer To Purchase Procedures.

(a)    In the event that, pursuant to Section 4.12 or 4.17, the Issuers shall be required to commence an Asset Sale Offer or a Change of Control Offer (each, an “Offer to Purchase”), it shall follow the procedures specified below.

(b)    The Issuer shall cause a notice of the Offer to Purchase (or the Change of Control, as applicable) to be sent at least once to the Dow Jones News Service or similar business news service in the United States.

(c)    The Issuers shall commence the Offer to Purchase by sending, by first-class mail, with a copy to the Trustee, to each Holder at such Holder’s address appearing in the Security Register, a notice the terms of which shall govern the Offer to Purchase stating:

(i)    that the Offer to Purchase is being made pursuant to this Section 3.09, Section 4.12 or Section 4.17, as the case may be, and, in the case of a Change of Control Offer, that a Change of Control has occurred, the circumstances and relevant facts regarding the Change of Control (including, if applicable, information with respect to pro forma historical income, cash flow and capitalization after giving effect to the Change of Control), and that a Change of Control Offer is being made pursuant to Section 4.17;

(ii)    the principal amount of Notes required to be purchased pursuant to Section 4.12 or Section 4.17, as the case may be (the “Offer Amount”), the purchase price set forth in Section 4.12 or Section 4.17, as the case may be (the “Purchase Price”), the Offer Period and the Purchase Date (each as defined below);

(iii)    except as provided in clause (ix), that all Notes timely tendered and not withdrawn shall be accepted for payment;

(iv)    that any Note not tendered or accepted for payment shall continue to accrue interest;

(v)    that, unless the Issuer defaults in making such payment, any Note accepted for payment pursuant to the Offer to Purchase shall cease to accrue interest after the Purchase Date;

(vi)    that Holders electing to have a Note purchased pursuant to an Offer to Purchase may elect to have Notes purchased in denominations of $2,000 or integral multiples of $1,000 in excess thereof only;

(vii)    that Holders electing to have a Note purchased pursuant to any Offer to Purchase shall be required to surrender the Note, with the form entitled “Option of Holder to Elect Purchase” on the reverse of the Note completed, or transfer by book-entry transfer, to the Issuer, the Depositary, if appointed by the Issuer, or a Paying Agent at the address specified in the notice before the close of business on the third Business Day before the Purchase Date;

(viii)    that Holders shall be entitled to withdraw their election if the Issuers, the Depositary or the Paying Agent, as the case may be, receives, not later than the expiration of the Offer Period, a telegram, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note (or portions thereof) the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Note purchased;

(ix)    that, in the case of an Asset Sale Offer, if the aggregate principal amount of Notes surrendered by Holders exceeds the Offer Amount, the Issuer shall select the Notes to be purchased on a pro rata basis (with such adjustments as may be deemed appropriate by the Issuer so that only Notes in denominations of $2,000 or integral multiples of $1,000 in excess thereof shall be purchased);

(x)    that Holders whose Notes were purchased in part shall be issued replacement Notes equal in principal amount to the unpurchased portion of the Notes surrendered (or transferred by book-entry transfer); and

(xi)    any other procedures the Holders must follow in order to tender their Notes (or portions thereof) for payment and the procedures that Holders must follow in order to withdraw an election to tender Notes (or portions thereof) for payment.

(d)    The Offer to Purchase shall remain open for a period of at least 30 days but no more than 60 days following its commencement, except to the extent that a longer period is required by applicable law (the “Offer Period”). No later than five (5) Business Days (and in any event no later than the 60th day following the Change of Control except to the extent that a longer period is required by applicable law) after the termination of the Offer Period (the “Purchase Date”), the Issuers shall purchase the Offer Amount or, if less than the Offer Amount has been tendered, all Notes tendered in response to the Offer to Purchase. Payment for any Notes so purchased shall be made in the same manner as interest payments are made. The Issuers shall publicly announce the results of the Offer to Purchase on the Purchase Date.

(e)    On or prior to the Purchase Date, the Issuer shall, to the extent lawful:

(i)    accept for payment (on a pro rata basis to the extent necessary in connection with an Asset Sale Offer), the Offer Amount of Notes or portions of Notes properly tendered and not withdrawn pursuant to the Offer to Purchase, or if less than the Offer Amount has been tendered, all Notes tendered;

(ii)    deposit with the Paying Agent funds in an amount equal to the Purchase Price in respect of all Notes or portions of Notes properly tendered; and

(iii)    deliver or cause to be delivered to the Trustee the Notes properly accepted together with an Officers’ Certificate stating the aggregate principal amount of Notes or portions of Notes being purchased by the Issuer and that such Notes or portions thereof were accepted for payment by the Issuer in accordance with the terms of this Section 3.09.

(f)    The Paying Agent (or the Issuer, if acting as the Paying Agent) shall promptly (but in the case of a Change of Control, not later than 60 days from the date of the Change of Control) deliver to each tendering Holder the Purchase Price. In the event that any portion of the Notes surrendered is not purchased by the Issuer, the Issuer shall promptly execute and issue a new Note in a principal amount equal to such unpurchased portion of the Note surrendered, and, upon receipt of an Authentication Order in accordance with Section 2.02, the Trustee shall authenticate and deliver (or cause to be transferred by book-entry) such new Note to such Holder, in a principal amount equal to any unpurchased portion of the Note surrendered; provided, however, that each such new Note shall be in a principal amount of $2,000 or an integral multiple of $1,000 in excess thereof. Any Note not so accepted shall be promptly mailed or delivered by the Issuer to the Holder thereof.

(g)    If the Purchase Date is on or after a Regular Record Date and on or before the related Interest Payment Date, any accrued and unpaid interest on any Note shall be paid to the Person in whose name such Note is registered at the close of business on such Regular Record Date, and no additional interest shall be payable to Holders who tender Notes pursuant to the Offer to Purchase.

(h)    The Issuer shall comply, to the extent applicable, with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the Offer to Purchase. To the extent that the provisions of any securities laws or regulations conflict with Section 4.12 or 4.17, as applicable, this Section 3.09 or other provisions of this Indenture, the Issuers shall comply with applicable securities laws and regulations and shall not be deemed to have breached its obligations under Section 4.12 or 4.17, as applicable, this Section 3.09 or such other provision by virtue of such compliance.

(i)    Other than as specifically provided in this Section 3.09, any purchase pursuant to this Section 3.09 shall be made in accordance with the provisions of Sections 3.01 through 3.06.

ARTICLE 4

COVENANTS

Section 4.01    Payment of Notes.

The Issuers shall pay or cause to be paid the principal of, premium, if any, and interest on, the Notes on the dates and in the manner provided in this Indenture and the Notes. Principal, premium, if any, and interest shall be considered paid on the date due if the Paying Agent, if other than the Parent or a Subsidiary thereof (including the Issuers), holds as of 10:00 a.m. (New York City time) on the due date money deposited by the Issuers in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest then due. Such Paying Agent shall return to the Issuers promptly, and in any event, no later than two (2) Business Days following the date of payment, any money (including accrued interest) that exceeds such amount of principal, premium, if any, and interest paid on the Notes. Payments on the Notes will be made net of any deduction or withholding for Taxes required by applicable law. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue on such payment for the intervening period.

The Issuers shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at a rate that is equal to the rate then in effect and it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace periods), from time to time on demand at the same rate to the extent lawful.

Interest shall be computed on the basis of a 360-day year of twelve 30-day months. For purposes of the Interest Act (Canada), the yearly rate of interest that is equivalent to the rate payable hereunder is the rate payable multiplied by the actual number of days in the year and divided by 360.

Section 4.02    Maintenance of Office or Agency.

(a)    The Issuers shall maintain in the United States, an office or agency (which may be an office or drop facility of the Trustee or an affiliate of the Trustee, Registrar or co-registrar) where Notes may be presented or surrendered for registration of transfer or for exchange and where notices and demands to or upon the Issuers in respect of the Notes and this Indenture may be served. The Issuers shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Issuers shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Issuers hereby appoint the Trustee as their agent to receive all such presentations, surrenders, notices and demands.

(b)    The Issuers may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations. The Issuers shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

(c)    The Issuers hereby designate the office of the Trustee located at 1180 West Peachtree Street, Suite 1200, Atlanta, Georgia 30309 (Attention: Corporate Trust) as one such office, drop facility or agency of the Issuers in accordance with Section 2.03 and Section 4.02(a).

Section 4.03    Reports and Other Information.

(a)    Whether or not required by the Commission, so long as any Notes are outstanding, the Issuer will furnish to the Holders, within the time periods specified in the Commission’s rules and regulations (as in effect on the Issue Date) for non-accelerated filers:

(i)    all quarterly and annual financial information that would be required to be contained in a filing by a non-accelerated filer with the Commission on Forms 10-Q and 10-K (or any successor or comparable forms) if the Issuer were required to file such forms, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and, with respect to the annual information only, a report on the annual financial statements by the Issuer’s certified independent accountants; and

(ii)    all current reports that would be required to be filed with the Commission on Form 8-K if the Issuer were required to file such reports.

(b)    The Issuer may satisfy its obligations in this Section 4.03 with respect to financial information relating to the Issuer by furnishing financial information relating to the Parent (or any successor thereto); provided that if and so long as such Parent has independent assets or operations, the same is accompanied by summary information (which need not be audited) that explains in reasonable detail the differences between the consolidated financial information relating to such Parent, on the one hand, and that of the Issuer, on the other hand. The Issuer expects to satisfy the reporting obligations described in the preceding paragraph through filings of the Parent.

(c)    The Issuer will be deemed to have furnished to the Holders the reports referred to in clauses (i) and (ii) of Section 4.03(a) if the Issuer has either (i) filed such reports with the Commission (and such reports are publicly available), (ii) posted such reports on the Issuer Website and issued a press release in respect thereof or (iii) when not otherwise filing such reports with the Commission, posted such reports on IntraLinks or any comparable password protected online data system requiring user identification and a confidentiality acknowledgment; provided that in all cases the Issuer shall make such information available to securities analysts and prospective investors upon request; and provided further that, solely to the extent that the Issuer elects to comply with this Section 4.03 as described in clause (iii) above, the Issuer shall, not later than 10 Business Days after providing the information required by clauses (i) and (ii) of Section 4.03(a), hold a publicly accessible conference call to discuss such information for the relevant fiscal period and issue a press release in respect thereof no fewer than three (3) business days prior to the date of such conference call.

(d)    For purposes of this Section 4.03, the term “Company Website” means the collection of web pages that may be accessed on the World Wide Web using the URL address http://www.shift4.com or such other address as the Issuer may from time to time designate in writing to the Trustee. In addition, the Issuer agrees that, for so long as any Notes remain outstanding, it will furnish to Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act. Notwithstanding the foregoing, the Issuer will not be required to furnish any information required by Item 3-10 or 3-16 of Regulation S-X under the Securities Act (or such other rule or regulation that amends, supplements or replaces such Rule 3-10, including for the avoidance of doubt, Rules 13-01 or 13-02 of Regulation S-X promulgated by the SEC), it being understood that the Issuer will provide information with respect to its Subsidiaries consistent with such information included in the Offering Circular. In addition, such reports will not be subject to the TIA.

(e)    Notwithstanding anything herein to the contrary, any failure to comply with this Section 4.03 shall be automatically cured when the Issuer or any direct or indirect parent of the Issuer, as the case may be, furnishes all required reports to the holders of the Notes or files all required reports with the Commission.

Section 4.04    Compliance Certificate.

The Issuers shall deliver to the Trustee, within 90 days after the end of each fiscal year, an Officers’ Certificate of the Issuers stating that to the best of his or her knowledge, after due inquiry, the Issuers, the Guarantors and their respective Restricted Subsidiaries have observed, performed and fulfilled each covenant contained in this Indenture and are not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Issuers is taking or proposes to take with respect thereto) and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of, premium, if any, or interest on the Notes is prohibited or if such event has occurred, a description of the event and what action the Issuers is taking or proposes to take with respect thereto.

Section 4.05    Taxes.

The Issuers shall pay, and shall cause each of their Subsidiaries to pay, prior to delinquency, all material Taxes, except such as are being contested in good faith and by appropriate proceedings or where the failure to effect such payment is not adverse in any material respect to the Holders.

Section 4.06    Stay, Extension and Usury Laws.

Each of the Issuers covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and each of the Issuers (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.

Section 4.07    Corporate Existence.

Subject to Article 5 and Section 10.04, each of the Issuers shall do or cause to be done all things necessary to preserve and keep in full force and effect (i) its corporate existence, and the corporate, partnership or other existence of each Restricted Subsidiary, in accordance with the respective organizational documents (as the same may be amended from time to time) of the Issuers or any such Restricted Subsidiary and (ii) the material rights (charter and statutory), licenses and franchises of the Issuers and the other Restricted Subsidiaries; provided, however, that the Issuers shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any Restricted Subsidiary, if an Officer or the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Issuer and its Restricted Subsidiaries, taken as a whole, and that the loss thereof is not adverse in any material respect to the Holders, or that such preservation is not necessary in connection with any transaction not prohibited by this Indenture.

Section 4.08    [reserved].

Section 4.09    Limitation on Debt.

(a)    The Issuer shall not, and shall not permit any Restricted Subsidiary to, Incur, directly or indirectly, any Debt unless either:

(i)    such Debt is Debt of the Issuer or a Restricted Subsidiary and, after giving effect to the Incurrence of such Debt and the application of the proceeds thereof, (x) the Consolidated Fixed Charge Coverage Ratio would be at least 2.00 to 1.00 and (y) no Default or Event of Default would occur as a consequence of such Incurrence or be continuing following such Incurrence, provided, that the principal amount of Debt, Disqualified Stock and Preferred Stock that may be Incurred or issued, as applicable, pursuant to the foregoing by Restricted Subsidiaries that are not Subsidiary Obligors shall not exceed the greater of (x) $55.0 million and (y) 40.0% of EBITDA for the Applicable Measurement Period at any one time outstanding (together with all Permitted Refinancing Debt then outstanding and Incurred to Refinance any of the foregoing), or

(ii)    such Debt is Permitted Debt.

(b)    The term “Permitted Debt” is defined to include the following:

(i)    (A) Debt of the Issuers evidenced by the Notes (other than Additional Notes), and (B) Debt of the Issuers evidenced by the Guarantees relating to the Notes;

(ii)    Debt of the Issuer or a Restricted Subsidiary under Credit Facilities, provided, that the aggregate principal amount of all such Debt under Credit Facilities at any one time outstanding shall not exceed (x) the greater of (I) $100.0 million and (II) 75.0% of EBITDA for the Applicable Measurement Period, plus (y) an additional amount of Debt secured by Liens to the extent that the Senior Secured Leverage Ratio, calculated on a pro forma basis after giving effect to the Incurrence of such Debt and the application of net proceeds therefrom and treating all Debt incurred under this clause (ii) as secured by Liens on the assets of the Issuer, would not be greater than 1.0 to 1.0; provided further, that for the purposes of calculating the Senior Secured Leverage Ratio under this subclause (y) at the time of incurrence of such Debt, other Debt incurred under the foregoing subclause (x) shall be disregarded;

(iii)    Debt of the Issuer or a Restricted Subsidiary in respect of Capital Lease Obligations and Purchase Money Debt, provided, that the aggregate principal amount of all Debt Incurred and then outstanding pursuant to this clause (iii) (together with all Permitted Refinancing Debt Incurred and then outstanding in respect of Debt previously Incurred pursuant to this clause (iii)) does not exceed the greater of (x) $35.0 million and (y) 25.0% of EBITDA for the Applicable Measurement Period;

(iv)    Debt of the Issuer owing to and held by any Restricted Subsidiary and Debt of a Restricted Subsidiary owing to and held by the Issuer or any Restricted Subsidiary; provided, that any subsequent issue or transfer of Capital Stock or other event that results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any subsequent transfer of any such Debt (except to the Issuer or a Restricted Subsidiary) shall be deemed, in each case, to constitute the Incurrence of such Debt by the issuer thereof;

(v)    (A) Debt of the Issuer or a Restricted Subsidiary Incurred or issued to finance an acquisition or investment (or other purchase of assets) or that is assumed by the Issuer or any Restricted Subsidiary in connection with such acquisition or investment (or other purchase of assets); and (B) Debt of Persons that are acquired by the Issuer or any Restricted Subsidiary or merged into, amalgamated or consolidated with the Issuer or a Restricted Subsidiary in accordance with the terms of this Indenture; provided that in the case of the preceding clauses (A) and (B), in an aggregate principal amount or liquidation preference not to exceed (I) the greater of (x) $20.0 million and (y) 15.0% of EBITDA for the Applicable Measurement Period (together with any Permitted Refinancing Debt Incurred and then outstanding in respect of Debt previously Incurred pursuant to this clause (v)) plus (II) an unlimited amount so long as in the case of this clause (II), (x) the Issuer would have been able to Incur $1.00 of additional Debt pursuant to clause (i) of Section 4.09(a) or (y) the Consolidated Fixed Charge Coverage Ratio for the Issuer would be equal to or greater than the Consolidated Fixed Charge Coverage Ratio for the Issuer immediately prior to such transaction or series of transactions;

(vi)    Debt under Interest Rate Agreements entered into by the Issuer or a Restricted Subsidiary for the purpose of limiting interest rate risk in the ordinary course of the financial management of the Issuer or such Restricted Subsidiary and not for speculative purposes, provided, that the obligations under such agreements are directly related to payment obligations on Debt otherwise permitted by the terms of this Section 4.09;

(vii)    Debt under Currency Exchange Protection Agreements entered into by the Issuer or a Restricted Subsidiary for the purpose of limiting currency exchange rate risks directly related to transactions entered into by the Issuer or such Restricted Subsidiary in the ordinary course of business and not for speculative purposes;

(viii)    Debt under Commodity Price Protection Agreements entered into by the Issuer or a Restricted Subsidiary in the ordinary course of the financial management of the Issuer or such Restricted Subsidiary and not for speculative purposes;

(ix)    Debt in connection with one or more standby letters of credit or performance bonds issued by the Issuer or a Restricted Subsidiary in the ordinary course of business or pursuant to self-insurance obligations and not in connection with the borrowing of money or the obtaining of advances or credit;

(x)    (x) Debt Incurred by a Securitization Entity in a Qualified Receivables Transaction that is not recourse to the Issuer or any Restricted Subsidiary (except for Standard Receivables Undertakings) and (y) to the extent constituting Debt, Standard Receivables Undertakings of the Issuer or a Restricted Subsidiary in connection with a Qualified Receivables Transaction;

(xi)    Debt of the Issuer or a Restricted Subsidiary outstanding on the Issue Date not otherwise described in clauses (i) and (ii) of this Section 4.09(b);

(xii)    Debt of the Issuer or a Restricted Subsidiary in an aggregate principal amount outstanding at any one time (together with all Permitted Refinancing Debt Incurred and then outstanding in respect of Debt previously Incurred pursuant to this clause (xii)) not to exceed the greater of (x) $55.0 million and (y) 40.0% of EBITDA for the Applicable Measurement Period;

(xiii)    Permitted Refinancing Debt Incurred in respect of Debt Incurred pursuant to clause (i) of Section 4.09(a) and clauses (i), (iii), (v), (xi), (xii), (xiii), (xiv) and (xxv) of this paragraph;

(xiv)    Debt of Restricted Subsidiaries of the Issuer that are not Subsidiary Guarantors in an aggregate principal amount which, when taken together with all other Debt Incurred pursuant to this clause (xiv) (together with all Permitted Refinancing Debt Incurred and then outstanding in respect of Debt previously Incurred pursuant to this clause (xiv)) and outstanding on the date of such Incurrence, does not exceed the greater of (x) $40.0 million and (y) 30.0% of EBITDA for the Applicable Measurement Period;

(xv)    customer deposits and advance payments received in the ordinary course of business from customers for goods purchased in the ordinary course of business;

(xvi)    Debt owed on a short-term basis of no longer than 30 days to banks and other financial institutions Incurred in the ordinary course of business of the Issuer and its Restricted Subsidiaries with such banks or financial institutions that arises in connection with ordinary banking arrangements to manage cash balances of the Issuer and its Restricted Subsidiaries;

(xvii)    Debt of the Issuer or any Restricted Subsidiary consisting of (A) the financing of insurance premiums or (B) take-or-pay obligations contained in supply arrangements, in each case, Incurred in the ordinary course of business;

(xviii)    Debt representing deferred compensation to employees of the Issuer (or any direct or indirect parent of the Issuer) and the Restricted Subsidiaries Incurred in the ordinary course of business;

(xix)    Debt in respect of any bankers’ acceptance, bank guarantees, letter of credit, warehouse receipt or similar facilities, and reinvestment obligations related thereto, Incurred in the ordinary course of business;

(xx)    Guarantees incurred in the ordinary course of business in respect of obligations of (or to) suppliers, customers, franchisees, lessors and licensees that, in each case, are non-Affiliates of the Issuer or any of its Restricted Subsidiaries;

(xxi)    obligations of the Issuer or any of its Restricted Subsidiaries in respect of commercial credit card and merchant card services and other banking products or services provided from time to time to the Issuer or any of its Restricted Subsidiaries in connection with operating, collections, payroll, trust, or other depository or disbursement accounts, including automated clearinghouse, e-payable, electronic funds transfer, wire transfer, controlled disbursement, overdraft, depository, information reporting, lockbox and stop payment services;

(xxii)    Debt issued by the Issuer or any of its Restricted Subsidiaries to any current or former officer, director or employee of the Issuer, the direct or indirect parent of the Issuer or any Restricted Subsidiary (or permitted transferees of such current or former officers, directors or employees) to finance the purchase of shares of, or options to purchase shares of, common stock of the Issuer or any of its Subsidiaries or any direct or indirect parent entity to the extent permitted by clause (i) of Section 4.10(b);

(xxiii)    Contribution Indebtedness;

(xxiv)    Debt Incurred by the Issuer or any of its Restricted Subsidiaries to the extent that the net proceeds thereof are deposited with the Trustee at or promptly after the funding of such Debt to satisfy and discharge the Notes or exercise the Issuer’s legal defeasance or covenant defeasance option as set forth in Article 8, in each case, in accordance with this Indenture; and

(xxv)    Debt of the Issuer or any Restricted Subsidiary in an aggregate principal amount or liquidation preference, which, when aggregated with the principal amount and liquidation preference of all other Debt then outstanding and Incurred pursuant to this clause (xxv) and any Permitted Refinancing Debt thereof, does not at any time outstanding exceed the Available RP Capacity Amount (determined on the date of such Incurrence).

(c)    Notwithstanding anything to the contrary contained in this Section 4.09, accrual of interest, accretion or amortization of original issue discount and the payment of interest or dividends in the form of additional Debt, will be deemed not to be an Incurrence of Debt for purposes of Section 4.09.

(d)    For purposes of determining compliance with this Section 4.09,

(i)    in the event that an item of Debt meets the criteria of more than one of the categories of Permitted Debt described in clauses (i) through (xxv) of Section 4.09(b) or is entitled to be Incurred pursuant to clause (i) of Section 4.09(a), the Issuer shall, in its sole discretion, divide, classify (and may later reclassify in whole or in part, in its sole discretion) such item of Debt in any manner that complies with this Section 4.09; provided that any Debt outstanding under the Senior Secured Credit Facilities on the Issue Date shall be treated as having been Incurred under clause (b) above and such Debt shall not thereafter be permitted to be reclassified in whole or in part; and provided further, that subject to the preceding proviso, at any time the Issuer could be deemed to have Incurred any Debt pursuant to clause (i) of Section 4.09(a), and to the extent such Debt is secured by a Lien, such Lien could be incurred in accordance with the covenant set forth under Section 4.11 below, all such Debt shall be automatically reclassified into Debt Incurred pursuant to clause (i) of Section 4.09(a); and

(ii)    in connection with obtaining any commitment with respect to any Debt under a revolving credit facility to be Incurred under clause (ii) Section 4.09(b), the Issuer may, by internal documentation at any time prior to the actual Incurrence of such Debt, designate such commitment (any such commitment so designated, a “Designated Commitment”) as being Debt Incurred on the date of such commitment in an amount equal to such Designated Commitment (or, at the Issuer’s option, if such Designated Commitment has been permanently reduced other than as a result of the Incurrence of funded Debt thereunder, such reduced amount), in which case Debt in such amount shall be deemed to have been Incurred on the date of such commitment and shall thereafter be deemed to be outstanding Senior Debt secured by Liens for purposes of such clause (b) and any subsequent calculation of the Senior Secured Leverage Ratio, and subsequent borrowings and prepayments under such Designated Commitment shall be disregarded for all purposes of Section 4.09 and Section 4.11 until the date such Designated Commitment is terminated.

Section 4.10    Limitation on Restricted Payments.

(a)    The Issuer shall not make, and shall not permit any Restricted Subsidiary to make, directly or indirectly, any Restricted Payment if at the time of, and after giving effect to, such proposed Restricted Payment,

(i)    a Default or Event of Default shall have occurred and be continuing;

(ii)    the Issuer could not Incur at least $1.00 of additional Debt pursuant to clause (i) of Section 4.09(a); or

(iii)    the sum of the aggregate amount of such Restricted Payment and all other Restricted Payments declared or made under this Section 4.10(a), together with Restricted Payments made pursuant to clauses (i), (v) and (xii) of Section 4.10(b) since the Issue Date (the amount of any Restricted Payment, if made other than in cash, to be based upon Fair Market Value at the time of such Restricted Payment) would exceed an amount equal to the sum of:

(A)    50.0% of the aggregate amount of Consolidated Net Income accrued during the period (treated as one accounting period) from October 1, 2020 to the end of the most recent fiscal quarter for which financial statements have been provided (or if the aggregate amount of Consolidated Net Income for such period shall be a deficit, minus 100.0% of such deficit); plus

(B)    100.0% of the aggregate amount of cash contributed to the capital of the Issuer following the Issue Date (other than (x) contributions from a Restricted Subsidiary and (y) any Excluded Contributions); plus

(C)    100.0% of the Capital Stock Sale Proceeds; plus

(D)    the sum of:

(1)    the aggregate net cash proceeds received by the Issuer or any Restricted Subsidiary from the issuance or sale after the Issue Date of convertible or exchangeable Debt that has been converted into or exchanged for Qualified Equity Interests of the Issuer; and

(2)    the aggregate amount by which Debt (other than Subordinated Debt) of the Issuer or any Restricted Subsidiary is reduced on the Issuer’s consolidated balance sheet on or after the Issue Date upon the conversion or exchange for Qualified Equity Interests of any Debt issued or sold on or prior to the Issue Date, excluding, in the case of clause (1) or (2):

(I)    any such Debt issued or sold to the Issuer or a Subsidiary of the Issuer or an Issuer Equity Plan; and

(II)    the aggregate amount of any cash or other Property distributed by the Issuer or any Restricted Subsidiary upon any such conversion or exchange; plus

(E)    an amount equal to the sum of:

(1)    the net reduction in Investments in any Person other than the Issuer or a Restricted Subsidiary resulting from dividends, repayments of loans or advances or other transfers of Property, in each case to the Issuer or any Restricted Subsidiary from such Person; and

(2)    the portion (proportionate to the Issuer’s equity interest in such Unrestricted Subsidiary) of the Fair Market Value of the net assets of an Unrestricted Subsidiary at the time such Unrestricted Subsidiary is designated a Restricted Subsidiary, provided, that the foregoing sum shall not exceed, in the case of any Person, the amount of Investments previously made (and treated as a Restricted Payment) by the Issuer or any Restricted Subsidiary in such Person, minus

(iv)    the amount of existing debt Incurred pursuant to clause (xxv) of Section 4.09(b) and any outstanding Permitted Refinancing Debt thereof as of the date of determination.

(b)    Notwithstanding the foregoing limitation, the Issuer may:

(i)    pay dividends or other distributions on its Capital Stock or consummate any irrevocable redemption within 60 days of the declaration of such dividend or distribution or the giving of the redemption notice, as the case may be, if, on the date of such declaration or notice, such dividends or other distributions or redemption payment could have been paid in compliance with this Indenture;

(ii)    purchase, repurchase, redeem, legally defease, acquire or retire for value Capital Stock of the Issuer or Subordinated Debt in exchange for, or out of, or in an amount equal to, the proceeds of the substantially concurrent sale of, Qualified Equity Interests of the Issuer or from, or in an amount equal to, substantially concurrent cash contributions to the equity capital of the Issuer; provided, that the Capital Stock Sale Proceeds from such exchange or sale and such contribution shall be excluded from the calculation pursuant to clauses 4.10(a)(iii)(B) and 4.10(a)(iii)(C) above;

(iii)    purchase, repurchase, redeem, legally defease, acquire or retire for value any Subordinated Debt in exchange for, or out of the proceeds of, or in an amount equal to, the substantially concurrent sale of, Permitted Refinancing Debt;

(iv)    repurchase shares of, or options to purchase shares of, common equity of the Issuer, any parent thereof or any of its Subsidiaries or any direct or indirect parent entity from current or former officers, directors or employees of the Issuer, any parent thereof or any of its Subsidiaries or any direct or indirect parent entity (or permitted transferees of such current or former officers, directors or employees); provided, that the aggregate amount of such repurchases shall not exceed the greater of (A) $15.0 million in any calendar year (with unused amounts in any calendar year being permitted to be carried over into succeeding calendar years) and (B) 10.0% of EBITDA for the Applicable Measurement Period; provided further, that such amount in any calendar year may be increased by an amount not to exceed (x) the cash proceeds received by the Issuer or any of its Restricted Subsidiaries from the sale of Qualified Equity Interests of the Issuer or any parent thereof to officers, directors or employees in such calendar year (but such cash proceeds will then be excluded from the calculation pursuant to clause 4.10(a)(iii)(C)) plus (y) the cash proceeds of key man life insurance policies in such calendar year;

(v)    declare and pay dividends or other distributions on the Issuer’s common equity interest (or pay dividends or other distributions or make loans to any other direct or indirect parent entity of the Issuer to fund a payment of dividends or other distributions on such entity’s common stock), of up to an aggregate amount per annum not to exceed 5.0% of Market Capitalization; provided that any proceeds of which are received by the Parent are used to fund a payment of dividends or other distributions on Parent’s common stock;

(vi)    make Restricted Payments in an amount equal to the amount of Excluded Contributions;

(vii)    declare and pay dividends or distributions, or make loans to, any direct or indirect parent in amounts required for any direct or indirect parent companies (or, in the case of clause (vii)(E) below, any other direct or indirect owners of the Issuer) to pay, in each case without duplication:

(A)    franchise and excise taxes and other fees, taxes and expenses required to maintain their existence;

(B)    customary salary, bonus and other benefits payable to officers and employees of any direct or indirect parent company of the Issuer to the extent such salaries, bonuses and other benefits are attributable to the ownership or operation of the Issuer and its Restricted Subsidiaries;

(C)    general corporate operating and overhead costs and expenses of any direct or indirect parent company of the Issuer to the extent such costs and expenses are attributable to the ownership or operation of the Issuer and its Restricted Subsidiaries;

(D)    fees and expenses, other than to Affiliates of the Issuer, related to any unsuccessful equity or debt offering of such parent entity; and

(E)    (x) for any taxable period (or portion thereof) for which the Issuer or any of its Restricted Subsidiaries are members of a consolidated, combined, unitary or similar income tax group for U.S. federal, state, local or applicable foreign income tax purposes of which any direct or indirect parent of the Issuer is the common parent (a “Tax Group”), to pay the portion of any U.S. federal, state, local and foreign income taxes (as applicable) of such Tax Group for such taxable period that are attributable to the taxable income of the Issuer and/or the applicable Restricted Subsidiaries (and, to the extent permitted below, the applicable Unrestricted Subsidiaries); provided that for each taxable period,

(I) the amount of such payments made in respect of such taxable period in the aggregate will not exceed the amount that the Issuer and the applicable Restricted Subsidiaries (and, to the extent permitted below, the applicable Unrestricted Subsidiaries), as applicable, would have been required to pay in respect of such taxable income as stand-alone taxpayers or a stand-alone Tax Group and (II) the amount of such payments made in respect of an Unrestricted Subsidiary will be permitted only to the extent that cash distributions were made by an Unrestricted Subsidiary to the Issuer or any Restricted Subsidiary for such purpose and (y) for any taxable period for which the Issuer is a partnership (or disregarded as separate from a partnership) for U.S. federal income tax purposes, to make distributions to enable the direct and indirect owners of the Issuer to pay their tax liabilities attributable to the taxable income of the Issuer and its Subsidiaries in an amount not to exceed the product of (I) the taxable income allocated or attributed from the Issuer and its Subsidiaries that are treated as partnerships, or disregarded as separate from a partnership, for U.S. federal income tax purposes for such taxable period, to the direct or indirect owners of the Issuer for such taxable period determined without regard to any adjustments under Section 734(b) of the Code or Section 743(b) of the Code and without regard to gain specially allocated under Section 704(c) of the Code and (II) the highest combined marginal U.S. federal, state and local income tax rate in any jurisdiction in the United States applicable to a corporation or individual (whichever is higher) for such period, taking into account the character of the relevant tax items (e.g., ordinary or capital);

(viii)    distribute, by dividend or otherwise, shares of Capital Stock of, or Debt owed to the Issuer or a Restricted Subsidiary by, Unrestricted Subsidiaries (other than Unrestricted Subsidiaries the primary assets of which are cash and/or Cash Equivalents);

(ix)    make any Restricted Payment if, at the time of the making of such Restricted Payment, and after giving effect thereto (including the Incurrence of any Debt to finance such payment), the Total Leverage Ratio of the Issuer would not exceed 3.50 to 1.00;

(x)    declare and pay dividends or distributions to holders of any class or series of Disqualified Stock of the Issuer or any Restricted Subsidiary or any class or series of Preferred Stock of any Restricted Subsidiary issued in accordance with Section 4.09 to the extent such dividends or distributions are included in the definition of “Consolidated Fixed Charges”;

(xi)    make cash payments in lieu of issuance of fractional shares in connection with the exercise of warrants, options or other securities convertible into or exchangeable for the Capital Stock of the Issuer or a Restricted Subsidiary;

(xii)    purchase, repurchase, redeem, legally defease, acquire or retire for value any Subordinated Debt (x) at a purchase price not greater than 101.0% of the principal amount of such Subordinated Debt in the event of a Change of Control in accordance with provisions similar to Section 4.17 or (y) at a purchase price not greater than 100.0% of the principal amount thereof in accordance with provisions similar to Section 4.12; provided, that prior to or simultaneously with such purchase, repurchase, redemption, defeasance, acquisition or retirement, the Issuer has made the Change of Control Offer or Asset Sale Offer, as applicable, as provided in such covenant with respect to the Notes and has completed the repurchase or redemption of all Notes validly tendered for payment in connection with such Change of Control Offer or Asset Sale Offer;

(xiii)    payments or distributions to dissenting stockholders pursuant to applicable law (including in connection with, or as a result of, exercise of appraisal rights and the settlement of any claims or action (whether actual, contingent or potential)), pursuant to or in connection with any Permitted Investment or a consolidation, merger or transfer of assets that is not prohibited by this Indenture;

(xiv)    Restricted Payments constituting or otherwise made in connection with or relating to any Permitted Reorganization or Tax Restructuring; provided that if immediately after giving pro forma effect to any such Permitted Reorganization or Tax Restructuring and the transactions to be consummated in connection therewith, any distributed asset ceases to be owned by the Issuer or any Restricted Subsidiary (or any entity ceases to be a Restricted Subsidiary), the applicable portion of such Restricted Payment must be otherwise permitted under another provision of this Section 4.10 (and constitute utilization of such other Restricted Payment exception or capacity);

(xv)    make other Restricted Payments in an aggregate amount after the Issue Date not to exceed the greater of (x) $35.0 million and (y) 25.0% of EBITDA for the Applicable Measurement Period; and

(xvi)    loans, advances, dividends, distributions or other payments by the Issuer or any Restricted Subsidiary to enable the Parent and its Subsidiaries (other than the Issuer and its Subsidiaries) to satisfy any obligations pursuant to the Tax Receivable Agreement, including any lump sum amount payable upon an early termination of the Tax Receivable Agreement.

(c)    In determining whether any Restricted Payment is permitted by this Section 4.10, the Issuer and its Restricted Subsidiaries may allocate all or any portion of such Restricted Payment among the categories described in clauses (i) through (xiv) of Section 4.10(b) or among such categories and the types of Restricted Payments described in Section 4.10(a) (including categorization in whole or in part as a Permitted Investment); provided, that at the time of such allocation, all such Restricted Payments, or allocated portions thereof, would be permitted under the various provisions of this Section 4.10 and provided further that the Issuer and its Restricted Subsidiaries may reclassify all or a portion of such Restricted Payment or Permitted Investment in any manner that complies with this Section 4.10 (based on circumstances existing at the time of such reclassification), and following such reclassification such Restricted Payment or Permitted Investment shall be treated as having been made pursuant to only the clause or clauses of this Section 4.10 to which such Restricted Payment or Permitted Investment has been reclassified.

Section 4.11    Limitation on Liens.

(a)    The Issuer shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, Incur any Lien (other than Permitted Liens) to secure Specified Debt upon any of its Property (including Capital Stock of a Restricted Subsidiary), whether owned at the Issue Date or thereafter acquired, or any interest therein or any income or profits therefrom, unless it has made or will make effective provision whereby the Notes or the applicable Guarantee will be secured by such Lien equally and ratably with (or, if such other Debt constitutes Subordinated Debt, prior to) all other Specified Debt of the Issuer or any Restricted Subsidiary secured by such Lien for so long as such other Specified Debt is secured by such Lien.

(b)    Notwithstanding the foregoing, any Lien securing the Notes granted pursuant to this Section 4.11 shall be automatically and unconditionally released and discharged upon (x) the release by the holders of the Debt described in Section 4.11(a) of their Lien on the property or assets of the Issuer or any Restricted Subsidiary (including any deemed release upon payment in full of all obligations under such Debt), (y) any sale, exchange or transfer to any Person other than the Issuer or any of its Restricted Subsidiaries of the property or assets secured by such Lien, or of all of the Capital Stock held by the Issuer or any Restricted Subsidiary in, or all or substantially all the assets of, any Restricted Subsidiary creating such Lien in each case in accordance with the terms of this Indenture as described under Section 4.18 or (z) a defeasance or discharge of the Notes in accordance with the procedures described under Article 8 or Article 11.

(c)    In determining whether any Lien is permitted by this Section 4.11, the Issuer and its Restricted Subsidiaries may allocate all or any portion of such Permitted Lien among the categories described in clauses (a) through (cc) of the definition of “Permitted Liens”; provided that the Issuer and its Subsidiaries may reclassify all or a portion of such Permitted Liens in any manner that complies with this Section 4.11 (based on circumstances existing at the time of such reclassification), and following such reclassification such Permitted Liens shall be treated as having been made pursuant to only the clause or clauses of such covenant to which such Permitted Liens has been reclassified.

Section 4.12    Limitation on Asset Sales.

(a)    The Issuer shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, consummate any Asset Sale unless:

(i)    the Issuer or such Restricted Subsidiary receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of the Property subject to such Asset Sale; and

(ii)    except in the case of a Permitted Asset Swap, at least 75.0% of the consideration paid to the Issuer or such Restricted Subsidiary in connection with such Asset Sale, together with all other Asset Sales since the Issue Date (on a cumulative basis) is in the form of any one or a combination of the following: (A) cash, Cash Equivalents or Additional Assets, (B) the assumption by the purchasers of liabilities of the Issuer or any Restricted Subsidiary (other than contingent liabilities or liabilities that are by their terms subordinated to the Notes or the applicable Guarantee) as a result of which the Issuer and the Restricted Subsidiaries are no longer obligated with respect to such liabilities, (C) securities, notes or other obligations received by the Issuer or such Restricted Subsidiary to the extent such securities, notes or other obligations are converted by the Issuer or such Restricted Subsidiary into cash, Cash Equivalents or Additional Assets within 90 days of such Asset Sale or (D) Designated Non-Cash Consideration received by the Issuer or any such Restricted Subsidiary, as the case may be, having an aggregate Fair Market Value (determined as of the closing date of the applicable Asset Sale for which such Designated Non-Cash Consideration is received), taken together with all other Designated Non-Cash Consideration received pursuant to this clause (D) that is at the time outstanding, not in excess of the greater of (x) $35.0 million and (y) 25.0% of the EBITDA for the Applicable Measurement Period of the Issuer at the time of the receipt of such Designated Non-Cash Consideration.

(b)    Within 450 days after the later of (x) the date of any Asset Sale and (y) the receipt of any Net Available Cash (or any portion thereof, if any) of such Asset Sale, the Issuer or a Restricted Subsidiary may, to the extent the Issuer or such Restricted Subsidiary elects (or is required by the terms of any Debt) apply an amount up to the Net Available Cash from such Asset Sale:

(i)    to Repay Senior Debt (and in the case of a revolving credit facility, to correspondingly reduce commitments with respect thereto) of the Issuer or any Subsidiary Obligor that is secured by a Lien, which Lien is permitted by this Indenture, or Debt of any Restricted Subsidiary that is not a Subsidiary Obligor (excluding, in any such case, any Debt owed to the Issuer or an Affiliate of the Issuer);

(ii)    to Repay other Senior Debt (and in the case of a revolving credit facility, to correspondingly reduce commitments with respect thereto) of the Issuer or any Subsidiary Obligor (excluding, in any such case, any Debt owed to the Issuer or an Affiliate of the Issuer); provided, that to the extent the Issuer or any Subsidiary Obligor Repays Senior Debt other than the Notes pursuant to this clause (b), the Issuer or any Subsidiary Obligor shall either (x) equally and ratably purchase Notes through open-market purchases (to the extent such purchases are at or above 100.0% of the principal amount thereof), or redeem such Notes as provided under Section 3.07 or (y) make an offer (in accordance with the procedures set forth below for an Asset Sale Offer) to all Holders to purchase their Notes of such series at 100.0% of the principal amount thereof, plus the amount of accrued but unpaid interest on the amount of such Notes that would otherwise be prepaid;

(iii)    to reinvest in Additional Assets (including by means of an Investment in Additional Assets by a Restricted Subsidiary with Net Available Cash received by the Issuer or another Restricted Subsidiary);

(iv)    with respect to Asset Sales of assets of a Restricted Subsidiary that is not a Subsidiary Obligor, to permanently reduce Debt (and in the case of a revolving credit facility, to correspondingly reduce commitments with respect thereto) of such

Restricted Subsidiary (except that if the assets sold by such Restricted Subsidiary were contributed to such Restricted Subsidiary after the Issue Date, the proceeds of the sale of such assets may only be used to repay Debt of such Restricted Subsidiary secured by such assets) other than Debt owed to the Issuer or another Subsidiary; or

(v)    any combination of the foregoing;

provided that a binding commitment or letter of intent entered into not later than such 450th day shall be treated as a permitted application of the Net Available Cash from the date of such commitment or letter of intent so long as the Issuer or such Restricted Subsidiary enters into such commitment or letter of intent with the good faith expectation that the Net Available Cash will be applied to satisfy such commitment or letter of intent within the later of such 450th and 180 days of such commitment or letter of intent (an “Acceptable Commitment”) or, in the event any Acceptable Commitment is later cancelled or terminated for any reason before such Net Available Cash is applied in connection therewith, the Issuer or such Restricted Subsidiary enters into another Acceptable Commitment (a “Second Commitment”) within 180 days of such cancellation or termination; provided further that if any Second Commitment is later cancelled or terminated for any reason before such Net Available Cash is applied, then the Net Available Cash shall constitute Excess Proceeds.

(c)    Notwithstanding any other provisions of this Section 4.12, (i) to the extent that the application of any or all of the Net Available Cash of any Asset Sale by the Issuer or a Foreign Subsidiary (a “Foreign Disposition”) is (x) prohibited or delayed by or would violate or conflict with applicable local law, (y) subject to other legal or regulatory impediments from being repatriated to the United States or (z) would conflict with the fiduciary duties of such Foreign Subsidiary’s directors, or result in, or could reasonably be expected to result in, a material risk of personal or criminal liability for any Officer of such Foreign Subsidiary, then, in each such case, an amount equal to the portion of such Net Available Cash so affected will not be required to be applied in compliance with this Section 4.12, and such amounts may be retained by the Issuer or the applicable Foreign Subsidiary; provided that if at any time within one year following the date on which the respective payment would otherwise have been required, such repatriation of any of such affected Net Available Cash is permitted under the applicable local law, the applicable organizational document or agreement or the applicable other impediment, then an amount equal to such amount of Net Available Cash so permitted to be repatriated will be promptly applied (net of any taxes, costs or expenses that would be payable or reserved against if such amounts were actually repatriated whether or not they are repatriated) in compliance with this Section 4.12 and (ii) to the extent that and for so long as the Issuer has determined in good faith that repatriation of any or all of the Net Available Cash of any Foreign Disposition would have a non-de minimis adverse tax or cost consequence to the Issuer or any of its Subsidiaries or any Affiliates or direct or indirect equity owners thereof (taking into account any foreign tax credit or benefit actually realized in connection with such repatriation in the year of such repatriation), including any withholding tax, with respect to such Net Available Cash if such amount were repatriated as a dividend, the Net Available Cash so affected will not be required to be applied in compliance with this Section 4.12, and such amounts may be retained by the applicable Foreign Subsidiary. The non-application of any prepayment amounts as a consequence of the foregoing provisions will not, for the avoidance of doubt, constitute a Default or an Event of Default. For the avoidance of doubt, nothing in this Indenture shall be construed to require the Issuer or any Subsidiary to repatriate cash.

(d)    Any Net Available Cash from an Asset Sale (other than any amounts excluded from this Section 4.12 as set forth in Section 4.12(c)) that are not invested or applied as provided and within the time period set forth in Section 4.12(b) will be deemed to constitute “Excess Proceeds”; provided that any amount of Net Available Cash offered to holders of the Notes pursuant to clause (1)(b) in Section 4.12(b) shall not be deemed to be Excess Proceeds without regard to whether such offer is accepted by any holders. When the aggregate amount of Excess Proceeds exceeds $40.0 million (the “Excess Proceeds Threshold”), the Issuer shall make an offer (an “Asset Sale Offer”) to all holders of the Notes and, if required or permitted by the terms of any Indebtedness that ranks pari passu in right of payment with the Notes (“Pari Passu Indebtedness”), to the holders of such Pari Passu Indebtedness, to purchase the maximum aggregate principal amount (or accreted value, as applicable) of the Notes and such Pari Passu Indebtedness that is in an amount equal to $2,000, or an integral multiple of $1,000 in excess thereof that may be purchased out of the Excess Proceeds at an offer price, in the case of the Notes, in cash in an amount equal to 100.0% of the principal amount thereof (or accreted value thereof, if less), plus accrued and unpaid interest, if any, to the date fixed for the closing of such offer, in accordance with the procedures set forth in this Indenture, and in the case of such Pari Passu Indebtedness, at the offer price required by the terms thereof, in accordance with the procedures set forth in the agreement(s) governing such Pari Passu Indebtedness. The Issuer will commence an Asset Sale Offer with respect to Excess Proceeds within 20 Business Days after the date that Excess Proceeds exceed the Excess Proceeds Threshold by delivering to the holders the notice required pursuant to the terms of this Indenture, with a copy to the Trustee. The Issuer may satisfy the foregoing obligations with respect to any Net Available Cash from an Asset Sale by making an Asset Sale Offer with respect to such Net Available Cash prior to the time period that may be required by this Indenture with respect to all or a part of the available Net Available Cash (the “Advance Portion”) in advance of being required to do so by this Indenture (an “Advance Offer”).

(e)    To the extent that the aggregate amount (or accreted value, if applicable) of Notes and Pari Passu Indebtedness, as the case may be, tendered pursuant to an Asset Sale Offer is less than the amount offered in the Asset Sale Offer (or in the case of an Advance Offer, the Advance Portion), the Issuer may use any remaining Excess Proceeds (or in the case of an Advance Offer, the Advance Portion) for any purposes not otherwise prohibited under this Indenture. If the aggregate principal amount (or accreted value, if applicable) of Notes or the Pari Passu Indebtedness, as the case may be, surrendered by such holders thereof exceeds the amount offered in the Asset Sale Offer (or in the case of an Advance Offer, the Advance Portion), the Issuer shall purchase the Notes (subject to applicable DTC procedures as to global notes) and such Pari Passu Indebtedness, as the case may be, on a pro rata basis based on the aggregate principal amount (or accreted value, if applicable) of the Notes or such Pari Passu Indebtedness, as the case may be, tendered with adjustments as necessary so that no Notes or Pari Passu Indebtedness, as the case may be, will be repurchased in part in an unauthorized denomination. Upon completion of any such Asset Sale Offer (or Advance Offer), the amount of Excess Proceeds that resulted in the requirement to make an Asset Sale Offer shall be reset to zero (regardless of whether there are any remaining Excess Proceeds upon such completion). Upon consummation or expiration of any Asset Sale Offer, any remaining net proceeds shall not be deemed Excess Proceeds and the Issuer may use such net proceeds for any purpose not otherwise prohibited under this Indenture.

(f)    Within five (5) business days after the Issuer is obligated to make an Asset Sale Offer as described in Section 4.12(e), the Issuer shall send a written notice, by first-class mail, to the Holders, with a copy to the Trustee, accompanied by such information regarding the Issuer and its Subsidiaries as the Issuer in good faith believes will enable such holders to make an informed decision with respect to such Asset Sale Offer. Such notice shall state, among other things, the purchase price and the repurchase date, which shall be, subject to any contrary requirements of applicable law, a business day no earlier than 10 days nor later than 60 days from the date such notice is mailed.

(g)    The Issuer will comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Notes pursuant to this Section 4.12. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Section 4.12, the Issuer will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this Section 4.12 by virtue thereof.

Section 4.13    Limitation on Restrictions on Distributions from Restricted Subsidiaries.

The Issuer shall not, and shall not permit any Restricted Subsidiary that is not a Subsidiary Guarantor to, directly or indirectly, create or otherwise cause any consensual restriction on the right of any Restricted Subsidiary that is not a Subsidiary Guarantor to:

(a)    pay dividends, in cash or otherwise, or make any other distributions on or in respect of its Capital Stock, or pay any Debt or other obligation owed, to the Issuer or any other Restricted Subsidiary;

(b)    make any loans or advances to the Issuer; or

(c)    transfer any of its Property to the Issuer.

The foregoing limitations will not apply:

(i)    to restrictions or encumbrances existing under or by reason of:

(A)    agreements in effect on the Issue Date (including, without limitation, restrictions pursuant to the Notes, this Indenture, the Subsidiary Guarantees and the Senior Secured Credit Facilities), and any amendments, modifications, restatements, renewals, replacements, refundings, refinancings, increases or supplements of those agreements, provided, that the encumbrances or restrictions contained in any such amendments, modifications, restatements, renewals, replacements, refundings, refinancings, increases or supplements taken as a whole, are not materially more restrictive than the encumbrances or restrictions contained in agreements to which they relate as in place on the Issue Date;

(B)    (1) in the case of the redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary or the merger, amalgamation or consolidation of an Unrestricted Subsidiary into the Issuer or a Restricted Subsidiary or the transfer of all or substantially all of the assets of an Unrestricted Subsidiary to the Issuer or a Restricted Subsidiary, any agreement or other instrument of such Unrestricted Subsidiary (but, in any such case, not created in contemplation thereof) and (2) any agreement or other instrument of a Restricted Subsidiary existing at the time it became a Restricted Subsidiary or at the time it merges with or into the Issuer or a Restricted Subsidiary if such restriction was not created in connection with or in anticipation of the transaction or series of transactions pursuant to which such Restricted Subsidiary became a Restricted Subsidiary or was acquired by the Issuer, and, in each case, any amendments, modifications, restatements, renewals, replacements, refundings, refinancings, increases or supplements of those agreements and instruments; provided, that the encumbrances or restrictions contained in any such amendments, modifications, restatements, renewals, replacements, refundings, refinancings, increases or supplements, taken as a whole, are not materially more restrictive than the encumbrances or restrictions contained in such agreements and instruments in effect on the date of redesignation or acquisition;

(C)    any Credit Facility of the Issuer or any Restricted Subsidiary permitted to be Incurred under this Indenture; provided, that the applicable encumbrances and restrictions contained in the agreement or agreements governing such Credit Facility are not materially more restrictive, taken as a whole, than those contained in the Senior Secured Credit Facilities (with respect to other credit agreements or other secured Debt) or this Indenture (with respect to other indentures or other unsecured Debt), in each case as in effect on the Issue Date;

(D)    the Refinancing of Debt Incurred pursuant to an agreement referred to in clause (i)(A), (B) or (C) above or in clause (ii)(A) or (B) below, provided such restrictions are not materially less favorable, taken as a whole to the holders of Notes than those under the agreement evidencing the Debt so Refinanced;

(E)    any applicable law, rule, regulation or order;

(F)    any agreement governing Debt, Disqualified Stock or Preferred Stock entered into after the Issue Date that either (i) contains encumbrances and restrictions that are, in the good faith judgment of the Issuer, not materially more restrictive, taken as a whole, with respect to the Issuer or any Restricted Subsidiary than those in effect on the Issue Date pursuant to agreements in effect on the Issue Date and (ii) will not materially affect the Issuer’s ability to make anticipated principal or interest payments on the Notes, as determined in good faith by the Issuer,

(G)    Liens securing obligations otherwise permitted to be incurred under Section 4.11 that limit the right of the debtor to dispose of the assets subject to such Liens;

(H)    provisions in joint venture agreements, shareholders’ agreements, asset sale agreements, Sale and Leaseback Transactions, stock sale agreements and other similar agreements, which limitation or prohibition is applicable only to the assets or (in the case of joint venture agreements, shareholders’ agreements and other similar agreements) entity that are the subject of such agreements;

(I)    restrictions on cash or other deposits or net worth imposed by customers or lessors under contracts or leases entered into in the ordinary course of business; or

(J)    arising under Debt or other contractual requirements of a Securitization Entity in connection with a Qualified Receivables Transaction; provided that such restrictions apply only to such Securitization Entity.

(ii)    with respect to clause (c) only, to restrictions or encumbrances:

(A)    relating to Debt that is permitted to be Incurred and secured without also securing the Notes or the applicable Guarantee under Section 4.09 and Section 4.11 that limit the right of the debtor to dispose of the Property securing such Debt;

(B)    encumbering Property at the time such Property was acquired by the Issuer or any Restricted Subsidiary, so long as such restrictions relate solely to the Property so acquired and were not created in connection with or in anticipation of such acquisition;

(C)    resulting from provisions restricting subletting or assignment of leases or customary provisions in other agreements that restrict assignment of such agreements or rights thereunder;

(D)    restrictions contained in any asset purchase, stock purchase, merger or other similar agreement, pending the closing of the transaction contemplated thereby;

(E)    restrictions contained in joint venture agreements and shareholders’ agreements entered into in good faith;

(F)    arising or agreed to in the ordinary course of business, not relating to any Debt, and that do not, individually or in the aggregate, detract from the value of Property of the Issuer or any Restricted Subsidiary thereof in any manner material to the Issuer or any Restricted Subsidiary thereof; or

(G)    Standard Receivables Undertakings of the Issuer or a Restricted Subsidiary in connection with a Qualified Receivables Transaction relating to accounts receivable which are the subject of such Qualified Receivables Transaction and related assets of the type specified in the definition of Qualified Receivables Transaction.

For purposes of determining compliance with this Section 4.13, (1) the priority of any Preferred Stock in receiving dividends or liquidating distributions prior to dividends or liquidating distributions being paid on common equity shall not be deemed a restriction on the ability to make distributions on Capital Stock and (2) the subordination of (including the application of any standstill requirements to) loans and advances made to the Issuer or a Restricted Subsidiary to other Debt incurred by the Issuer or such Restricted Subsidiary shall not be deemed a restriction on the ability to make loans or advances.

Section 4.14    Limitation on Transactions with Affiliates.

(a)    The Issuer shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, conduct any business or enter into any transaction or series of transactions (including the purchase, sale, transfer, assignment, lease, conveyance or exchange of any Property or the rendering of any service) with, or for the benefit of, any Affiliate of the Issuer (each of the foregoing, an “Affiliate Transaction”) involving aggregate payments or consideration, in any one or series of transactions, in excess of $10.0 million, unless:

(i)    the terms of such Affiliate Transaction are not materially less favorable to the Issuer or such Restricted Subsidiary, as the case may be, than those that could be obtained in a comparable arm’s length transaction with a Person that is not an Affiliate of the Issuer; and

(ii)    if such Affiliate Transaction involves aggregate payments or value in excess of $20.0 million, the Board of Directors (including at least a majority of the disinterested members of the Board of Directors) approves such Affiliate Transaction and, in its good faith judgment, believes that such Affiliate Transaction complies with clause (a) of this Section 4.14 as evidenced by a Board Resolution promptly delivered to the Trustee.

(b)    Notwithstanding the foregoing limitation, the Issuer or any Restricted Subsidiary may enter into the following, which shall not be deemed to be Affiliate Transactions and therefore will not be subject to the provisions of clauses 4.14(a)(i) and 4.14(a)(ii) of this Section 4.14:

(i)    any transaction or series of transactions between the Issuer and one or more Restricted Subsidiaries or between two or more Restricted Subsidiaries;

(ii)    any Restricted Payment permitted to be made pursuant to Section 4.10 or any Permitted Investment;

(iii)    any employment, compensation, benefit or indemnification agreement or arrangement (and any payments or other transactions pursuant thereto)

entered into by the Issuer or any Restricted Subsidiary in the ordinary course of business (or that is otherwise reasonable as determined in good faith by the board of directors of the Issuer or the Restricted Subsidiary, as the case may be) with an officer, employee, consultant or director including pursuant to stock option plans, stock ownership plans and employee benefit plans or arrangements;

(iv)    loans and advances to employees made in the ordinary course of business;

(v)    any transactions between or among any of the Issuer, any Restricted Subsidiary and any Securitization Entity in connection with a Qualified Receivables Transaction, in each case provided that such transactions are not otherwise prohibited by terms of this Indenture;

(vi)    agreements in effect on the Issue Date and any amendments, modifications, extensions or renewals thereto that are no less favorable, taken as a whole, to the Issuer or any Restricted Subsidiary than such agreements as in effect on the Issue Date;

(vii)    transactions with a Person that is an Affiliate of the Issuer solely because the Issuer or a Restricted Subsidiary, directly or indirectly, owns Capital Stock of and/or controls, such Person;

(viii)    payment of fees and expenses to directors who are not otherwise employees of the Issuer or a Restricted Subsidiary, for services provided in such capacity, so long as the Board of Directors or a duly authorized committee thereof shall have approved the terms thereof;

(ix)    the granting and performance of registration rights for shares of Capital Stock of the Issuer;

(x)    transactions with customers, clients, suppliers, joint venture partners or purchasers or sellers of goods or services (including pursuant to joint venture agreements) in the ordinary course of business on terms not materially less favorable as might reasonably have been obtained at such time from a Person that is not an Affiliate of the Issuer, as determined in good faith by the Issuer;

(xi)    transactions with Affiliates solely in their capacity as holders of Debt or Capital Stock of the Issuer or any of its Subsidiaries, provided that a significant amount of the Debt or Capital Stock of the same class is also held by persons that are not Affiliates of the Issuer and those Affiliates are treated no more favorably than holders of the Debt or Capital Stock generally;

(xii)    transactions in which the Issuer or any of its Restricted Subsidiaries, as the case may be, delivers to the Trustee a letter from an Independent Financial Advisor stating that such transaction is fair to the Issuer or such Restricted Subsidiary from a financial point of view or stating that the terms are not materially less favorable, when taken as a whole, to the Issuer or its relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Issuer or such Restricted Subsidiary with an unrelated Person on an arm’s-length basis;

(xiii)    Permitted Intercompany Activities, any Permitted Reorganization or any Tax Restructuring and related transactions. and

(xiv)    the entering into of any tax sharing agreement or arrangement or any tax receivable agreement with the Parent or any direct or indirect parent of the Issuer, including the Tax Receivable Agreement and any payments to the Parent made pursuant to any such tax receivable agreement.

Section 4.15    [reserved].

Section 4.16    Designation of Restricted and Unrestricted Subsidiaries.

(a)    The Board of Directors may designate any Subsidiary of the Issuer to be an Unrestricted Subsidiary if:

(i)    the Subsidiary to be so designated does not own any Capital Stock or Debt of, or own or hold any Lien on any Property of, the Issuer or any other Restricted Subsidiary; and

(ii)    either:

(A)    the Subsidiary to be so designated has total assets of $1,000 or less; or

(B)    such designation is effective immediately upon such entity becoming a Subsidiary of the Issuer; or

(C)    the Investment by the Issuer or another Restricted Subsidiary in such Subsidiary is treated as a Restricted Payment under Section 4.10 and such Restricted Payment is permitted under such covenant at the time such Investment is deemed to be made upon such designation.

Unless so designated as an Unrestricted Subsidiary, any Person that becomes a Subsidiary of the Issuer will be classified as a Restricted Subsidiary; provided, that such Subsidiary shall not be designated a Restricted Subsidiary and shall be automatically classified as an Unrestricted Subsidiary if either of the requirements set forth in clauses (x) and (y) of Section 4.16(c) will not be satisfied after giving pro forma effect to such classification or if such Person is a Subsidiary of an Unrestricted Subsidiary.

(b)    Except as provided in Section 4.16(a), no Restricted Subsidiary may be redesignated as an Unrestricted Subsidiary. Upon designation of a Restricted Subsidiary as an Unrestricted Subsidiary in compliance with this Section 4.16, such Restricted Subsidiary shall, automatically and unconditionally without the need for action by any party, be released from any Subsidiary Guarantee previously made by such Restricted Subsidiary.

(c)    The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary if, immediately after giving pro forma effect to such designation,

(x)    the Issuer could Incur at least $1.00 of additional Debt pursuant to clause (i) of Section 4.09(a); and

(y)    no Default or Event of Default shall have occurred and be continuing or would result therefrom.

(d)    Any such designation or redesignation by the Board of Directors will be evidenced to the Trustee by filing with the Trustee a Board Resolution giving effect to such designation or redesignation and an Officers’ Certificate that:

(A)    certifies that such designation or redesignation complies with the foregoing provisions; and

(B)    gives the effective date of such designation or redesignation, such filing with the Trustee to occur within 45 days after the end of the fiscal quarter of the Issuer in which such designation or redesignation is made (or, in the case of a designation or redesignation made during the last fiscal quarter of the Issuer’s fiscal year, within 90 days after the end of such fiscal year).

Section 4.17    Change of Control Offer.

(a)    Upon the occurrence of a Change of Control, the Issuer shall, within 60 days of a Change of Control, make an offer (the “Change of Control Offer”) pursuant to the procedures set forth in Section 3.09. Each Holder shall have the right to accept such offer and require the Issuers to repurchase all or any portion (equal to $2,000 or integral multiples of $1,000 in excess thereof) of such Holder’s Notes pursuant to the Change of Control Offer at a purchase price, in cash (the “Change of Control Amount”), equal to 101.0% of the aggregate principal amount of Notes repurchased, plus in each case accrued and unpaid interest on the Notes repurchased to, but excluding, the repurchase date.

(b)    The Issuer will not be required to make a Change of Control Offer following a Change of Control if (i) a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Indenture applicable to a Change of Control Offer made by the Issuer and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer or (ii) in connection with or in contemplation of any Change of Control, the Issuer (or any Affiliate of the Issuer) has made an offer to purchase (an “Alternate Offer”) any and all Notes validly tendered at a cash price equal to or higher than the Change of Control Purchase Price and has purchased all Notes validly tendered and not withdrawn under such Alternate Offer.

(c)    Notwithstanding anything to the contrary contained herein, a Change of Control Offer or Alternate Offer may be made in advance of a Change of Control, subject to one or more conditions precedent, including but not limited to the consummation of such Change of Control, if a definitive agreement is in place for the Change of Control at the time the Change of Control Offer or Alternate Offer is made, in which case no Change of Control Offer will be required to be made after the related Change of Control.

Section 4.18    Future Subsidiary Guarantors.

The Issuer shall cause each Restricted Subsidiary that is or becomes a borrower or guarantor under the Senior Secured Credit Facilities or any other Credit Facilities of the Issuer or any Subsidiary Guarantor, in each case, following the Issue Date, to execute and deliver to the Trustee a Subsidiary Guarantee within 60 days after the Incurrence or guarantee of any such Debt.

Section 4.19    Covenant Suspension.

(a)    All of the covenants set forth in Article 4 shall be applicable to the Issuer and their Restricted Subsidiaries unless the Notes receive an Investment Grade Rating from one of the Rating Agencies (or both Rating Agencies) and no Default or Event of Default has occurred and is continuing, in which case, beginning on that day and continuing until the Investment Grade Rating assigned by that Rating Agency (or both Rating Agencies) to the Notes subsequently declines as a result of which the Notes do not carry an Investment Grade Rating from at least one Rating Agency (such period being referred to as a “Suspension Period”), the covenants set forth in Article 4 shall be suspended (the “Suspended Covenants”) and will not be applicable during that Suspension Period, except for the following covenants:

(i)    Sections 4.01 through 4.08;

(ii)    Section 4.11; and

(iii)    Section 4.18 and this Section 4.19.

The Issuer and the Subsidiary Obligors shall also, during that Suspension Period, remain obligated to comply with Article 5 (other than Section 5.21 and Section 5.22).

In the event that the Issuer and the Restricted Subsidiaries are not subject to the suspended covenants for any Suspension Period, and, subsequently, the applicable Rating Agency (or both Rating Agencies) withdraws its or their ratings or downgrades the ratings assigned to the Notes below the required Investment Grade Ratings or a Default or Event of Default occurs and is continuing, then the Issuer and the Restricted Subsidiaries will from such date (the “Reinstatement Date”) and thereafter again be subject to the Suspended Covenants, No Default, Event of Default or breach of any kind shall be deemed to exist under this Indenture, the Notes or the Guarantees with respect to the Suspended Covenants based on, and none of the Issuer or its Subsidiaries shall bear any liability for, any actions taken or events occurring during the Suspension Period, or any actions taken at any time pursuant to any contractual obligation arising prior to the Reinstatement Date, regardless of whether such actions or events would have been permitted if the applicable Suspended Covenants remained in effect during such period.

On the Reinstatement Date, all Debt Incurred or issued during the Suspension Period will be classified as having been Incurred or issued pursuant to Section 4.09(a) or Section 4.09(b) (to the extent such Debt would be permitted to be Incurred or issued thereunder as of the

Reinstatement Date and after giving effect to Debt Incurred or issued prior to the Suspension Period and outstanding on the Reinstatement Date). To the extent that such Debt would not be so permitted to be Incurred or issued pursuant to Section 4.09(a) or Section 4.09(b), such Debt will be deemed to have been outstanding on the date of this Indenture, so that it is classified as permitted under clause (xi) of Section 4.09(b).

During the Suspension Period, the Issuers and their Restricted Subsidiaries will be entitled to incur Liens to the extent provided for under Section 4.11 (including, without limitation, Permitted Liens). To the extent such covenant and any Permitted Liens refer to one or more Suspended Covenants, such covenant or definition shall be interpreted as though such applicable Suspended Covenant(s) continued to be applicable during the Suspension Period (but solely for purposes of the covenant contained in Section 4.11 and the “Permitted Liens” definition and for no other covenant).

Calculations made after the Reinstatement Date of the amount available to be made as Restricted Payments under Section 4.10 will be made as though Section 4.10 had been in effect since the Issue Date and prior to, but not during, the Suspension Period. Accordingly, Restricted Payments made during the Suspension Period will not reduce the amount available to be made as Restricted Payments under Section 4.10(a).

Notwithstanding any of the foregoing, the Board of Directors will not be entitled to designate any Subsidiary as an Unrestricted Subsidiary during a Suspension Period unless the Board of Directors would have been entitled to designate such Subsidiary as an Unrestricted Subsidiary if the Suspension Period had not been in effect for any period.

Section 4.20    Limitation on Activities of Co-Issuer

The Co-Issuer may not hold any material assets, become liable for any material obligations, engage in any trade or business, or conduct any business activity, other than (1) the issuance of its Capital Stock to the Issuer, (2) the incurrence of Indebtedness as a co-obligor or guarantor, as the case may be, of the Notes, any debt facility and any other Indebtedness that is permitted to be incurred under Section 4.09 and (3) activities incidental thereto.

ARTICLE 5

MERGER, CONSOLIDATION AND SALE OF PROPERTY

Section 5.01    Issuer.

The Issuer shall not merge, consolidate or amalgamate with or into any other Person (other than a merger, consolidation or amalgamation of a Wholly Owned Restricted Subsidiary into the Issuer) or sell, transfer, assign, lease, convey or otherwise dispose of all or substantially all its Property in any one transaction or series of transactions unless:

(a)    the Issuer shall be the Surviving Person in such merger, consolidation or amalgamation, or the Surviving Person (if other than the Issuer) formed by such merger, consolidation or amalgamation or to which such sale, transfer, assignment, lease, conveyance or disposition is made shall be a corporation, partnership (including a limited partnership), trust or limited liability company organized and existing under the laws of the United States, any State thereof or the District of Columbia;

(b)    the Surviving Person (if other than the Issuer) expressly assumes, by supplemental indenture in form satisfactory to the Trustee, executed and delivered to the Trustee by such Surviving Person, the due and punctual payment of the principal of, and premium, if any, and interest on, all the Notes, in addition to the due and punctual performance and observance of all the covenants and conditions of this Indenture to be performed by the Issuer;

(c)    in the case of a sale, transfer, assignment, lease, conveyance or other disposition of all or substantially all the Property of the Issuer, as applicable, such Property shall have been transferred as an entirety or virtually as an entirety;

(d)    immediately before and after giving effect to such transaction or series of transactions on a pro forma basis (and treating, for purposes of this clause (d) and clause (e) of this Section 5.01, any Debt that becomes, or is anticipated to become, an obligation of the Surviving Person or any Restricted Subsidiary as a result of such transaction or series of transactions as having been Incurred by the Surviving Person or such Restricted Subsidiary at the time of such transaction or series of transactions), no Default or Event of Default shall have occurred and be continuing;

(e)    immediately after giving effect to such transaction or series of transactions on a pro forma basis, (x) the Issuer or the Surviving Person, as the case may be, would be able to Incur at least $1.00 of additional Debt under clause (i) of Section 4.09(a) or (y) the Consolidated Fixed Charge Coverage Ratio of the Issuer or the Surviving Person would be greater than such ratio for the Issuer or the Surviving Person, as applicable, immediately prior to such transaction; and

(f)    the Issuer shall deliver, or cause to be delivered, to the Trustee, in form and substance reasonably satisfactory to the Trustee, an Officers’ Certificate and an Opinion of Counsel, each stating that such transaction or series of transactions and the applicable supplemental indenture, if any, in respect thereto comply with this Section 5.01 and that all conditions precedent herein provided for relating to such transaction or series of transactions have been satisfied.

The Issuer and the Co-Issuer shall not merge, consolidate or amalgamate with or into the other unless the Surviving Person is a corporation incorporated in the United States, any State thereof or the District of Columbia and each Subsidiary Guarantor provides a Guarantee on the terms set forth in this Indenture of the Issuers’ obligations with respect to the Notes.

Section 5.02    Guarantors

The Issuer shall not permit any Subsidiary Guarantor to merge, consolidate or amalgamate with or into any other Person (other than a merger, consolidation or amalgamation of a Wholly Owned Restricted Subsidiary with or into the Issuer or such Subsidiary Guarantor)

or sell, transfer, assign, lease, convey or otherwise dispose of all or substantially all its Property in any one transaction or series of transactions unless:

(a)    the Surviving Person (if other than such Subsidiary Guarantor) formed by such merger, consolidation or amalgamation or to which such sale, transfer, assignment, lease, conveyance or disposition is made shall be a corporation, company (including a limited liability company) or partnership organized and existing under the laws of the United States, any State thereof, the District of Columbia, or the jurisdiction in which such Subsidiary Guarantor was organized immediately prior to the consummation of such transaction;

(b)    the Surviving Person (if other than such Subsidiary Guarantor) expressly assumes, by supplemental indenture in form satisfactory to the Trustee, executed and delivered to the Trustee by such Surviving Person, the due and punctual performance and observance of all the obligations of such Subsidiary Guarantor under its Subsidiary Guarantee;

(c)    in the case of a sale, transfer, assignment, lease, conveyance or other disposition of all or substantially all the Property of such Subsidiary Guarantor, such Property shall have been transferred as an entirety or virtually as an entirety;

(d)    immediately before and after giving effect to such transaction or series of transactions on a pro forma basis (and treating, for purposes of this clause (d) and clause (e) of this Section 5.01, any Debt that becomes, or is anticipated to become, an obligation of the Surviving Person, the Issuer or any Restricted Subsidiary as a result of such transaction or series of transactions as having been Incurred by the Surviving Person, the Issuer or such Restricted Subsidiary at the time of such transaction or series of transactions), no Default or Event of Default shall have occurred and be continuing;

(e)    immediately after giving effect to such transaction or series of transactions on a pro forma basis, (x) the Issuer or the Surviving Person, as the case may be, would be able to Incur at least $1.00 of additional Debt under clause (i) of Section 4.09(a) or (y) the Consolidated Fixed Charge Coverage Ratio of the Issuer is not less than immediately prior to such transaction or series of transactions; and

(f)    the Issuer shall deliver, or cause to be delivered, to the Trustee, in form and substance reasonably satisfactory to the Trustee, an Officers’ Certificate and an Opinion of Counsel, each stating that such transaction or series of transactions and such Subsidiary Guarantee, if any, in respect thereto comply with this Section 5.02 and that all conditions precedent herein provided for relating to such transaction or series of transactions have been satisfied.

The foregoing provisions of this Section 5.02 (other than clause (d)) shall not apply to any transaction or series of transactions which constitute an Asset Sale if the Issuer has complied with Section 4.12.

Section 5.03    Co-Issuer

The Co-Issuer shall not merge, consolidate or amalgamate with or into any other Person (other than a merger, consolidation or amalgamation of a Wholly Owned Restricted

Subsidiary into the Co-Issuer) or sell, transfer, assign, lease, convey or otherwise dispose of all or substantially all its Property in any one transaction or series of transactions unless:

(a)    the Issuer shall be the Surviving Person in such merger, consolidation or amalgamation, or the Surviving Person (if other than the Issuer) formed by such merger, consolidation or amalgamation or to which such sale, transfer, assignment, lease, conveyance or disposition is made shall be a corporation company organized and existing under the laws of the United States, any State thereof or the District of Columbia;

(b)    the Surviving Person (if other than the Issuer) expressly assumes, by supplemental indenture in form satisfactory to the Trustee, executed and delivered to the Trustee by such Surviving Person, the due and punctual payment of the principal of, and premium, if any, and interest on, all the Notes, in addition to the due and punctual performance and observance of all the covenants and conditions of this Indenture to be performed by the Issuer;

(c)    in the case of a sale, transfer, assignment, lease, conveyance or other disposition of all or substantially all the Property of the Co-Issuer, as applicable, such Property shall have been transferred as an entirety or virtually as an entirety;

(d)    immediately before and after giving effect to such transaction or series of transactions on a pro forma basis (and treating, for purposes of this clause (d) and clause (e) of this Section 5.03, any Debt that becomes, or is anticipated to become, an obligation of the Surviving Person or any Restricted Subsidiary as a result of such transaction or series of transactions as having been Incurred by the Surviving Person or such Restricted Subsidiary at the time of such transaction or series of transactions);

(e)    the Co-Issuer shall deliver, or cause to be delivered, to the Trustee, in form and substance reasonably satisfactory to the Trustee, an Officers’ Certificate and an Opinion of Counsel, each stating that such transaction or series of transactions and the applicable supplemental indenture, if any, in respect thereto comply with this Section 5.03 and that all conditions precedent herein provided for relating to such transaction or series of transactions have been satisfied.

Section 5.04    Successor Corporation Substituted.

The Surviving Person shall succeed to, and be substituted for, and may exercise every right and power of the Issuer or the Co-Issuer, as applicable, under this Indenture (or of the Subsidiary Guarantor under its Subsidiary Guarantee, as the case may be), but the predecessor Issuer in the case of:

(a)    a sale, transfer, assignment, conveyance or other disposition (unless such sale, transfer, assignment, conveyance or other disposition is of all the assets of the Issuer as an entirety or virtually as an entirety); or

(b)    a lease,

shall not be released from any of the obligations or covenants under this Indenture, including with respect to the payment of the Notes.

ARTICLE 6

DEFAULTS AND REMEDIES

Section 6.01    Events of Default.

Each of the following constitutes an “Event of Default” with respect to the Notes:

(a)    failure to make the payment of any interest on the Notes when the same becomes due and payable, and such failure continues for a period of 30 days;

(b)    failure to make the payment of any principal of, or premium, if any, on, any of the Notes when the same becomes due and payable at its Stated Maturity, upon acceleration, redemption, optional redemption, required repurchase or otherwise;

(c)    failure to comply with the provisions of Section 5.01;

(d)    failure to comply with the provisions of Section 4.03, and such failure continues for 120 days after written notice is given to the Issuers as provided below;

(e)    failure to comply with any other covenant or agreement in the Notes or in this Indenture (other than a failure that is the subject of the foregoing clause (a), (b), (c) or (d)), and such failure continues for 60 days after written notice is given to the Issuers as provided below;

(f)    a default under any Debt by the Issuer or any Restricted Subsidiary that results in acceleration of the maturity of such Debt, or failure to pay any such Debt at maturity, in an aggregate amount greater than $50.0 million, provided, that such default shall not be considered a default (and the Notes shall not be accelerated) to the extent that the lenders, holders or trustee, as applicable, of such Debt have rescinded, nullified or voided the acceleration of the maturity of such Debt prior to an acceleration of the Notes (the “cross acceleration provisions”);

(g)    any judgment or judgments for the payment of money in an aggregate amount in excess of $50.0 million that shall be rendered against the Issuer or any Restricted Subsidiary and that shall not be waived, satisfied or discharged for any period of 60 consecutive days during which a stay of enforcement shall not be in effect (the “judgment default provisions”);

(h)    the Issuer or any of its Significant Subsidiaries:

(i)    commences a voluntary case or proceeding, or gives notice of intention to make a proposal, under any Bankruptcy Law;

(ii)    consents to the entry of an order for relief against it in an involuntary case or consents to its dissolution or winding up;

(iii)    consents to the appointment of a receiver, interim receiver, receiver and manager, liquidator, trustee or custodian of it or for all or substantially all of its property;

(iv)    makes a general assignment for the benefit of its creditors; or

(v)    admits in writing its inability to pay its debts as they become due or otherwise admits its insolvency, or takes any comparable action under any foreign laws relating to insolvency;

(i)    a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(i)    is for relief against the Issuer or any of its Significant Subsidiaries in an involuntary case or proceeding; or

(ii)    appoints a receiver, interim receiver, receiver and manager, liquidator, trustee or custodian of the Issuer or any of its Significant Subsidiaries or for all or substantially all of the property of the Issuer or any of its Significant Subsidiaries; or

(iii)    orders the liquidation of the Issuer or any of its Significant Subsidiaries, and such order or decree remains unstayed and in effect for 60 consecutive days; and

(j)    any Subsidiary Guarantee of a Significant Subsidiary ceasing to be in full force and effect (other than in accordance with the terms of such Subsidiary Guarantee) or any Subsidiary Guarantor that is a Significant Subsidiary denies or disaffirms its obligations under its Subsidiary Guarantee.

A Default under Section 6.01(d) or (e) is not an Event of Default until the Trustee or the Holders of not less than 25.0% in aggregate principal amount of the Notes then outstanding notify the Issuers in writing by registered or certified mail, return receipt requested, of the Default and the Issuers do not cure such Default within the time specified in Sections 6.01(d) or (e) after receipt of such notice. Such notice must specify the Default, demand that it be remedied and state that such notice is a “Notice of Default.”

Upon any Officer becoming aware of any Default or Event of Default, unless the Default or Event of Default has been cured, the Issuers shall deliver to the Trustee, within 10 days of becoming so aware, written notice in the form of an Officers’ Certificate specifying such Default or Event of Default, its status, and the action the Issuers propose to take with respect thereto.

Section 6.02    Acceleration.

If any Event of Default (other than those of the type described in Section 6.01(h) or (i)) shall have occurred and be continuing, the Trustee may, and the Trustee upon the written request of Holders of 25.0% in principal amount of the outstanding Notes shall, or the Holders of not less than 25.0% in principal amount of outstanding Notes may, declare the principal of all the Notes, plus all accrued and unpaid interest, if any, to the date of acceleration, to be immediately due and payable by notice in writing to the Issuers (and to the Trustee if given by the Holders) specifying the respective Event of Default and that such notice is a notice of acceleration (the “Acceleration Notice”), and the same shall become immediately due and payable; provided that, a notice of Default may not be given with respect to any action taken, and reported publicly or to Holders, more than two (2) years prior to such notice of Default, and any time period in this Indenture to cure any actual or alleged default or Event of Default may be extended or stayed by a court of competent jurisdiction.

In the case of an Event of Default specified in Section (h) or (i) of Section 6.01, all outstanding Notes shall become due and payable immediately without any further declaration or other act on the part of the Trustee or the Holders. Holders may not enforce this Indenture or the Notes except as provided in this Indenture.

After any declaration of acceleration pursuant to this Section 6.02, but before a judgment or decree based on acceleration is obtained by the Trustee, the Holders of at least a majority in aggregate principal amount of the Notes then outstanding may rescind and annul such acceleration if all Events of Default, other than the nonpayment of accelerated principal, premium or interest, have been cured or waived as provided herein, if:

(a)    the rescission would not conflict with any judgment or decree of a court of competent jurisdiction;

(b)    to the extent the payment of such interest is lawful, interest (at the same rate specified in the Notes) on overdue installments of interest and overdue payments of principal which has become due otherwise than by such declaration of acceleration has been paid;

(c)    in the event of the cure or waiver of an Event of Default of the type described in Section 6.01(h) or (i), the Trustee has received an Officers’ Certificate and, if requested, an Opinion of Counsel, that such Event of Default has been cured or waived; and

(d)    the Issuers have paid to the Trustee all fees then due and payable or in arrears and has reimbursed the Trustee for all expenses incurred and reasonable fees paid in connection with such declaration of acceleration.

Any notice of Default, notice of acceleration or instruction to the Trustee to provide a notice of Default, notice of acceleration or take any other action (a “Noteholder Direction”) provided by any one or more Holders (each a “Directing Holder”) must be accompanied by a written representation from each such Holder to the Issuer and the Trustee that such Holder is not (or, in the case such Holder is DTC or its nominee, that such Holder is being instructed solely by beneficial owners that are not) Net Short (a “Position Representation”), which representation, in the case of a Noteholder Direction relating to a notice of Default shall be deemed repeated at all times until the resulting Event of Default is cured or otherwise ceases to exist or the Notes are accelerated. In addition, each Directing Holder must, at the time of providing a Noteholder Direction, covenant to provide the Issuers with such other information as the Issuers may reasonably request from time to time in order to verify the accuracy of such Noteholder’s Position Representation within five (5) Business Days of request therefor (a “Verification Covenant”). In any case in which the Holder is DTC or its nominee, any Position Representation or Verification Covenant required hereunder shall be provided by the beneficial owner of the Notes in lieu of DTC or its nominee.

If, following the delivery of a Noteholder Direction, but prior to acceleration of the Notes, the Issuers determine in good faith that there is a reasonable basis to believe a Directing Holder was, at any relevant time, in breach of its Position Representation and provides to the Trustee evidence stating that the Issuers have filed papers with a court of competent jurisdiction seeking a determination that such Directing Holder was, at such time, in breach of its Position Representation, and seeking to invalidate any Event of Default that resulted from the applicable Noteholder Direction, the cure period with respect to such Event of Default shall be automatically stayed pending a final and non-appealable determination of a court of competent jurisdiction on such matter. If, following the delivery of a Noteholder Direction, but prior to acceleration of the Notes, the Issuers provide to the Trustee an Officer’s Certificate stating that a Directing Holder failed to satisfy its Verification Covenant, the cure period with respect to any Event of Default that resulted from the applicable Noteholder Direction shall be automatically stayed pending satisfaction of such Verification Covenant. Any breach of the Position Representation shall result in such Holder’s participation in such Noteholder Direction being disregarded; and, if, without the participation of such Holder, the percentage of Notes held by the remaining Holders that provided such Noteholder Direction would have been insufficient to validly provide such Noteholder Direction, such Noteholder Direction shall be void ab initio, with the effect that such Event of Default shall be deemed never to have occurred and the Trustee shall be deemed to have not received the Noteholder Direction or any notice of such Event of Default.

For the avoidance of doubt, the Trustee shall be entitled to conclusively rely on any Noteholder Direction delivered to it in accordance with this Indenture, shall have no duty to inquire as to or investigate the accuracy of any Position Representation, enforce compliance with any Verification Covenant, verify any statements in any Officer’s Certificate delivered to it, or otherwise make calculations, investigations or determinations with respect to Derivative Instruments, Net Shorts, Long Derivative Instruments, Short Derivative Instruments or otherwise. The Trustee shall have no liability to the Issuers, any Holder or any other Person in acting in good faith on a Noteholder Direction.

Section 6.03    Other Remedies.

If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal, premium and interest, if any, on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies shall be cumulative to the extent permitted by law.

Section 6.04    Waiver of Defaults.

The Holders of at least a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes, waive any existing Default or Event of Default, and its consequences, except a continuing Default or Event of Default (a) in the payment of the principal of, premium, if any, or interest, if any, on the Notes and (b) in respect of a covenant or provision which under this Indenture cannot be modified or amended without the consent of the Holder of each Note affected by such modification or amendment. In the event of any Event of Default specified in Section 6.01(f), such Event of Default and all consequences of that Event of Default, including without limitation any acceleration or resulting payment default, shall be annulled, waived and rescinded, automatically and without any action by the Trustee or the Holders, if within 60 days after the Event of Default arose:

(i)    the Debt that is the basis for the Event of Default has been discharged;

(ii)    the holders of such Debt have rescinded or waived the acceleration, notice or action, as the case may be, giving rise to the Event of Default; or

(iii)    if the default that is the basis for such Event of Default has been cured.

Upon any waiver of a Default or Event of Default, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed cured for every purpose of this Indenture but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon.

Section 6.05    Control by Majority.

Subject to Section 7.01, in case an Event of Default shall occur and be continuing, the Trustee will be under no obligation to exercise any of its rights or powers under this Indenture at the request or direction of any of the Holders, unless such Holders shall have offered to the Trustee reasonable indemnity satisfactory to the Trustee. Subject to Section 7.01, 7.02 and 7.07, the Holders of at least a majority in aggregate principal amount of the Notes then outstanding will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee pursuant to this Indenture or exercising any trust or power conferred on the Trustee pursuant to this Indenture with respect to the Notes.

Section 6.06    Limitation on Suits.

No Holder will have any right to institute any proceeding with respect to this Indenture, or for the appointment of a receiver or trustee, or for any remedy thereunder, unless:

(a)    such Holder has previously given to the Trustee written notice of a continuing Event of Default;

(b)    Holders of at least 25.0% in aggregate principal amount of the Notes then outstanding have made a written request and offered reasonable indemnity satisfactory to the Trustee to institute such proceeding as trustee; and

(c)    the Trustee shall not have received from the Holders of at least a majority in aggregate principal amount of the Notes then outstanding a written direction inconsistent with such request and shall have failed to institute such proceeding within 60 days.

The preceding limitations do not apply to a suit instituted by a Holder for enforcement of payment of the principal of, and premium, if any, or interest, if any, on, such Note on or after the respective due dates expressed in such Note.

A Holder may not use this Indenture to affect, disturb or prejudice the rights of another Holder or to obtain a preference or priority over another Holder.

Section 6.07    Rights of Holders to Receive Payment.

Notwithstanding any other provision of this Indenture (including Section 6.06), the contractual right expressly set forth in this Indenture of any Holder to receive payment of principal, premium, if any, and interest, on the Notes held by such Holder, on or after the respective due dates expressed in the Notes (including in connection with an offer to purchase), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be amended without the consent of such Holder.

Section 6.08    Collection Suit by Trustee.

If an Event of Default specified in Section 6.01 (a) or (b) occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Issuers for the whole amount of principal of, premium, if any, and interest then due and owing (together with interest on overdue principal and, to the extent lawful, interest) and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

Section 6.09    Trustee May File Proofs of Claim.

The Trustee shall be authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders allowed in any judicial proceedings relative to the Issuers (or any other obligor upon the Notes), their creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee and its agents and counsel, and any other amounts due the Trustee under Section 7.07 out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, moneys, securities and any other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 6.10    Priorities.

If the Trustee collects any money pursuant to this Article 6, it shall pay out the money in the following order:

First: to the Trustee, its agents and attorneys for amounts due under Section 7.07, including payment of all compensation, expenses and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

Second: to Holders for amounts due and unpaid on the Notes for principal, premium, if any, and interest ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium, if any, and interest, respectively; and

Third: to the Issuers or to such party as a court of competent jurisdiction shall direct.

The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section 6.10.

Section 6.11    Undertaking for Costs.

In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 shall not apply to a suit by the Trustee, a suit by the Issuers, a suit by a Holder pursuant to Section 6.07, or a suit by Holders of more than 10.0% in principal amount of the then outstanding Notes.

ARTICLE 7

TRUSTEE

Section 7.01    Duties of Trustee.

(a)    If an Event of Default has occurred and is continuing, and is known by a Responsible Officer of the Trustee, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent Person would exercise or use under the circumstances in the conduct of such Person’s own affairs.

(b)    Except during the continuance of an Event of Default:

(i)    the duties of the Trustee shall be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(ii)    in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

(c)    The Trustee may not be relieved from liabilities for its own negligence or its own willful misconduct, except that:

(i)    this Section 7.01(c) does not limit the effect of Section 7.01(b);

(ii)    the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

(iii)    the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.

(d)    Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to Sections 7.01(a), (b) and (c).

(e)    No provision of this Indenture shall require the Trustee to expend or risk its own funds or incur any financial liability if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it. The Trustee shall be under no obligation to exercise any of its rights and powers under this Indenture at the request of any Holders, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

(f)    The Trustee shall not be liable for interest on any money received by it except, and only to the extent, as the Trustee may agree in writing with the Issuers. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

(g)    Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section.

Section 7.02    Rights of Trustee.

Subject to the provisions of Section 7.01:

(a)    The Trustee may conclusively rely upon any document reasonably believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in any such document.

(b)    Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers’ Certificate or Opinion of Counsel. The Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

(c)    The Trustee shall not be liable for any action it takes or omits to take in good faith that it reasonably believes to be authorized or within the rights or powers conferred upon it by this Indenture.

(d)    Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Issuer shall be sufficient if signed by an Officer of the Issuer.

(e)    The Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a Default or Event of Default is received by a Responsible Officer of the Trustee at the Corporate Trust Office of the Trustee from the Issuers or the Holders of 25.0% in aggregate principal amount of the outstanding Notes, and such notice references the specific Default or Event of Default, the Notes and this Indenture.

(f)    The Trustee shall not be required to give any bond or surety in respect of the performance of its power and duties hereunder.

(g)    The Trustee shall have no duty to inquire as to the performance of the Issuers’ covenants herein.

(h)    The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder.

(i)    The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

(j)    The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Issuers, personally or by agent or attorney at the sole cost of the Issuers and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation;

(k)    In no event shall the Trustee be responsible or liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action;

(l)    It shall not be the duty of the Trustee to see that any duties or obligations imposed herein upon the Issuers or other persons are performed, and the Trustee shall not be liable or responsible for the failure of the Issuers or such other persons to perform any act required of them by this Indenture.

(m)    The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder;

(n)    The Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder; and

(o)    The Trustee may request that the Issuers deliver a certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture.

(p)    In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, epidemics, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

Section 7.03    Individual Rights of Trustee.

The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Issuers or any Affiliate of the Issuers with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights and duties. The Trustee shall also be subject to Section 7.10.

Section 7.04    Trustee’s Disclaimer.

The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Issuers’ use of the proceeds from the Notes or any money paid to the Issuers or upon the Issuers’ direction under any provision of this Indenture, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication.

Section 7.05    Notice of Defaults.

If a Default or Event of Default occurs and is continuing and the Trustee is deemed to have knowledge of such default pursuant to Section 7.02(e) hereof, the Trustee shall mail to Holders a notice of the Default or Event of Default within 90 days after it occurs. Except in the case of a Default or Event of Default in payment of principal on any Note, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders.

Section 7.06    [reserved].

Section 7.07    Compensation and Indemnity.

The Issuers shall pay to the Trustee from time to time reasonable compensation for its acceptance of this Indenture and services hereunder. The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Issuers shall reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee’s agents and counsel.

The Issuers shall indemnify the Trustee or any predecessor Trustee against any and all losses, claims, damages, penalties, fines, liabilities or expenses, including incidental and out-of-pocket expenses and reasonable attorneys fees (for purposes of this Article, “losses”) incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, including the costs and expenses of enforcing this Indenture against the Issuers (including this Section 7.07) and defending itself against any claim (whether asserted by the Issuers or any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent such losses may be attributable to its negligence or bad faith. The Trustee shall notify the Issuers promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Issuers shall not relieve the Issuers of their obligations under this Section 7.07, to the extent the Issuers have not been prejudiced thereby. The Issuers shall defend the claim, and the Trustee shall cooperate in the defense. The Trustee may have separate counsel if the Trustee has been advised by counsel that there may be one or more legal defenses available to it that are different from or additional to those available to the Issuers and in the reasonable judgment of such counsel it is advisable for the Trustee to engage separate counsel, and the Issuers shall pay the reasonable fees and expenses of such counsel. The Issuers need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld. The Issuers need not reimburse any expense or indemnify against any loss incurred by the Trustee through the Trustee’s own willful misconduct, gross negligence or bad faith.

The obligations of the Issuers under this Section 7.07 shall survive the satisfaction and discharge of this Indenture, the resignation or removal of the Trustee and payment in full of the Notes through the expiration of the applicable statute of limitations.

To secure the Issuers’ payment obligations in this Section, the Trustee shall have a Lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal, premium, if any, and interest on the Notes.

When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(h) or (i) occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

Section 7.08    Replacement of Trustee.

A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section 7.08.

The Trustee may resign in writing at any time upon 30 days’ prior written notice to the Issuers and the Guarantors and be discharged from the trust hereby created by so notifying the Issuers and the Guarantors. The Holders of a majority in aggregate principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Issuers in writing. The Issuers may remove the Trustee if:

(a)    the Trustee fails to comply with, or ceases to be eligible under, Section 7.10;

(b)    the Trustee is adjudged bankrupt or insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

(c)    a custodian or public officer takes charge of the Trustee or its property; or

(d)    the Trustee becomes incapable of acting.

If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Issuers shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Issuers.

If a successor Trustee does not take office within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Issuers, or the Holders of at least 10.0% in aggregate principal amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

If the Trustee, after written request by any Holder who has been a Holder for at least six (6) months, fails to comply with Section 7.10, such Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Issuers. Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders. Subject to the Lien provided for in Section 7.07, the retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee; provided, however, that all sums owing to the Trustee hereunder shall have been paid. Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Issuers’ obligations under Section 7.07 shall continue for the benefit of the retiring Trustee.

In the case of an appointment hereunder of a separate or successor Trustee with respect to the Notes, the Issuers, the Guarantors, any retiring Trustee and each successor or separate Trustee with respect to the Notes shall execute and deliver a supplemental indenture hereto (1) which shall contain such provisions as shall be deemed necessary or desirable to confirm that all the rights, powers, trusts and duties of any retiring Trustee with respect to the Notes as to which any such retiring Trustee is not retiring shall continue to be vested in such retiring Trustee and (2) that shall add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, it being understood that nothing herein or in such supplemental indenture shall constitute such Trustee co-trustees of the same trust and that each such separate, retiring or successor Trustee shall be Trustee of a trust or trusts hereunder separate and apart from any trust or trusts hereunder administered by any such other Trustee.

Section 7.09    Successor Trustee by Merger, etc.

If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation or banking association, the successor corporation or banking association without any further act shall, if such successor corporation or banking association is otherwise eligible hereunder, be the successor Trustee.

Section 7.10    Eligibility; Disqualification.

There shall at all times be a Trustee hereunder that is a Person organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $50.0 million (or a wholly-owned subsidiary of a bank or trust company, or of a bank holding company, the principal subsidiary of which is a bank or trust company having a combined capital and surplus of at least $50.0 million) as set forth in its most recent published annual report of condition.

ARTICLE 8

LEGAL DEFEASANCE AND COVENANT DEFEASANCE

Section 8.01    Option to Effect Legal Defeasance or Covenant Defeasance.

The Issuers may, at their option and at any time, elect to have either Section 8.02 or 8.03 be applied to all outstanding Notes upon compliance with the conditions set forth in this Article 8.

Section 8.02    Legal Defeasance and Discharge.

Upon the Issuers’ exercise under Section 8.01 of the option applicable to this Section 8.02, the Issuers shall, subject to the satisfaction of the conditions set forth in Section 8.04, be deemed to have been discharged from their obligations with respect to all outstanding Notes on the date the conditions set forth below are satisfied (hereinafter, “Legal Defeasance”) and any collateral then securing the Notes will be released and each Guarantor shall be released from all of its obligations under its Guarantee. For this purpose, Legal Defeasance means that the Issuers shall be deemed to have paid and discharged the entire Debt represented by the outstanding Notes, which shall thereafter be deemed to be “outstanding” only for the purposes of Section 8.05 and the other Sections of this Indenture referred to in (a), (b), (c), and (d) below, and to have satisfied all its other obligations under the Notes and this Indenture (and the Trustee, on demand of and at the expense of the Issuers, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder: (a) the rights of Holders of outstanding Notes to receive solely from the trust fund described in Section 8.04, and as more fully set forth in such Section, payments in respect of the principal of or premium on such Notes when such payments are due; (b) the Issuers’ obligations with respect to such Notes under Article 2 and Sections 4.01 and 4.02; (c) the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Issuers’ obligations in connection therewith; and (d) this Article 8. If the Issuers exercise under Section 8.01 the option applicable to this Section 8.02, subject to the satisfaction of the conditions set forth in Section 8.04, payment of the Notes may not be accelerated because of an Event of Default. Subject to compliance with this Article 8, the Issuers may exercise their option under this Section 8.02 notwithstanding the prior exercise of its option under Section 8.03.

Section 8.03    Covenant Defeasance.

Upon the Issuers’ exercise under Section 8.01 of the option applicable to this Section 8.03, the Issuers shall, subject to the satisfaction of the conditions set forth in Section 8.04, be released from its obligations under the covenants contained in Sections 4.03, 4.09 through 4.19, subsection (e) of Section 5.01 and Section 5.03 shall cease to be operative, with respect to the outstanding Notes on and after the date the conditions set forth in Section 8.04 are satisfied (hereinafter, “Covenant Defeasance”) and any collateral then securing the Notes will be released and each Guarantor shall be released from all of its obligations under its Guarantee with respect to such covenants in connection with such outstanding Notes and the Notes shall thereafter be deemed not “outstanding” for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed “outstanding” for all other purposes hereunder (it being understood that such Notes shall not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes, the Issuers may omit to comply with and shall have no obligation or liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere in this Indenture (including any certificate deliverable hereunder) to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under this Indenture or the Notes. If the Issuers exercise under Section 8.01 the option applicable to this Section 8.03, subject to the satisfaction of the conditions set forth in Section 8.04, payment of the Notes may not be accelerated because of an Event of Default specified in clause (d), (e), (f), (h) and (i) (but in the case of (h) and (i) of Section 6.01, with respect to Significant Subsidiaries only) or (j) or because of the Issuers’ failure to comply with clause (e) of Section 5.01 or with Section 5.03.

Section 8.04    Conditions to Legal or Covenant Defeasance.

The following shall be the conditions to the application of either Section 8.02 or 8.03 to the outstanding Notes.

The Legal Defeasance or Covenant Defeasance may be exercised only if:

(a)    the Issuers irrevocably deposit in trust with the Trustee money or U.S. Government Obligations for the payment of principal of, premium, if any, and interest, if any, on the Notes to maturity or redemption, as the case may be;

(b)    the Issuers deliver to the Trustee a certificate from an Independent Financial Advisor expressing their opinion that the payments of principal, premium, if any, and interest, when due and without reinvestment on the deposited U.S. Government Obligations plus any deposited money without investment will provide cash at such times and in such amounts as will be sufficient to pay principal, premium, if any, and interest, when due on all the Notes to be defeased to maturity or redemption, as the case may be;

(c)    [reserved].

(d)    no Default or Event of Default has occurred and is continuing on the date of such deposit and after giving effect thereto;

(e)    such deposit does not constitute a default under any other material agreement or instrument related to Debt binding on the Issuers;

(f)    [reserved];

(g)    in the case of the Legal Defeasance option, the Issuers delivers to the Trustee an Opinion of Counsel, subject to customary assumptions and exclusions, stating that:

(i)    the Issuers have received from the Internal Revenue Service a ruling, or

(ii)    since the Issue Date there has been a change in the applicable U.S. federal income tax law, to the effect, in either case, that, and based thereon such Opinion of Counsel shall confirm that, subject to customary assumptions and exclusions, the Holders will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would be the case if such defeasance has not occurred;

(h)    in the case of the Covenant Defeasance option, the Issuers deliver to the Trustee an Opinion of Counsel, subject to customary assumptions and exclusions, to the effect that the Holders will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would be the case if such covenant defeasance had not occurred; and

(i)    the Issuers deliver to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent to the defeasance and discharge of the Notes have been complied with as required by this Indenture.

Section 8.05    Deposited Cash and U.S. Government Obligations to be Held in Trust; Other Miscellaneous Provisions.

Subject to Section 8.06, all cash and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.05, the “Trustee”) pursuant to Section 8.04 in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Issuers acting as Paying Agent) as the Trustee may determine, to the Holders of all sums due and to become due thereon in respect of principal, premium, if any, and interest, if any, but such cash and securities need not be segregated from other funds except to the extent required by law.

The Issuers shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or U.S. Government Obligations deposited pursuant to Section 8.04 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

Section 8.06    Repayment to Issuers.

Anything in this Article 8 to the contrary notwithstanding, the Trustee shall deliver or pay to the Issuers from time to time upon the written request of the Issuers any cash or U.S. Government Obligations held by it as provided in Section 8.04 which, in the opinion of a nationally recognized firm of independent certified public accountants of recognized international standing expressed in a written certification thereof delivered to the Trustee (which may be the certification delivered under Section 8.04(a)), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

Any cash or U.S. Government Obligations deposited with the Trustee or any Paying Agent, or then held by the Issuers, in trust for the payment of the principal, premium, if any, or interest, if any, on any Note and remaining unclaimed for two (2) years after such principal, premium, if any, or interest, if any, has become due and payable shall be paid to the Issuers on their request or (if then held by the Issuers) shall be discharged from such trust; and the Holder shall thereafter, as an unsecured creditor, look only to the Issuers for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such cash and securities, and all liability of the Issuers as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Issuers cause to be published once, in The New York Times and The Wall Street Journal (national edition), notice that such cash and securities remains unclaimed and that, after a date specified therein, which shall not be less than 10 days from the date of such notification or publication, any unclaimed balance of such cash and securities then remaining shall be repaid to the Issuers.

Section 8.07    Reinstatement.

If the Trustee or Paying Agent is unable to apply any cash or U.S. Government Obligations in accordance with Section 8.02 or 8.03, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Issuers’ obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.02 or 8.03 until such time as the Trustee or Paying Agent is permitted to apply all such cash and securities in accordance with Section 8.02 or 8.03, as the case may be; provided, however, that, if the Issuers make any payment of principal of, premium, if any, or interest, if any, on any Note following the reinstatement of its obligations, the Issuers shall be subrogated to the rights of the Holders to receive such payment from the cash and securities held by the Trustee or Paying Agent.

ARTICLE 9

AMENDMENT, SUPPLEMENT AND WAIVER

Section 9.01    Without Consent of Holders of Notes.

Notwithstanding Section 9.02, the Issuers and the Trustee may amend or supplement this Indenture or the Notes without the consent of any Holder to:

(a)    cure any ambiguity, omission, defect or inconsistency;

(b)    provide for the assumption by a Surviving Person of the obligations of the Issuers under this Indenture;

(c)    provide for uncertificated Notes in addition to, or in place of, certificated Notes (provided that the uncertificated Notes are issued in registered form for purposes of Section 163(f) of the Code);

(d)    add additional Guarantees with respect to the Notes or release Subsidiary Guarantors from Subsidiary Guarantees as provided or permitted by the terms of this Indenture;

(e)    secure the Notes, add to the covenants of the Issuer or the Subsidiary Obligors for the benefit of the Holders, or surrender any right or power conferred upon the Issuer or the Subsidiary Obligors;

(f)    make any change that does not materially adversely affect the rights of any Holder;

(g)    evidence or provide for a successor Trustee;

(h)    provide for the issuance of Additional Notes in accordance with this Indenture;

(i)    conform the text of this Indenture, the Notes or the Guarantees to any provision of the “Description of the Notes” in the Offering Circular to the extent that such provision in such “Description of the Notes” is intended to be a verbatim recitation of a provision of this Indenture, the Notes or the Guarantees; or

(j)    make any amendment to the provisions of this Indenture relating to the transfer and legending of Notes; provided, that (i) compliance with this Indenture as so amended would not result in Notes being transferred in violation of the Securities Act or any other applicable securities law and (ii) such amendment does not materially and adversely affect the rights of holders to transfer Notes;

(k)    comply with any requirement of the Commission in connection with the qualification of this Indenture under the TIA; or

(l)    add customary provisions or make any amendments to allow for the issuance of Additional Notes into escrow.

For the avoidance of doubt, no amendment to, or deletion of any of the covenants described under, Article 3 or Article 4, or action taken in compliance with the covenants in effect at the time of such action, shall be deemed to impair or affect any legal rights of any holders of the Notes to receive payment of principal of or premium, if any, or interest on the Notes or to institute suit for the enforcement of any payment on, or with respect to, such holder’s Notes.

Section 9.02    With Consent of Holders of Notes.

Except as provided below in this Section 9.02, the Issuers and the Trustee may amend or supplement this Indenture and the Notes with the consent of the Holders of at least a majority in aggregate principal amount of the Notes, then outstanding voting as a single class (including consents obtained in connection with a purchase of or tender offer or exchange offer for the

Notes), and, subject to Sections 6.04 and 6.07, any existing Default or Event of Default (except a continuing Default or Event of Default in (x) the payment of principal, premium, if any, or interest, if any, on the Notes and (y) respect of a covenant or provision, which under this Indenture, cannot be modified or amended without the consent of the Holder of each Note affected by such modification or amendment) or compliance with any provision of this Indenture or the Notes may be waived with the consent of the Holders of at least a majority in aggregate principal amount of the Notes, then outstanding voting as a single class (including consents obtained in connection with a purchase of or tender offer or exchange offer for the Notes).

Without the consent of each Holder affected, an amendment or waiver under this Section 9.02 may not (with respect to any Notes held by a non-consenting Holder):

(i)    reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver;

(ii)    reduce the rate of, or extend the time for payment of, interest on, any Note;

(iii)    reduce the principal of, or extend the Stated Maturity of, any Note;

(iv)    make any Note payable in money other than that stated in such Note;

(v)    [reserved];

(vi)    waive a Default or Event of Default in the payment of principal of premium, if any, and interest, if any, on the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the Notes and a waiver of the payment default that resulted from such acceleration);

(vii)    make any change in the provisions of this Indenture relating to waivers of past Defaults or the rights of Holders of such Notes to receive payments of principal of, or interest or premium, if any, as described in Section 6.07, on such Notes;

(viii)    subordinate the Notes or any Subsidiary Guarantee to any other obligation of the Issuer, the Co-Issuer or the applicable Subsidiary Guarantor, as applicable;

(ix)    release any security interest that may have been granted in favor of the Holders other than pursuant to the terms of such security interest;

(x)    reduce the premium payable upon the redemption of any Note or change the time at which any Note may be redeemed, as described under Section 3.07 (excluding any amendment to shorten the minimum notice period required for any redemption, which shall require the consent of holders of at least a majority in aggregate principal amount of the Notes outstanding);

(xi)    at any time after a Change of Control has occurred, reduce the premium payable upon a Change of Control or change the time at which the Change of Control Offer relating thereto must be made or at which the Notes must be repurchased pursuant to such Change of Control Offer;

(xii)    at any time after the Issuer is obligated to make an Asset Sale Offer, change the time at which such Asset Sale Offer must be made or at which the Notes must be repurchased pursuant thereto;

(xiii)    except as expressly permitted by this Indenture, make any change in any Guarantee of the Issuer, the Co-Issuer or of any Subsidiary Guarantor in any matter that would materially adversely affect the Holders; or

(xiv)    make any change in the preceding amendment and waiver provisions; or

(xv)    amend the contractual right expressly set forth in this Indenture of any Holder of the Notes to receive payment of principal of, premium, if any, and interest on, such Holder’s Notes on or after the respective Stated Maturity for such principal or interest payment date for such interest expressed in the Notes, or to institute suit for the enforcement of any such payment on or after such respective Stated Maturity or interest payment date.

The Issuers may, but shall not be obligated to, fix a record date for the purpose of determining the Persons entitled to consent to any supplemental indenture. If a record date is fixed, the Holders on such record date, or their duly designated proxies, and only such Persons, shall be entitled to consent to such supplemental indenture, whether or not such Holders remain Holders after such record date; provided that unless such consent shall have become effective by virtue of the requisite percentage having been obtained prior to the date which is 120 days after such record date, any such consent previously given shall automatically and without further action by any Holder be cancelled and of no further effect.

The consent of the Holders is not necessary to approve the particular form of any proposed amendment, waiver or supplement. It is sufficient if such consent approves the substance of the proposed amendment, waiver or supplement. After an amendment, waiver or supplement under this Section 9.02 becomes effective, the Issuers are required to mail to each registered Holder at such Holder’s address appearing in the Security Register a notice briefly describing such amendment, waiver or supplement. However, the failure to give such notice to all Holders, or any defect therein, will not impair or affect the validity of the amendment, waiver or supplement.

Section 9.03    [reserved].

Section 9.04    Revocation and Effect of Consents.

Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion thereof that evidences the same debt as the consenting Holder’s Note, even if notation of the consent is not made on any Note. However, any such Holder or subsequent Holder may revoke the consent as to its Note or portion thereof if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective. An amendment, supplement or waiver shall become effective in accordance with its terms and thereafter shall bind every Holder.

Section 9.05    Notation on or Exchange of Notes.

The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Issuers in exchange for all Notes may issue and, upon receipt of an Authentication Order in accordance with Section 2.02, the Trustee shall authenticate new Notes that reflect the amendment, supplement or waiver.

Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

Section 9.06    Trustee to Sign Amendments, etc.

The Trustee shall sign any amended or supplemental indenture authorized pursuant to this Article 9 if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. In executing any amended or supplemental indenture, the Trustee shall be entitled to receive and (subject to Section 7.01) shall be fully protected in relying upon an Officers’ Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental indenture is authorized or permitted by this Indenture and that such amended or supplemental indenture is the legal, valid and binding obligations of the Issuers enforceable against them in accordance with its terms, subject to customary exceptions and that such amended or supplemental indenture complies with the provisions hereof.

ARTICLE 10

GUARANTEES

Section 10.01    Guarantees.

Subject to this Article 10, the Guarantors hereby, jointly and severally, unconditionally guarantee to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns: (a) the due and punctual payment in full of the principal of, premium, if any, and interest on the Notes, subject to any applicable grace period, whether at Stated Maturity, by acceleration, redemption or otherwise, the due and punctual payment in full of interest on the overdue principal of and premium, if any, and, to the extent permitted by law, interest, and the due and punctual payment in full and complete performance of all other obligations of the Issuers to the Holders or the Trustee under the Notes, this Indenture and any other agreement with or for the benefit of the Holders, in their capacities as such, or the Trustee relating to the Issuers’ obligations under the Notes, this Indenture, or such other agreements, as applicable, all in accordance with the terms hereof and thereof; and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that the same shall be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at Stated Maturity, by acceleration pursuant to Section 6.02, redemption or otherwise (clauses (a) and (b), collectively, the “Guaranteed Obligations”). Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantors shall be jointly and severally obligated to pay or perform the same immediately. Each Guarantor agrees that this is a guarantee of payment and not a guarantee of collection.

Each Guarantor hereby agrees that its obligations with regard to its Guarantee shall be joint and several and unconditional, and such obligation shall exist irrespective of: (i) the validity or enforceability of the Notes or the obligations of the Issuers under this Indenture or any other agreement with, or for the benefit, of the Holders or the Trustee; (ii) the absence of any action to enforce the same or the Guarantees; (iii) the recovery of any judgment against the Issuers or any other obligor with respect to this Indenture, the Notes or any other agreement with or for the benefit of the Holders or the Trustee, or the Obligations of the Issuers under this Indenture, the Notes or any other agreement with, or for the benefit of, the Holders or the Trustee; and (iv) any action to enforce the same or any other circumstances (other than payment in full and complete performance of the Guaranteed Obligations) which might otherwise constitute a legal or equitable discharge or defense of a Guarantor. Each Guarantor further, to the extent permitted by applicable law, waives and relinquishes all claims, rights and remedies accorded by applicable law to guarantors and agrees not to assert or take advantage of any such claims, rights or remedies, including, but not limited to: (A) any right to require any of the Trustee, the Holders or the Issuers (each a “Benefited Party”), as a condition of payment or performance by such Guarantor, to (1) proceed against the Issuers, any other guarantor (including any other Guarantor) of the Guaranteed Obligations or any other Person, (2) proceed against or exhaust any security held from the Issuers, any such other guarantor (including any other Guarantor) of the Guaranteed Obligations or any other Person, (3) proceed against or have resort to any balance of any deposit account or securities account or credit on the books of any Benefited Party or any other Guarantor in favor of the Issuers, any such other guarantor (including any other Guarantor) of the Guaranteed Obligations or any other Person, or (4) pursue any other remedy in the power of any Benefited Party whatsoever; (B) any defense arising by reason of the incapacity, lack of authority or any disability or other defense of any Benefited Party, including any defense based on or arising out of the lack of validity or the unenforceability of the Guaranteed Obligations or any agreement or instrument relating thereto or by reason of the cessation of the liability of the Issuers from any cause other than payment in full and complete performance of the Guaranteed Obligations; (C) any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal; (D) any defense based upon any Benefited Party’s errors or omissions in the administration of the Guaranteed Obligations; (E) (1) any principles or provisions of law, statutory or otherwise, which are or might be in conflict with the terms of the Guarantees and any legal or equitable discharge of such Guarantor’s obligations hereunder, (2) the benefit of any statute of limitations affecting such Guarantor’s liability hereunder or the enforcement hereof, (3) any rights to set-offs, recoupments and counterclaims, (4) promptness, diligence and any requirement that any Benefited Party protect, secure, perfect or insure any security interest or lien or any property subject thereto, and (5) filing of claims with a court in the event of insolvency or bankruptcy of any Benefited Party; (F) notices, demands, presentations, protests, notices of protest, notices of dishonor and notices of any action or inaction, including acceptance of the Guarantees, notices of any renewal, extension or modification of the Guaranteed Obligations or any agreement related to any of the foregoing, and notices of any extension of credit to the Issuers and any right to consent to any thereof; (G) the benefits of any “One Action” rule; and (H) any defenses or benefits that may be derived from, or afforded by law which limit the liability of or exonerate guarantors or sureties, or which may conflict with the terms of the Guarantees. Except to the extent expressly provided herein, including Sections 8.02, 8.03 and 10.05, each Guarantor hereby covenants that its Guarantee shall not be discharged except by payment in full and complete performance of the Guaranteed Obligations and the other obligations contained in its Guarantee and this Indenture.

If any Holder or the Trustee is required by any court or otherwise to return to the Issuers, any Guarantor, or any custodian, trustee, liquidator or other similar official acting in relation to the Issuers or any Guarantor, any amount paid by any of them to the Trustee or such Holder, this Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.

Each Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Holders or the Trustee in respect of any obligations guaranteed hereby until payment in full and complete performance of all Guaranteed Obligations. Each Guarantor further agrees that, as between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the Guaranteed Obligations may be accelerated as provided in Section 6.02 for the purposes of this Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Guaranteed Obligations, and (y) in the event of any declaration of acceleration of such obligations as provided in Section 6.02, such obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantors for the purpose of this Guarantee. The Guarantors shall have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Guarantee.

Section 10.02    Limitation on Subsidiary Guarantor Liability.

(a)    Each Subsidiary Guarantor and, by its acceptance of Notes, each Holder hereby confirms that it is the intention of all such parties that the Guarantee of such Guarantor not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal, provincial, state or other law to the extent applicable to such Guarantee. To effectuate the foregoing intention, the Trustee, the Holders and the Subsidiary Guarantors hereby irrevocably agree that each Subsidiary Guarantor’s liability shall be that amount from time to time equal to the aggregate liability of such Subsidiary Guarantor under the Guarantee, but shall be limited to the lesser of (i) the aggregate amount of the Issuers’ obligations under the Notes and this Indenture (including the Guaranteed Obligations) or (ii) the amount, if any, which would not have (A) rendered the Subsidiary Guarantor “insolvent” (as such term is defined in the Federal Bankruptcy Code and in the Debtor and Creditor Law of the State of New York) or (B) left it with unreasonably small capital at the time its Guarantee with respect to the Notes was entered into, after giving effect to the Incurrence of existing Debt immediately before such time; provided, however, it shall be a presumption in any lawsuit or proceeding in which a Subsidiary Guarantor is a party that the amount guaranteed pursuant to the Subsidiary Guarantee with respect to the Notes and this Indenture is the amount described in clause (a)(i) of this Section 10.02 unless any creditor, or representative of creditors of the Subsidiary Guarantor, or debtor in possession or trustee in bankruptcy of the Subsidiary Guarantor, otherwise proves in a lawsuit that the aggregate liability of the Subsidiary Guarantor is limited to the amount described in clause (a)(ii) of this Section 10.02. Without limiting the generality of the foregoing, the obligations of each Restricted Guarantor (as defined in Schedule A) shall be limited as set forth in Schedule A hereto as may be further modified, amended or supplemented.

(b)    In making any determination as to the solvency or sufficiency of capital of a Subsidiary Guarantor in accordance with the proviso of Section 10.02(a), the right of each Subsidiary Guarantor to contribution from other Guarantors and any other rights such Subsidiary Guarantor may have, contractual or otherwise, shall be taken into account.

Section 10.03    Execution and Delivery of Guarantee.

To evidence its Guarantee set forth in Section 10.01, each Guarantor hereby agrees that a notation of such Guarantee in substantially the form included in Exhibit E attached hereto shall be endorsed by an Officer of such Guarantor on each Note authenticated and delivered by the Trustee and that this Indenture shall be executed on behalf of such Guarantor by its President or one of its Vice Presidents (or equivalent senior officer if such titles are not applicable). Such endorsement and execution may be effected pursuant to a valid power of attorney.

Each Guarantor hereby agrees that its Guarantee set forth in Section 10.01 shall remain in full force and effect, notwithstanding any failure to endorse on each Note a notation of such Guarantee.

If an Officer whose signature is on this Indenture or on the Guarantee, as applicable, no longer holds that office at the time the Trustee authenticates the Note on which a Guarantee is endorsed, the Guarantee shall be valid nevertheless.

The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Guarantee set forth in this Indenture on behalf of the Guarantors.

Section 10.04    Subsidiary Guarantors May Consolidate, etc., on Certain Terms.

Except as otherwise provided in Section 10.05, no Subsidiary Guarantor may consolidate with or merge with or into (whether or not such Subsidiary Guarantor is the Surviving Person) another Person whether or not affiliated with such Subsidiary Guarantor unless:

(a)    subject to Section 10.05, the Person formed by or surviving any such consolidation or merger (if other than a Guarantor or the Issuers) unconditionally assumes all the obligations of such Subsidiary Guarantor, pursuant to a supplemental indenture in form and substance reasonably satisfactory to the Trustee, under this Indenture and the applicable Guarantee on the terms set forth herein or therein; and

(b)    the Subsidiary Guarantor complies with the requirements of Article 5.

In case of any such consolidation, merger, sale or conveyance and upon the assumption by the successor Person, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the applicable Guarantee endorsed upon the Notes and the due and punctual performance of all of the covenants and conditions of this Indenture to be performed by such Subsidiary Guarantor, such successor Person shall succeed to and be substituted for such Subsidiary Guarantor with the same effect as if it had been named herein as a Subsidiary Guarantor. Such successor Person thereupon may cause to be signed any or all of the Guarantees to be endorsed upon all of the Notes issuable hereunder which theretofore shall not have been signed by the Issuers and delivered to the Trustee. Each Guarantee so issued shall in all respects have the same legal rank and benefit under this Indenture as the Guarantees theretofore and thereafter issued in accordance with the terms of this Indenture as though all of such Guarantees had been issued at the date of the execution hereof.

Except as set forth in Articles 4 and 5, and notwithstanding clause (a) of this Section 10.04, nothing contained in this Indenture or in any of the Notes shall prevent any consolidation or merger of a Subsidiary Guarantor with or into the Issuers, the Parent Guarantor or another Subsidiary Guarantor, or shall prevent any sale or conveyance of the property of a Subsidiary Guarantor as an entirety or substantially as an entirety to the Issuers, the Parent Guarantor or another Subsidiary Guarantor.

Section 10.05    Releases Following Merger, Consolidation or Sale of Assets, Etc.

In the event of a sale or other disposition of all or substantially all of the assets of any Subsidiary Guarantor, by way of merger, consolidation or otherwise, or a sale or other disposition of all of the Capital Stock of any Subsidiary Guarantor, in each case to a Person that is not (either before or after giving effect to such transactions) the Parent or a Subsidiary of the Parent, then such Subsidiary Guarantor shall be released and relieved of any obligations under its Subsidiary Guarantee; provided that (a) such sale or other disposition does not violate the applicable provisions of this Indenture and (b) the net proceeds of such sale or other disposition shall be applied in accordance with the applicable provisions of this Indenture, including Section 4.12. Upon delivery by the Issuers to the Trustee of an Officers’ Certificate and an Opinion of Counsel to the effect that such sale or other disposition was made by the Issuer or any Subsidiary thereof in accordance with the provisions of this Indenture, including Section 4.12, the Trustee shall promptly execute any documents (in form and substance reasonably satisfactory to the Trustee) reasonably required in order to evidence the full release of any Subsidiary Guarantor from its obligations under its Subsidiary Guarantee. If (i) a Restricted Subsidiary is designated as an Unrestricted Subsidiary in accordance with the provisions of Section 4.16, (ii) a Subsidiary Guarantor is released from any and all guarantees of Debt under the Credit Facilities (other than Guarantees by (i) a Restricted Subsidiary of Debt of a Restricted Subsidiary Incurred pursuant to clause (n) of the definition of “Permitted Debt” or (ii) a Foreign Subsidiary of Debt of a Foreign Subsidiary Incurred pursuant to clause (q) of the definition of “Permitted Debt”), (iii) a Subsidiary Guarantor is liquidated or dissolved following the transfer of all or substantially all of its assets to the Issuer or another Guarantor or (iv) a Subsidiary Guarantor merges with the Issuer or another Guarantor; provided, that if such Subsidiary Guarantor merges with another Guarantor, the surviving entity will remain a Guarantor, such Subsidiary shall automatically and unconditionally, without the need for action by any party, be released and relieved of any obligations under its Subsidiary Guarantee and no further action is needed to document any release.

Any Subsidiary Guarantor not released from its Subsidiary Guarantee as provided in this Section 10.05, will remain liable for the full amount of all Guaranteed Obligations, in each case as provided in this Article 10.

ARTICLE 11

SATISFACTION AND DISCHARGE

Section 11.01    Satisfaction and Discharge.

The Issuers may discharge this Indenture such that it will cease to be of further effect, except as to surviving rights of registration of transfer or exchange of the Notes under this Indenture, as to all outstanding Notes when:

(a)    either:

(i)    all the Notes previously authenticated (except lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has previously been deposited in trust or segregated and held in trust by the Issuers and is thereafter repaid to the Issuers or discharged from the trust) have been delivered to the Trustee for cancellation; or

(ii)    all Notes not previously delivered to the Trustee for cancellation;

(A)    have become due and payable;

(B)    will become due and payable at their maturity within one year; or

(C)    are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of a redemption by the Trustee; and

in the case of clauses 11.01(a)(ii)(A), (B) or (C) of this Section 11.01, the Issuers have irrevocably deposited, or caused to be deposited, with the Trustee as trust funds in trust solely for the benefit of the Holders cash in U.S. dollars, U.S. Government Obligations, or a combination of such cash and U.S. Government Obligations, in such amounts as will be sufficient without consideration of any reinvestment of interest, to pay and discharge the entire Debt on the Notes not previously delivered to the Trustee for cancellation or redemption, for principal, premium, if any, and interest, if any, on the Notes to the date of deposit, in the case of Notes that have become due and payable, or to the Stated Maturity or redemption date, as the case may be;

(b)    the Issuers have paid or caused to be paid all other sums payable by it under this Indenture; and

(c)    the Issuers deliver to the Trustee an Officers’ Certificate and Opinion of Counsel stating that all conditions precedent under this Indenture relating to the satisfaction and discharge of this Indenture have been satisfied.

Section 11.02    Deposited Cash and U.S. Government Obligations to be Held in Trust; Other Miscellaneous Provisions.

Subject to Section 11.03, all cash and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 11.02, the “Trustee”) pursuant to Section 11.01 in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Issuers acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium, if any, and interest but such cash and securities need not be segregated from other funds except to the extent required by law.

Section 11.03    Repayment to Issuers.

Any cash or U.S. Government Obligations deposited with the Trustee or any Paying Agent, or then held by the Issuers, in trust for the payment of the principal of, premium, if any, or interest, if any, on any Note and remaining unclaimed for two (2) years after such principal, and premium, if any, or interest, if any, has become due and payable shall be paid to the Issuers on its written request or (if then held by the Issuers) shall be discharged from such trust, and the Holder shall thereafter, as an unsecured creditor, look only to the Issuers for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such cash and securities, and all liability of the Issuers as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Issuers cause to be published once, in The Wall Street Journal (national edition), notice that such cash and securities remains unclaimed and that, after a date specified therein, which shall not be less than 10 days from the date of such notification or publication, any unclaimed balance of such cash and securities then remaining shall be repaid to the Issuers.

ARTICLE 12

MISCELLANEOUS

Section 12.01    [reserved].

Section 12.02    Notices.

Any notice or communication by the Issuers and/or a Guarantor or the Trustee to the other is duly given if in writing and delivered in person or mailed by first class mail (registered or certified, return receipt requested), facsimile transmission or overnight air courier guaranteeing next-day delivery, to the other’s address:

Shift4 Payments, LLC

Shift4 Payments Finance Sub, Inc.

c/o Shift4 Payments, Inc.

2202 N. Irving St.

Allentown, Pennsylvania 18109

Attention: Jordan Frankel

with a copy to (which shall not constitute notice under this Indenture):

Latham & Watkins LLP

885 Third Avenue

New York, New York 10022

Facsimile: 212-751-4864

Attention: Ian Schuman and Adam Gelardi

If to the Trustee:

U.S. Bank National Association

60 Livingston Ave.

St. Paul, Minnesota 55107

Attention: Joshua Hahn

Tele: 651-466-6309

Facsimile: 651-466-7430

The Issuers or the Trustee, by notice to the other, may designate additional or different addresses for subsequent notices or communications.

All notices and communications (other than those sent to the Trustee or Holders) shall be deemed to have been duly given: (a) at the time delivered by hand, if personally delivered; (b) five (5) Business Days after being deposited in the mail, postage prepaid, if mailed; (c) when receipt acknowledged, if sent by facsimile transmission; and (d) the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next-day delivery. All notices and communications to the Trustee or Holders shall be deemed duly given and effective only upon receipt.

All notices, approvals, consents, requests and any communications hereunder must be in writing (provided that any communication sent to Trustee hereunder must be in the form of a document that is signed manually or by way of a digital signature provided by DocuSign (or such other digital signature provider as specified in writing to Trustee by the authorized representative), in English. The Issuers agree to assume all risks arising out of the use of using digital signatures and electronic methods to submit communications to Trustee, including without limitation the risk of Trustee acting on unauthorized instructions, and the risk of interception and misuse by third parties.

Any notice or communication to a Holder shall be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next-day delivery to its address shown on the Security Register. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

If the Issuers mail a notice or communication to Holders, it shall mail a copy to the Trustee and each Agent at the same time.

Section 12.03    [reserved].

Section 12.04    Certificate and Opinion as to Conditions Precedent.

Upon any request or application by the Issuers to the Trustee to take any action under any provision of this Indenture, the Issuers shall:

(a)    furnish to the Trustee an Officers’ Certificate in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 12.05) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been complied with; and

(b)    furnish to the Trustee an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 12.05) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been complied with.

Section 12.05    Statements Required in Certificate or Opinion.

Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

(a)    a statement that the Person making such certificate or opinion has read such covenant or condition;

(b)    a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(c)    a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable such Person to express an opinion as to whether or not such covenant or condition has been complied with; and

(d)    a statement as to whether or not, in the opinion of such Person, such condition or covenant has been complied with.

With respect to matters of fact, an Opinion of Counsel may rely on one or more Officers’ Certificates, certificates of public officials, or reports or opinions of experts.

Section 12.06    Rules by Trustee and Agents.

The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

Section 12.07    No Personal Liability of Directors, Officers, Employees and Stockholders.

No director, officer, employee, incorporator, stockholder or member of the Issuers or any Subsidiary or Affiliate of the Issuer, as such, will have any liability for any obligations under the Notes, this Indenture, the Guarantees, or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

Section 12.08    Governing Law.

THIS INDENTURE, THE NOTES AND EACH NOTATION OF A SUBSIDIARY GUARANTEE DELIVERED PURSUANT TO SECTION 10.03 ARE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

Section 12.09    Waiver of Jury Trial.

EACH OF THE ISSUERS, THE HOLDERS AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES OR THE TRANSACTION CONTEMPLATED HEREBY.

Section 12.10    Successors.

All covenants and agreements of each of the Issuers in this Indenture and the Notes shall bind its successors. All covenants and agreements of the Trustee in this Indenture shall bind its successors.

Section 12.11    Severability.

In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 12.12    Consent to Jurisdiction and Service of Process.

(a)    The Issuers and each Guarantor irrevocably consents to the jurisdiction of the courts of the State of New York and the courts of the United States of America located in the Borough of Manhattan, City and State of New York over any suit, action or proceeding with respect to this Indenture or the transactions contemplated hereby. The Issuers and each Guarantor waives any objection that it may have to the venue of any suit, action or proceeding with respect to this Indenture or the transactions contemplated hereby in the courts of the State of New York or the courts of the United States of America, in each case, located in the Borough of Manhattan, City and State of New York, or that such suit, action or proceeding brought in the courts of the State of New York or the United States of America, in each case, located in the Borough of Manhattan, City and State of New York was brought in an inconvenient court and agrees not to plead or claim the same.

(b)    The Issuers and each Guarantor irrevocably appoints Corporation Service Company as its authorized agent in the State of New York upon which process may be served in any such suit or proceedings, and agrees that service of process upon such agent, and written notice of said service to Corporation Service Company, 1180 Avenue of the Americas, Suite 210, New York, NY 10036 (telecopy no: 212-299-5600), by the person serving the same to the address provided in Section 12.02, shall be deemed in every respect effective service of process upon the Issuers and each Guarantor in any such suit or proceeding. The Issuers and each Guarantor further agrees to take any and all action as may be necessary to maintain such designation and appointment of such agent in full force and effect for a period of 11 years from the Issue Date.

Section 12.13    Foreign Currency Equivalents.

For purposes of determining compliance with any U.S. dollar-denominated restriction or amount, the U.S. dollar-equivalent principal amount of any amount denominated in a foreign currency will be the Dollar Equivalent calculated on the date the Debt was Incurred or other transaction was entered into, or first committed, in the case of revolving credit debt, provided that if any Permitted Refinancing Debt is Incurred to refinance Debt denominated in a foreign currency, and such refinancing would cause the applicable U.S. dollar-denominated restriction to be exceeded if calculated on the date of such refinancing, such U.S. dollar-denominated restriction will be deemed not have been exceeded so long as the principal amount of such Permitted Refinancing Debt does not exceed the principal amount of such Debt being refinanced. Notwithstanding any other provision in this Indenture, no restriction or amount will be exceeded solely as a result of fluctuations in the exchange rate of currencies.

Section 12.14    Conversion of Currency.

The Issuers and the Guarantors covenant and agree that the following provisions shall apply to the conversion of currency in the case of the Notes, the Guarantees and this Indenture:

(a)    (i) If, for the purpose of obtaining judgment in, or enforcing the judgment of, any court in any country, it becomes necessary to convert into a currency (the “Judgment Currency”) an amount due in any other currency (the “Base Currency”), then the conversion shall be made at the rate of exchange prevailing on the Business Day before the day on which the judgment is given or the order of enforcement is made, as the case may be (unless a court shall otherwise determine).

(ii)    If there is a change in the rate of exchange prevailing between the Business Day before the day on which the judgment is given or an order of enforcement is made, as the case may be (or such other date as a court shall determine), and the date of receipt of the amount due, the Issuers will pay such additional (or, as the case may be, such lesser) amount, if any, as may be necessary so that the amount paid in the Judgment Currency when converted at the rate of exchange prevailing on the date of receipt will produce the amount in the Base Currency originally due.

(b)    In the event of the winding up of the Issuers at any time while any amount or damages owing under the Notes, this Indenture, and the Guarantees, or any judgment or order rendered in respect thereof, shall remain outstanding, the Issuers shall indemnify and hold the Holders and the Trustee harmless against any deficiency arising or resulting from any variation in rates of exchange between (i) the date as of which the equivalent of the amount in U.S. dollars or Canadian dollars, as the case may be, due or contingently due under the Notes, this Indenture (other than under this Section 12.14(b)), and the Guarantees is calculated for the purposes of such winding up and (ii) the final date for the filing of proofs of claim in such winding up. For the purpose of this Section 12.14(b), the final date for the filing of proofs of claim in the winding up of the Issuers shall be the date fixed by the liquidator or otherwise in accordance with the relevant provisions of applicable law as being the latest practicable date as at which liabilities of the Issuers may be ascertained for such winding up prior to payment by the liquidator or otherwise in respect thereto.

(c)    The obligations contained in Sections 12.14(a)(ii) and (b) shall (i) constitute obligations of the Issuers separate and independent from its other respective obligations under the Notes, this Indenture, and the Guarantees; (ii) give rise to separate and independent causes of action against the Issuers; (iii) apply irrespective of any waiver or extension granted by any Holder or the Trustee or any of them from time to time; and (iv) continue in full force and effect, notwithstanding any judgment or order or the filing of any proof of claim in the winding up of the Issuers for a liquidated sum in respect of amounts due hereunder (other than under Section 12.14(b)) or under any such judgment or order. Any such deficiency as aforesaid shall be deemed to constitute a loss suffered by the Holders or the Trustee, as the case may be, and no proof or evidence of any actual loss shall be required by the Issuers or the liquidator otherwise or any of them. In the case of Section 12.14(b), the amount of such deficiency shall not be deemed to be reduced by any variation in rates of exchange occurring between the said final date and the date of any liquidating distribution.

(d)    The term “rate(s) of exchange” shall mean the rate of exchange quoted by Royal Bank of Canada at its central foreign exchange desk in its head office in Toronto at 12:00 noon (Toronto, Ontario time) for purchases of the Base Currency with the Judgment Currency other than the Base Currency referred to in Sections 12.14(a) and (b) and includes any premiums and costs of exchange payable.

(e)    The Trustee shall have no duty or liability with respect to monitoring or enforcing this Section 12.14.

Section 12.15    Documents in English.

By common accord, this Indenture, the Notes, the Guarantees and all documents related thereto have been, or will be, drafted solely in the English language.

Section 12.16    Counterpart Originals.

The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

Section 12.17    Table of Contents, Headings, etc.

The Table of Contents and Headings in this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

[Signatures on following page]

Issuer:

SHIFT4 PAYMENTS, LLC

By:	/s/ Bradley Herring
Name: Bradley Herring
Title: Chief Financial Officer

Co-Issuer

SHIFT4 PAYMENTS FINANCE SUB, INC.

By:	/s/ Bradley Herring
Name: Bradley Herring
Title: Chief Financial Officer

SIGNATURE PAGE TO SHIFT4 PAYMENTS SENIOR NOTES INDENTURE

Subsidiary Guarantors:

FUTURE POS

By:	/s/ Jared Isaacman
Name: Jared Isaacman
Title: Authorized Officer

HARBORTOUCH FINANCIAL, LLC

By:	/s/ Jared Isaacman
Name: Jared Isaacman
Title: Authorized Officer

INDEPENDANT RESOURCES NETWORK, LLC

By:	/s/ Jared Isaacman
Name: Jared Isaacman
Title: Authorized Officer

S4-ML HOLDINGS, LLC

By:	/s/ Jared Isaacman
Name: Jared Isaacman
Title: Authorized Officer

MERCHANT LINK, LLC

By:	/s/ Jared Isaacman
Name: Jared Isaacman
Title: Authorized Officer

SIGNATURE PAGE TO SHIFT4 PAYMENTS SENIOR NOTES INDENTURE

MSI MERCHANT SERVICES HOLDINGS, LLC

By:	/s/ Jared Isaacman
Name: Jared Isaacman
Title: Authorized Officer

POSITOUCH, LLC

By:	/s/ Jared Isaacman
Name: Jared Isaacman
Title: Authorized Officer

RESTAURANT MANAGER, LLC

By:	/s/ Jared Isaacman
Name: Jared Isaacman
Title: Authorized Officer

SHIFT4 CORPORATION

By:	/s/ Jared Isaacman
Name: Jared Isaacman
Title: Authorized Officer

20910 ML USA IP COMPANY, LLC

By:	/s/ Jared Isaacman
Name: Jared Isaacman
Title: Authorized Officer

SIGNATURE PAGE TO SHIFT4 PAYMENTS SENIOR NOTES INDENTURE

Trustee

By:	U.S. BANK NATIONAL ASSOCIATION

By:	/s/ Joshua A. Hahn
Name: Joshua A. Hahn
Title: Vice President

SIGNATURE PAGE TO SHIFT4 PAYMENTS SENIOR NOTES INDENTURE

EXHIBIT A

(Face of Note)

4.625% SENIOR NOTES DUE 2026

CUSIP

ISIN

$

No.

SHIFT4 PAYMENTS, LLC

SHIFT4 PAYMENTS FINANCE SUB, INC.

promises to pay to CEDE & CO., INC. or registered assigns, the principal sum of                      Dollars ($        ) on November 1, 2026.

Interest Payment Dates: May 1 and November 1, commencing May 1, 2021.

Record Dates: April 15, and October 15.

Dated:                     .

IN WITNESS WHEREOF, the Issuers has caused this Note to be signed manually or by facsimile by its duly authorized officer.

Issuer:

SHIFT4 PAYMENTS, LLC

By:
Name:
Title:

Co-Issuer:

SHIFT4 PAYMENTS FINANCE SUB, INC.

By:
Name:
Title:

This is one of the Global Notes referred to in the within-mentioned Indenture:

U.S. BANK NATIONAL ASSOCIATION
as Trustee

By:
Authorized Signatory

Dated:

(Back of Note)

4.625% SENIOR NOTES DUE 2026

[Insert the Global Note Legend, if applicable pursuant to the terms of the Indenture]

[Insert the Private Placement Legend, if applicable pursuant to the terms of the Indenture]

Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

1.    Interest. Shift4 Payments, LLC (the “Issuer”) and Shift4 Payments Finance Sub, Inc. (the “Co-Issuer”, together with the Issuer the “Issuers”) , promises to pay interest (as defined in the Indenture) on the principal amount of this Note at 4.625% per annum until the Maturity Date. The Issuers shall pay interest semi-annually in arrears in cash on May 1 and November 1 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each, an “Interest Payment Date”). Interest on the Notes shall accrue from the most recent date to which interest has been paid or, if no interest has been paid, from October 29, 2020; provided, however, that if there is no existing Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided, further, that the first Interest Payment Date shall be May 1, 2020. The Issuers shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at a rate that is equal to the rate then in effect and it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace periods), from time to time on demand at the same rate to the extent lawful. On the Maturity Date, the Issuers shall pay any accrued and unpaid interest to but excluding the Maturity Date.

Interest shall be computed on the basis of a 360-day year of twelve 30-day months.

2.    Method of Payment. The Issuers shall pay interest on this Note (except defaulted interest) to the Persons in whose name this Note is registered at the close of business on April 15 or October 15 next preceding the Interest Payment Date, even if such Note is cancelled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. This Note shall be payable as to principal, premium, if any, and interest, if any, at the office or agency of the Issuers maintained for such purpose, or, at the option of the Issuers, payment of interest may be made by check mailed to the Holders at their addresses set forth in the Security Register; provided, however, that payment by wire transfer of immediately available funds shall be required with respect to principal of and interest, if any, and premium, if any, on, all Global Notes and all other Notes the Holders of which shall have provided wire transfer instructions to the Issuers or the Paying Agent. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

3.    Paying Agent and Registrar. Initially, U.S. Bank National Association, the Trustee under the Indenture, shall act as Paying Agent and Registrar. The Issuers may change any Paying Agent or Registrar without notice to any Holder. The Issuers or any of their Subsidiaries may act in any such capacity.

4.    Indenture. The Issuers issued the Notes under an Indenture dated as of October 29, 2020 (“Indenture”) among the Issuers, the guarantors party thereto (the “Guarantors”) and the Trustee. The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.

5.    Optional Redemption.

(a)    Except as set forth in clauses (b) and (c) of this paragraph 5, the Notes will not be redeemable at the option of the Issuer prior to November 1, 2022. Starting on that date, the Issuer may, from time to time, redeem all or any portion of the Notes, after giving the required notice under the Indenture. The Notes may be redeemed at the redemption prices set forth below, plus accrued and unpaid interest, if any, to but excluding the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date). The following prices are for Notes redeemed during the 12-month period commencing on November 1 of the years set forth below, and are expressed as percentages of principal amount:

Year	Redemption Price
2022	102.313%
2023	101.156%
2024 and thereafter	100.000%

(b)    At any time prior to November 1, 2022, the Issuer may, from time to time, redeem all or any portion of the Notes after giving the required notice under the Indenture at a redemption price equal to the greater of:

(i)    100.0% of the principal amount of the Notes to be redeemed; and

(ii)    the sum of the present values of (A) the redemption price of the Notes at November 1, 2022 (as set forth in the preceding paragraph) and (B) the remaining scheduled payments of interest from the redemption date through November 1, 2022, but excluding accrued and unpaid interest through the redemption date, discounted to the redemption date (assuming a 360 day year consisting of twelve 30 day months), at the Treasury Rate plus 50 basis points, plus, in either case, accrued and unpaid interest, if any, to but excluding the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date).

(c)    At any time and from time to time prior to November 1, 2022, the Issuers may redeem up to a maximum of 40.0% of the original aggregate principal amount of the Notes

(including any Additional Notes) with an amount up to the proceeds of one or more Qualified Equity Offerings at a redemption price equal to 104.625% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest, if any, to the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date); provided, however, that after giving effect to any such redemption, at least 50.0% of the original aggregate principal amount of the Notes (including any Additional Notes) remains outstanding (unless all Notes are redeemed concurrently). Notice of any such redemption shall be made within 90 days of such Qualified Equity Offering and such redemption shall be effected upon not less than 10 nor more than 60 days’ prior notice to the Holders as provided in Section 3.03 of the Indenture.

(d)    If Holders of not less than 90.0% in aggregate principal amount of the outstanding Notes validly tender and do not withdraw such Notes in a Change of Control Offer and the Issuers, or any third party making a Change of Control Offer in lieu of the Issuers pursuant to Section 4.17(b) of the Indenture, purchases all of the Notes validly tendered and not withdrawn by such Holders, the Issuers or such third party will have the right, upon not less than 15 days’ nor more than 60 days’ prior notice, provided that such notice is given not more than 30 days following such purchase pursuant to the applicable Change of Control Offer, to redeem all Notes that remain outstanding following such purchase at a redemption price in cash equal to the applicable Change of Control Amount plus, to the extent not included in the Change of Control Amount, accrued and unpaid interest, on the Notes redeemed to, but excluding, the date of redemption.

(e)    In connection with any redemption of Notes (including with the proceeds of a Qualified Equity Offering) or any offer to purchase (including in connection with a Change of Control, Alternate Offer or Asset Sale Offer), any such redemption or purchase may, at the Issuers’ discretion, be subject to one or more conditions precedent, including the completion of any related financing or Qualified Equity Offering. In addition, if such redemption or notice is subject to satisfaction of one or more conditions precedent, such notice shall state that, in the Issuers’ sole discretion, the redemption or purchase date may be delayed until such time as any or all such conditions shall be satisfied (or waived by the Issuers in their sole discretion), or such redemption or purchase may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied by the redemption or purchase date, or by the redemption or purchase date so delayed, and that such redemption or purchase provisions may be adjusted to comply with the requirements of any Depositary for the Notes. In addition, the Issuers may provide in such notice that payment of the redemption or purchase price and performance of the Issuers’ other obligations with respect to such redemption or purchase may be performed by a direct or indirect parent of the Issuers to the extent such parent performs such obligations in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to such redemption or purchase.

6.    Sinking Fund.

The Issuers shall not be required to make sinking fund payments with respect to the Notes.

7.    Repurchase at Option of Holder.

(a)    Upon the occurrence of a Change of Control, the Issuer shall, within 60 days of a Change of Control, make an offer (the “Change of Control Offer”) pursuant to the procedures set forth in Section 3.09 of the Indenture. Each Holder shall have the right to accept such offer and require the Issuer to repurchase all or any portion (equal to $2,000 or any integral multiple of $1,000 in excess thereof) of such Holder’s Notes pursuant to the Change of Control Offer at a purchase price, in cash, equal to 101.0% of the aggregate principal amount of Notes repurchased, plus in each case accrued and unpaid interest on the Notes repurchased, to the repurchase date.

(b)    In connection with certain Asset Sales, the Issuer may be required to offer to purchase Notes as provided in Section 4.12 of the Indenture.

8.    Notice of Redemption. Notice of redemption shall be mailed at least 10 days but not more than 60 days before the redemption date to each Holder whose Notes are to be redeemed at its registered address. Notes in denominations larger than $2,000 may be redeemed in part but only in whole multiples of $1,000 in excess thereof, unless all of the Notes held by a Holder are to be redeemed. On and after the redemption date interest ceases to accrue on Notes or portions thereof called for redemption.

9.    Denominations, Transfer, Exchange. The Notes are in registered form without coupons in denominations of $2,000 or integral multiples of $1,000 in excess thereof. This Note shall represent the aggregate principal amount of outstanding Notes from time to time endorsed hereon and the aggregate principal amount of Notes represented hereby may, from time to time, be reduced or increased, as appropriate, to reflect exchanges and redemptions. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Issuers may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Issuers need not exchange or register the transfer of any Note or portion of any Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, the Issuers need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed or during the period between a record date and the corresponding Interest Payment Date.

10.    Persons Deemed Owners. The registered Holder of a Note may be treated as its owner for all purposes.

11.    Amendment, Supplement and Waiver. The Indenture, the Guarantees and the Notes may be amended or supplemented as provided in the Indenture.

12.    Defaults and Remedies. The Events of Default relating to the Notes are defined in Section 6.01 of the Indenture and subject to the exceptions set forth therein. If an Event of Default with respect to the Notes (other than an Event of Default resulting from certain events involving bankruptcy, arrangement, insolvency or reorganization with respect to the Issuer) shall have occurred and be continuing, the Trustee or the registered holders of not less than 25.0% in aggregate principal amount of the Notes then outstanding may declare to be immediately due and payable the principal amount of the Notes then outstanding, plus accrued and unpaid interest, if any, to the date of acceleration. In the case of an Event of Default resulting from certain events of bankruptcy, arrangement, insolvency or reorganization with respect to the Issuers shall occur, such amount with respect to all the Notes shall be due and payable immediately without any declaration or other act on the part of the Trustee or the Holders of the Notes. After any such acceleration, but before a judgment or decree based on acceleration is obtained by the Trustee, the registered holders of at least a majority in aggregate principal amount of the Notes then outstanding may, under certain circumstances, rescind and annul such acceleration if all Events of Default, other than the nonpayment of accelerated principal, premium or interest, have been cured or waived as provided in the Indenture.

13.    Trustee Dealings with Issuers. Subject to certain limitations, the Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Issuers or any Affiliate of the Issuers with the same rights it would have if it were not Trustee.

14.    No Personal Liability. No director, officer, employee, incorporator, stockholder or member of the Issuer or any Subsidiary or Affiliate of the Issuer, as such, will have any liability for any obligations under the Notes, the Indenture or the Guarantees, or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability.

15.    Authentication. This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

16.    Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian) and U/G/M/A (= Uniform Gifts to Minors Act).

17.    CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuers have caused CUSIP numbers to be printed on the Notes and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

The Issuers shall furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to:

Shift4 Payments, LLC

Shift Payments Finance Sub, Inc.

c/o Shift4 Payments, Inc.

2202 N. Irving St.

Allentown, Pennsylvania 18109

Attention: Jordan Frankel

18.    Governing Law. The laws of the State of New York shall govern and be used to construe this Note.

Option of Holder to Elect Purchase

If you want to elect to have this Note purchased by the Issuer pursuant to Sections 4.12 or 4.17 of the Indenture, check the box below:

☐	Section 4.12

☐	Section 4.17

If you want to elect to have only part of the Note purchased by the Issuers pursuant to Section 4.12 or Section 4.17 of the Indenture, state the amount you elect to have purchased:

$

Date:	Your Signature:
(Sign exactly as your name appears on the Note)

Tax Identification No.:

SIGNATURE GUARANTEE:

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

Assignment Form

To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to

(Insert assignee’s social security or other tax I.D. no.)

(Print or type assignee’s name, address and zip code) and irrevocably appoint as agent to transfer this Note on the books of the Issuers. The agent may substitute another to act for him.

Date:	Your Signature:
(Sign exactly as your name appears on this Note)

Signature Subsidiary Guarantee:

SIGNATURE GUARANTEE:

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE

The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease (or increase)	Signature of authorized signatory of Trustee or Note Custodian

EXHIBIT B

FORM OF CERTIFICATE OF TRANSFER

Shift4 Payments, LLC

Shift Payments Finance Sub, Inc.

c/o Shift4 Payments, Inc.

2202 N. Irving St.

Allentown, Pennsylvania 18109

Attention: Jordan Frankel

U.S. Bank National Association

60 Livingston Ave.

St. Paul, Minnesota 55107

Attention: Joshua Hahn

Tele: 651-466-6309

Facsimile: 651-466-7430

Re:	4.625% SENIOR NOTES DUE 2026

Reference is hereby made to the Indenture, dated as of October 29, 2020 (the “Indenture”), among Shift4 Payments, LLC and Shift4 Payments Finance Sub, Inc., as issuers, the Guarantors party thereto and U.S. Bank National Association, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

                     (the “Transferor”) owns and proposes to transfer the Note[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount of $         in such Note[s] or interests (the “Transfer”), to                      (the “Transferee”), as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that:

[CHECK ALL THAT APPLY]

1.    ☐ Check if Transferee will take delivery of a beneficial interest in the 144A Global Note or a Definitive Note Pursuant to Rule 144A. The Transfer is being effected pursuant to, and in accordance with, Rule 144A under the United States Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Note is being transferred to a Person that the Transferor reasonably believed and believes is purchasing the beneficial interest or Definitive Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Transfer in accordance with the terms of the

Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the 144A Global Note and/or the Definitive Note and in the Indenture and the Securities Act.

2.    ☐ Check if Transferee will take delivery of a beneficial interest in the Regulation S Global Note or a Definitive Note pursuant to Regulation S. The Transfer is being effected pursuant to, and in accordance with, Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (a) the Transfer is not being made to a Person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (b) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(a) of Regulation S under the Securities Act, (c) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (d) if the proposed transfer is being made prior to the expiration of the Distribution Compliance Period, the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on Transfer enumerated in the Private Placement Legend printed on the Regulation S Global Note and/or the Definitive Note and in the Indenture and the Securities Act.

3.    ☐ Check and complete if Transferee will take delivery of a beneficial interest in the IAI Global Note or a Definitive Note pursuant to any provision of the Securities Act other than Rule 144A or Regulation S. The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Notes and Restricted Definitive Notes and pursuant to, and in accordance with, the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):

(a)    ☐ such Transfer is being effected pursuant to, and in accordance with, Rule 144 under the Securities Act;

or

(b)    ☐ such Transfer is being effected to the Issuer or a subsidiary thereof;

or

(c)    ☐ such Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act;

or

(d)    ☐ such Transfer is being effected to an Institutional Accredited Investor and pursuant to an exemption from the registration requirements of the Securities Act other than Rule 144A, Rule 144 or Rule 904, and the Transferor hereby further certifies that it has not engaged in any general solicitation within the meaning of Regulation D under the Securities Act and the Transfer complies with the transfer restrictions applicable to beneficial interests in a Restricted Global Note or Restricted Definitive Notes and the requirements of the exemption claimed, which certification is supported by (i) a certificate executed by the Transferee in the form of Exhibit D to the Indenture and (ii) if such Transfer is in respect of a principal amount of Notes at the time of transfer of less than $250,000, an Opinion of Counsel provided by the Transferor or the Transferee (a copy of which the Transferor has attached to this certification), to the effect that such Transfer is in compliance with the Securities Act. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the IAI Global Note and/or the Definitive Notes and in the Indenture and the Securities Act.

4.    ☐ Check if Transferee will take delivery of a beneficial interest in an Unrestricted Global Note or of an Unrestricted Definitive Note.

(a)    ☐ Check if Transfer is pursuant to Rule 144. (i) The Transfer is being effected pursuant to, and in accordance with, Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

(b)    ☐ Check if Transfer is Pursuant to Regulation S. (i) The Transfer is being effected pursuant to, and in accordance with, Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

(c)    ☐ Check if Transfer is Pursuant to Other Exemption. (i) The Transfer is being effected pursuant to, and in compliance with, an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes or Restricted Definitive Notes and in the Indenture.

5.    ☐ Check if Transferor is an affiliate of the Issuer.

6.    ☐ Check if Transferee is an affiliate of the Issuer.

The Transferor further certifies, in connection with each of the foregoing certifications, that if the transfer is being made within four (4) months and a day after the original issuance of the Notes, the Transferee is not a person resident in any province or territory of Canada unless the Transferee is eligible to acquire the Notes under an exemption from the applicable Canadian securities laws and such transfer is in compliance with, or pursuant to, such exemption.

This certificate and the statements contained herein are made for your benefit and the benefit of the Issuers.

[Insert Name of Transferor]

By:
Name:
Title:

Dated:

ANNEX A TO CERTIFICATE OF TRANSFER

1.	The Transferor owns and proposes to transfer the following:

[CHECK ONE OF (a) OR (b)]

(a)	☐ a beneficial interest in the:

(i)	☐ 144A Global Note (CUSIP 82453A AA5); or

(ii)	☐ Regulation S Global Note (CUSIP U82107 AA8); or

(iii)	☐ IAI Global Note (CUSIP ); or

(b)	☐ a Restricted Definitive Note.

2.	After the Transfer the Transferee will hold:

[CHECK ONE OF (a), (b) OR (c)]

(a)	☐ a beneficial interest in the:

(i)	☐ 144A Global Note (CUSIP 82453A AA5); or

(ii)	☐ Regulation S Global Note (CUSIP U82107 AA8); or

(iii)	☐ IAI Global Note (CUSIP ); or

(iv)	☐ Unrestricted Global Note (CUSIP ); or

(b)	☐ a Restricted Definitive Note; or

(c)	☐ an Unrestricted Definitive Note,

in accordance with the terms of the Indenture.

B-1

EXHIBIT C

FORM OF CERTIFICATE OF EXCHANGE

Shift4 Payments, LLC

Shift Payments Finance Sub, Inc.

c/o Shift4 Payments, Inc.

2202 N. Irving St.

Allentown, Pennsylvania 18109

Attention: Jordan Frankel

U.S. Bank National Association

60 Livingston Ave.

St. Paul, Minnesota 55107

Attention: Joshua Hahn

Tele: 651-466-6309

Facsimile: 651-466-7430

Re:	4.625% SENIOR NOTES DUE 2026

Reference is hereby made to the Indenture, dated as of October 29, 2020 (the “Indenture”), among Shift4 Payments, LLC and Shift4 Payments Finance Sub, Inc., as issuers, the Guarantors party thereto and U.S. Bank National Association, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

                     (the “Owner”) owns and proposes to exchange the Note[s] or interest in such Note[s] specified herein, in the principal amount of $         in such Note[s] or interests (the “Exchange”). In connection with the Exchange, the Owner hereby certifies that:

1.    Exchange of Restricted Definitive Notes or Beneficial Interests in a Restricted Global Note for Unrestricted Definitive Notes or Beneficial Interests in an Unrestricted Global Note

(a)    ☐ Check if Exchange is from beneficial interest in a Restricted Global Note to beneficial interest in an Unrestricted Global Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a beneficial interest in an Unrestricted Global Note in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Note and pursuant to, and in accordance with, the United States Securities Act of 1933, as amended (the “Securities Act”), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(b)    ☐ Check if Exchange is from beneficial interest in a Restricted Global Note to Unrestricted Definitive Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Unrestricted Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Note and pursuant to, and in accordance with, the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(c)    ☐ Check if Exchange is from Restricted Definitive Note to beneficial interest in an Unrestricted Global Note. In connection with the Owner’s Exchange of a Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to, and in accordance with, the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(d)    ☐ Check if Exchange is from Restricted Definitive Note to Unrestricted Definitive Note. In connection with the Owner’s Exchange of a Restricted Definitive Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Unrestricted Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to, and in accordance with, the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

2.    Exchange of Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes for Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes

(a)    ☐ Check if Exchange is from beneficial interest in a Restricted Global Note to Restricted Definitive Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a Restricted Definitive Note with an equal principal amount, the Owner hereby certifies that the Restricted Definitive Note is being acquired for the Owner’s own account without transfer. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Note issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Note and in the Indenture and the Securities Act.

(b)    ☐ Check if Exchange is from Restricted Definitive Note to beneficial interest in a Restricted Global Note. In connection with the Exchange of the Owner’s Restricted Definitive Note for a beneficial interest in the [CIRCLE ONE] 144A Global Note, Regulation S Global Note, IAI Global Note with an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Definitive Note and pursuant to, and in accordance with, the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Note and in the Indenture and the Securities Act.

3.    ☐ Check if owner is an affiliate of the Issuer.

4.    ☐ Check if owner is exchanging the Note in connection with an expected transfer to an affiliate of the Issuer.

This certificate and the statements contained herein are made for your benefit and the benefit of the Issuers.

[Insert Name of Transferor]

By:
Name:
Title:

Dated:

EXHIBIT D

FORM OF CERTIFICATE FROM

ACQUIRING INSTITUTIONAL ACCREDITED INVESTOR

Shift4 Payments, LLC

Shift Payments Finance Sub, Inc.

c/o Shift4 Payments, Inc.

2202 N. Irving St.

Allentown, Pennsylvania 18109

Attention: Jordan Frankel

U.S. Bank National Association

60 Livingston Ave.

St. Paul, Minnesota 55107

Attention: Joshua Hahn

Tele: 651-466-6309

Facsimile: 651-466-7430

Re:	4.625% SENIOR NOTES DUE 2026

Reference is hereby made to the Indenture, dated as of October 29, 2020 (the “Indenture”), among Shift4 Payments, LLC and Shift4 Payments Finance Sub, Inc., as issuers, the Guarantors party thereto and U.S. Bank National Association, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

In connection with our proposed purchase of $         aggregate principal amount of:

(a)    ☐ a beneficial interest in a Global Note, or

(b)    ☐ a Definitive Note,

we confirm that:

1.    We understand that any subsequent transfer of the Notes or any interest therein is subject to certain restrictions and conditions set forth in the Indenture and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Notes or any interest therein except in compliance with, such restrictions and conditions and the United States Securities Act of 1933, as amended (the “Securities Act”).

2.    We understand that the offer and sale of the Notes have not been registered under the Securities Act, and that the Notes and any interest therein may not be offered or sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell the Notes or any interest therein, we will do so only (A) to the Issuer or any subsidiary thereof, (B)

D-1

in accordance with Rule 144A under the Securities Act to a “qualified institutional buyer” (as defined therein), (C) to an institutional “accredited investor” (as defined below) that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker-dealer) to you and to the Issuers a signed letter substantially in the form of this letter and, if such transfer is in respect of a principal amount of Notes, at the time of transfer of less than $250,000, an Opinion of Counsel in form reasonably acceptable to the Issuers to the effect that such transfer is in compliance with the Securities Act, (D) outside the United States in accordance with Rule 904 of Regulation S under the Securities Act, (E) pursuant to the provisions of Rule 144 under the Securities Act or (F) pursuant to an effective registration statement under the Securities Act, and we further agree to provide to any Person purchasing the Definitive Note or beneficial interest in a Global Note from us in a transaction meeting the requirements of clauses (A) through (E) of this paragraph a notice advising such purchaser that resales thereof are restricted as stated herein.

3.    We understand that, on any proposed resale of the Notes or beneficial interest therein, we will be required to furnish to you and the Issuers, certifications, legal opinions and other information as you and the Issuers may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Notes purchased by us will bear a legend to the foregoing effect.

4.    We are an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment. We have had access to such financial and other information, and have been afforded the opportunity to ask such questions of representatives of the Issuers and receive answers thereto, as we deem necessary in connection with our decision to purchase the Notes.

5.    We are acquiring the Notes or beneficial interest therein purchased by us for our own account or for one or more accounts (each of which is an institutional “accredited investor”) as to each of which we exercise sole investment discretion and are not acquiring the Notes with a view to any distribution thereof in a transaction that would violate the Securities Act of the securities laws of any state of the United States or any other applicable jurisdiction.

You, the Issuers are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. This letter shall be governed by, and construed in accordance with, the laws of the State of New York.

[Insert Name of Accredited Investor]

By:
Name:
Title:
Dated:

D-2

EXHIBIT E

FORM OF NOTATION OF GUARANTEE

For value received, each Guarantor (which term includes any successor Person under the Indenture), jointly and severally, unconditionally guarantees, to the extent set forth in the Indenture and subject to the provisions in the Indenture, dated as of October 29, 2020 (the “Indenture”), among Shift4 Payments LLC and Shift4 Payments Finance Sub, Inc., as issuers (the “Issuers”), the Guarantors listed on the signature pages thereto, and U.S. Bank National Association, as trustee (the “Trustee”), (a) the due and punctual payment in full of the principal of, premium, if any, and interest, if any, on the Notes, whether at maturity, by acceleration, redemption or otherwise, the due and punctual payment in full of interest on overdue principal and premium, if any, and, to the extent permitted by law, interest, and the due and punctual payment in full and complete performance of all other obligations of the Issuers to the Holders or the Trustee all in accordance with the terms of the Indenture and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. The obligations of the Guarantor to the Holders, in their capacities as such, of Notes and to the Trustee pursuant to the Guarantee and the Indenture are expressly set forth in the Indenture, including Article 10 thereto and Schedule A thereto, and reference is hereby made to the Indenture for the precise terms and any limitations of the Guarantee. Each Holder of a Note, by accepting the same, agrees to and shall be bound by such provisions and appoints the Trustee attorney-in-fact of such Holder for such purpose. This Guarantee is subject to release as and to the extent set forth in Sections 8.02, 8.03 and 10.05 of the Indenture. Capitalized terms used herein and not defined are used herein as so defined in the Indenture.

Subsidiary Guarantors:

FUTURE POS

By:
Name:
Title:

HARBORTOUCH FINANCIAL, LLC
By:
Name:
Title:

INDEPENDANT RESOURCES NETWORK, LLC
By:
Name:
Title:

S4-ML HOLDINGS, LLC
By:
Name:
Title:

MERCHANT LINK, LLC
By:
Name:
Title:

MSI MERCHANT SERVICES HOLDINGS, LLC

By:
Name:
Title:

POSITOUCH, LLC
By:
Name:
Title:

RESTAURANT MANAGER, LLC
By:
Name:
Title:

SHIFT4 CORPORATION
By:
Name:
Title:

20910 ML USA IP COMPANY, LLC
By:
Name:
Title:

FORM OF INDENTURE SUPPLEMENT TO

ADD SUBSIDIARY GUARANTORS

This Supplemental Indenture, dated as of [            ], 20     (this “Supplemental Indenture” or “Guarantee”), among [name of future Subsidiary Guarantor] (the “Subsidiary Guarantor”), Shift4 Payments, LLC (the “Issuer”) and Shift4 Payments Finance Sub, Inc. (the “Co-Issuer” together with the Issuer and their successors and assigns, the “Issuers”) and U.S. Bank National Association, as Trustee under the Indenture referred to below.

W I T N E S S E T H :

WHEREAS, the Issuers, the Guarantors and the Trustee have heretofore executed and delivered an Indenture, dated as of October 29, 2020 (as amended, supplemented, waived or otherwise modified, the “Indenture”), providing for the issuance of Notes of the Issuers (the “Notes”);

WHEREAS, Section 4.18 of the Indenture provides that the Issuers is required to cause each Subsidiary Guarantor to execute and deliver to the Trustee a supplemental indenture pursuant to which the Subsidiary Guarantor will unconditionally Guarantee, on a joint and several basis with the other Subsidiary Guarantors, the full and prompt payment of the principal of, premium, if any, and interest on the Notes on a senior basis; and

WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee and the Issuers are authorized to execute and deliver this Supplemental Indenture to amend or supplement the Indenture, without the consent of any Holder or any other Subsidiary Guarantor.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Subsidiary Guarantor, the Issuers, the other Subsidiary Guarantors and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders as follows:

ARTICLE I

DEFINITIONS

SECTION 1.1    Defined Terms. As used in this Supplemental Indenture, terms defined in the Indenture or in the preamble or recital hereto are used herein as therein defined, except that the term “Holders” in this Guarantee shall refer to the term “Holders” as defined in the Indenture and the Trustee acting on behalf or for the benefit of such Holders. The words “herein,” “hereof” and “hereby” and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular section hereof.

ARTICLE II

AGREEMENT TO BE BOUND; GUARANTEE

SECTION 2.1    Agreement to be Bound. The Subsidiary Guarantor hereby becomes a party to the Indenture as a Subsidiary Guarantor and as such will have all of the rights and be subject to all of the obligations and agreements of a Guarantor under the Indenture. The Subsidiary Guarantor agrees to be bound by all of the provisions of the Indenture applicable to a Subsidiary Guarantor and to perform all of the obligations and agreements of a Subsidiary Guarantor under the Indenture.

SECTION 2.2     Guarantee. The Subsidiary Guarantor agrees, on a joint and several basis with all the existing Subsidiary Guarantors, to fully, unconditionally and irrevocably Guarantee to each Holder and the Trustee the Obligations on a senior basis as provided in Article 10 of the Indenture.

ARTICLE III

MISCELLANEOUS

SECTION 3.1    Notices. All notices and other communications to the Subsidiary Guarantor shall be given as provided in the Indenture to the Subsidiary Guarantor, at its address set forth below, with a copy to the Issuers as provided in the Indenture for notices to the Issuers.

SECTION 3.2     Parties. Nothing expressed or mentioned herein is intended or shall be construed to give any Person, firm or corporation, other than the Holders and the Trustee, any legal or equitable right, remedy or claim under or in respect of this Supplemental Indenture or the Indenture or any provision herein or therein contained.

SECTION 3.3    Governing Law. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

SECTION 3.4    Severability Clause. In case any provision in this Supplemental Indenture shall be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions; and the invalidity of a particular provision in a particular jurisdictions shall not invalidate such provision in any other jurisdiction.

SECTION 3.5    Ratification of Indenture; Supplemental Indentures Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder heretofore or hereafter authenticated and delivered shall be bound hereby. The Trustee makes no representation or warranty as to the validity or sufficiency of this Supplemental Indenture.

SECTION 3.6     Counterparts. The parties hereto may sign one or more copies of this Supplemental Indenture in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute one and the same agreement.

SECTION 3.7    Headings. The headings of the Articles and the sections in this Supplemental Indenture are for convenience of reference only, are not part of this Supplemental Indenture and shall not be deemed to alter or affect the meaning or interpretation of any provisions hereof.

SECTION 3.8     Trustee. In no event shall the Trustee shall be responsible for the validity, sufficiency or enforceability of this Supplemental Indenture.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

Issuer:

SHIFT4 PAYMENTS, LLC
By:
Name:
Title:

Co-Issuer:
SHIFT4 PAYMENTS, LLC
By:
Name:
Title:

Subsidiary Guarantor:

[FUTURE GUARANTOR]
By:
Name:
Title: